As Filed with the Securities and Exhcnage Commission on July 17, 1996

                                               Registration No. 33-96292

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549
                            AMENDMENT NO. 4
                              TO FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   FREMONT FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                                INDIANA
                        [State of organization]

               6289                                        35-1949364
       (Primary SIC Number)                               (I.R.S. EIN)

                              2990 W. 120
                        Fremont, Indiana 46737
                      Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                         Ms. Shira Del Pacult
                              2990 W. 120
                        Fremont, Indiana 46737
           Telephone:  (219) 833-1306; Facsimile (219) 833-1505
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                    William Sumner Scott, Esquire
                         The Scott Law Firm
                    2730 SW 3rd Avenue, Suite 511
                        Miami, Florida 33129
              (305) 285-4114; Facsimile (305) 285-4160

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  5,000           $1,000               $5,000,000         $1,724
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) Initial offering price per Unit prior to the sale of the Minimum; after sale of Minimum, trading will commence and the sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

                      FREMONT FUND, LIMITED PARTNERSHIP

                            CROSS REFERENCE SHEET

Item No.							Prospectus Heading

1.  Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus                              Cover Page

2.  Inside Front and Outside Back Cover Pages of
    Prospectus                                                  Inside Cover Page; Table of Contents

3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges                                   Risk Disclosure Statements; Summary; Risk Factors;
                                                                Charges to the Fund

4.  Use of Proceeds                                             Use of Proceeds; Appendix II; Exhibit A

5.  Determination of Offering Price                             Inside Cover Page; Offering Price; Plan of
                                                                Distribution

6.  Dilution                                                    Not Applicable

7.  Selling Security Holders                                    Not Applicable

8.  Plan of Distribution                                        Inside Cover Page; Plan of Distribution

9.  Description of Securities to Be Registered                  Cover Page; Distributions and Redemptions;
                                                                Agreement of Limited Partnership - Sharing of
                                                                Profits and Losses

10. Interests of Named Experts and Counsel                      Legal Matters; Experts

11. Information with Respect to the Registrant                  Summary; Risk Factors; Application of Proceeds;
                                                                The General Partner; Charges to the Fund; Trading
                                                                Management; Financial Statements

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities                                             The Fund, Its Objectives, and Management
                                                                Discussion; Exhibit A, Article X, 10.4 (e)

                      FREMONT FUND, LIMITED PARTNERSHIP
                    UNITS OF LIMITED PARTNERSHIP INTEREST

                        MINIMUM 600 Units ($600,000)
                    $1,000 per Unit until Minimum is Sold
           and, thereafter, at Month end Net Asset Value per Unit

Fremont Fund, Limited Partnership (the "Partnership" ), is an Indiana limited partnership. It is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. If subscriptions for Six Hundred (600) Units ($600,000), (the "Minimum") have not been received and accepted by the General Partner within one year (the "Minimum Units Offering Period") from the effective date of this prospectus (the "Prospectus" ), this offering will terminate and all amounts paid by subscribers will be returned in the manner provided in the subscriber's Subscription Agreement. A prospectus to disclose all material information will be delivered to each subscriber either at or before the time of confirmation of the investment in the Units. THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS". ON PAGE 9 OF THE PROSPECTUS.

* Futures and forward trading is speculative, volatile and involves a high degree of risk. The investors could lose all, or substantially all, of their investment.

* The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. The General Partner estimates the Partnership must generate a 26% return on investment during its first twelve months of trading to offset expenses and approximately 30% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. See "Charges to the Partnership".

* The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Asset Value (the "Redemption Rights"). See "No Right To Transfer Units And Limited Ability To Realize Return On Investment", and "Redemptions".

* The General Partner and its principal and affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

* Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

* The General Partner and its principal have no experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Initial Price to   Sales           Proceeds to
                  Public(1)          Commissions(2)  Partnership(3)

Per Limited
Partnership Unit  $1,000             $60             $940
Total Minimum(4)  $600,000           $36,000         $564,000
Total Maximum     $5,000,000         $300,000        $4,700,000

Date of this Prospectus is July 17, 1996

See Notes on pages i and ii

NOTES:

(1) Units are initially offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on past or expected earnings and does not represent that the Units have or will have a market value of or could be resold or Redeemed at that price. When the General Partner has received and accepted subscriptions for a face amount, excluding commissions, of five hundred sixty-four thousand dollars ($564,000), (the "Minimum"), the Partnership will commence trading operations. Until the 600 Units required to reach the Minimum are sold, all cash and subscription documents will be held in a separate escrow account (the "Escrow Account") in the name of the Partnership at First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501 (the "Escrow Agent"). Any Units which remain unsold at the time the Minimum is reached may be offered for sale, from time to time, in the discretion of the General Partner, at a price per Unit equal to the value of the Units determined to reflect the results from trading after payment of expenses and fees, (the "Net Asset Value Per Unit"), as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement.

The Units are being offered through World Invest Corporation, 2730 S.W. 3rd Avenue, Miami, FL 33129, (305) 858-8100, (the "Selling Agent" or "WIC"), a National Association of Securities Dealers, Inc. registered broker-dealer, on a "best efforts" basis.

(2) See "Plan of Distribution - The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including the principal and Affiliates of the General Partner who sold the Units.

(3) Before deduction of offering expenses, estimated to be a total of $70, 000, payable monthly over the first twenty-four months of operation by the Partnership at the rate of 2% of Capital and 15% of New Net Profits per year, until paid in full.

(4) Six Hundred (600) Units ($600,000 less sales commissions of $36,000)
(the "Minimum") must be sold before any money will be made paid to the Selling Agent or cash and documents from any of the subscriptions received and deposited to the Escrow Account will be delivered to the Partnership.
Once the Minimum is sold, the balance, up to a maximum of 5,000 Units ($5,000, 000) will be sold, until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

The General Partner may accept or reject subscriptions within five (5) business days of receipt. If a subscription is rejected or if subscriptions for at least six hundred (600) Units are not accepted during the Initial Offering Period, or any extended Offering Period, all subscriptions will be returned to prospective subscribers as soon as practicable.

Cash and subscription documents with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501 (the "Escrow Agent")., pending receipt and acceptance of subscriptions for at least the Minimum. See "Subscription Procedure and Plan of Distribution". No escrow will be utilized for Units sold after the sale of the Minimum and the commencement of trading operations.

At the time trading commences, interest earned on subscriptions held in escrow will be deposited in the Partnership's account and subscriber's will receive additional Units at the rate of $1,000 per Unit (rounded in the case of fractional Units to three decimal points) pro rata equal to the interest earned on their subscriptions, taking into account both the length of time and amount deposited to the Escrow Account. Subscribers whose subscriptions are rejected will be refunded their entire subscription payments together with the interest earned, if any, thereon. Cash from subscriptions held in the Escrow Account will be invested in short-term investments which meet applicable regulatory requirements such as United States Treasury Bills or other comparable interest-bearing instruments which are expected to be liquid, substantially riskless instruments, with correspondingly low yields.

                    COMMODITY FUTURES TRADING COMMISSION
                         RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU
TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 25 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 20.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN
FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                              TABLE OF CONTENTS

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT          iii
PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION                          1
NOTICE TO RESIDENTS OF ALL STATES                                       1
VARIOUS SPECIFIC STATE NOTICES                                          3
  NOTICE TO CALIFORNIA INVESTORS                                        3
  NOTICE TO IDAHO INVESTORS                                             4
  NOTICE TO MICHIGAN INVESTORS                                          4
  NOTICE TO OREGON INVESTORS                                            4
  NOTICE TO FOREIGN INVESTORS                                           4
SUMMARY OF THE OFFERING                                                 4
  RISK FACTORS                                                          4
  CONFLICTS OF INTEREST                                                 5
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION           5
    Business Objective and Expenses                                     5
    Securities Offered                                                  5
  CHARGES TO THE PARTNERSHIP                                            6
    Compensation of the General Partner                                 6
    Management and Incentive Fees                                       6
    Charges to the Partnership                                          7
  USE OF PROCEEDS                                                       7
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY      8
  FEDERAL INCOME TAX ASPECTS                                            8
    No Legal Opinion As To Certain Material Tax Aspects                 8
  REDEMPTIONS                                                           9
  PLAN OF DISTRIBUTION                                                  9
  SUBSCRIPTION PROCEDURE                                                9
RISK FACTORS                                                            9
  COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE                 9
  LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT                    10
  THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES                          10
  NO RIGHT TO TRANSFER UNITS AND LIMITED ABILITY TO REALIZE RETURN ON
   INVESTMENT                                                           10
  LACK OF OPPORTUNITY TO EXIT A POSITION                                11
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                    11
  LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED             11
  PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE      11
  TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP                    11
  PROFITABILITY OPPORTUNITIES CHANGE WITH SIZE OF ACCOUNT               11
  COMMENCEMENT OF TRADING WITH ONLY THE MINIMUM AMOUNT OF EQUITY        12
  NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER                  12
  LOWER COMMISSIONS FOR OTHER ACCOUNTS BECAUSE OF PARTNERSHIP ACTIVITY  12
  FAILURE OF COMMODITY BROKERS OR BANKS                                 12
  COUNTERPARTY CREDITWORTHINESS                                         12
  TRADING ON FOREIGN EXCHANGES AND FORWARD CURRENCY CONTRACTS           13
  OPTIONS TRADING RISKS                                                 13
  POSSIBLE EFFECTS OF POSITION LIMITS                                   13

  COMPETITION IS INTENSE                                                13
  GENERAL PARTNER AND CTA TO SERVE OTHER COMPETING BUSINESSES           13
  LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT                   14
  NO ASSURANCE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD 14 RISKS OF COMMENCEMENT OF BUSINESS AND CHANGES IN THE SIZE OF THE
   PARTNERSHIP                                                          14
  STATE SECURITIES ADMINISTRATORS NET WORTH OF THE GENERAL PARTNER
   REQUIREMENT                                                          14
  RELIANCE ON THE GENERAL PARTNER                                       14
  NET WORTH OF GENERAL PARTNER - FEDERAL TAX REQUIREMENT AND
   POSSIBILITY OF TAXATION AS A CORPORATION                             15
  RETIREMENT PLAN AND IRA PARTICIPANTS                                  15
  NOT AN INVESTMENT COMPANY                                             15
  POSSIBILITY OF AUDIT AND TAX MATTERS PARTNER                          15
  POSSIBLE ADVERSE DETERMINATION BY THE IRS                             15
CONFLICTS OF INTEREST                                                   16
  MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GENERAL
  PARTNER, THE CTA, AND THEIR PRINCIPALS                                16
  POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER           16
  GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF
   PARTNERSHIP                                                          17
  FEES AND CHARGES TO THE PARTNERSHIP PAID TO GENERAL PARTNER NOT
   NEGOTIATED                                                           17
  GENERAL PARTNER TO DISCOURAGE REDEMPTIONS                             17
  HIGH RISK TRADING BY THE CTA TO GENERATE INCENTIVE FEES               17
  IB AFFILIATED WITH THE GENERAL PARTNER TO RETAIN A SHARE OF THE
   COMMISSIONS                                                          17
  NO RESOLUTION OF CONFLICTS PROCEDURES                                 17
  INTERESTS OF NAMED EXPERTS AND COUNSEL                                18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION             18
  THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS                 18
  THE COMMODITY TRADING ADVISOR                                         19
  THE ADVISORY CONTRACT AND POWER OF ATTORNEY                           19
  BUSINESS OBJECTIVE AND EXPENSES                                       19
  EXPENSES PER UNIT FOR THE FIRST 12-MONTH PERIOD OF OPERATIONS         20
  SECURITIES OFFERED                                                    21
  MANAGEMENT'S DISCUSSION                                               22
  FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER                       23
  INDEMNIFICATION                                                       23
  RELATIONSHIP WITH THE FCM AND THE IB                                  24
  RELATIONSHIP WITH THE CTA                                             24
  RISK CONTROL                                                          25
CHARGES TO THE PARTNERSHIP                                              25
  COMPENSATION OF GENERAL PARTNER                                       25
  MANAGEMENT FEE AND INCENTIVE FEES TO THE CTA                          25
  FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER            26
  ALLOCATION OF COMMISSIONS                                             26
  OTHER EXPENSES                                                        27
  CHARGES TO THE PARTNERSHIP                                            27
INVESTOR SUITABILITY                                                    28
POTENTIAL ADVANTAGES                                                    28
  EQUITY MANAGEMENT                                                     28
  INVESTMENT DIVERSIFICATION                                            28
  LIMITED LIABILITY                                                     28

  ADMINISTRATIVE CONVENIENCE                                            28
  ACCESS TO THE CTA                                                     29
USE OF PROCEEDS                                                         29
DETERMINATION OF THE OFFERING PRICE                                     29
NO MARKET AND LIMITATION OF RIGHT OF TRANSFER                           29
THE GENERAL PARTNER                                                     30
  IDENTIFICATION                                                        30
  THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER                      30
  TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL                  30
NO PRIOR PERFORMANCE AND REGULATORY NOTICE                              30
TRADING MANAGEMENT                                                      31
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY      31
  THE ADVISORY CONTRACTS                                                31
  FREQUENCY OF CTA AND EQUITY REALLOCATIONS                             31
FEDERAL INCOME TAX ASPECTS                                              32
  SCOPE OF TAX PRESENTATION                                             32
  NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS                   32
  PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER           32
  NO IRS RULING                                                         33
  TAX OPINION                                                           33
  PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES                34
  BASIS LOSS LIMITATION                                                 34
  AT-RISK LIMITATION                                                    34
  INCOME AND LOSSES FROM PASSIVE ACTIVITIES                             34
  ALLOCATION OF PROFITS AND LOSSES                                      34
  TAXATION OF FUTURES AND FORWARD TRANSACTIONS                          35
  SECTION 988 FOREIGN CURRENCY TRANSACTIONS                             35
  CAPITAL GAIN AND LOSS PROVISIONS                                      35
  BUSINESS FOR PROFIT                                                   35
  SELF-EMPLOYMENT INCOME AND TAX                                        35
  INDIVIDUAL ALTERNATIVE MINIMUM TAX                                    36
  INTEREST RELATED TO TAX EXEMPT OBLIGATIONS                            36
  NOT A TAX SHELTER                                                     36
  TAXATION OF FOREIGN PARTNERS                                          36
  PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES                         36
EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S                            37
THE LIMITED PARTNERSHIP AGREEMENT                                       37
  FORMATION OF THE PARTNERSHIP                                          37
  UNITS                                                                 37
  MANAGEMENT OF PARTNERSHIP AFFAIRS                                     38
  ADDITIONAL OFFERINGS                                                  38
  PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS                    38
  FEDERAL TAX ALLOCATIONS                                               38
  TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER            38
  TERMINATION OF THE PARTNERSHIP                                        39

  MEETINGS                                                              39
  REDEMPTIONS                                                           39
PLAN OF DISTRIBUTION                                                    39
SUBSCRIPTION PROCEDURE                                                  40
LEGAL MATTERS                                                           41
  LITIGATION AND CLAIMS                                                 41
  LEGAL OPINION                                                         41
EXPERTS                                                                 41
ADDITIONAL INFORMATION                                                  41

FINANCIAL STATEMENTS

  A.  FREMONT FUND, LIMITED PARTNERSHIP
        Balance Sheet as of April 30, 1995
        Notes to Statement of Financial Condition . . . . . . . . . F1

  B.  PACULT ASSET MANAGEMENT, INC.
        Balance Sheet and Income Statement as of April 30, 1995
        Notes to Statement of Financial Condition . . . . . . . . . F2

APPENDIX I - COMMODITY TERMS AND DEFINITIONS;
             STATE REGULATORY GLOSSARY  . . . . . . . . . . . . . . F3
APPENDIX II - THE COMMODITY TRADING ADVISOR . . . . . . . . . . . . F4
APPENDIX III - THE FUTURES COMMISSION MERCHANT  . . . . . . . . . . F5

EXHIBIT A - LIMITED PARTNERSHIP AGREEMENT . . . . . . . . . . . . . F6
EXHIBIT B - REQUEST FOR REDEMPTION
EXHIBIT C - SUITABILITY INFORMATION
EXHIBIT D - SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
EXHIBIT E - ESCROW AGREEMENT
EXHIBIT F - INVESTMENT ADVISORY CONTRACT - MICHAEL J. FRISCHMEYER

               PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION

Fremont Fund, Limited Partnership (the "Partnership" ), is an Indiana limited partnership. Its main business office is 2990 W. 120, Fremont, Indiana (219) 833-1306. It is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"), with its main business office c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139. The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. The objective of the Partnership is substantial capital appreciation with controlled volatility. There can be no assurance that the Partnership will achieve its objectives or avoid substantial losses. The General Partner and its principal have no prior experience in the management of a commodity pool, however, the principal of the General Partner, Ms. Shira Pacult, has been engaged in supervision of individual managed commodity accounts for over 14 years. See "Description of the General Partner". The Partnership hereby offers to sell $5,000,000 of units of limited partnership interest (the "Units") under the terms and conditions described herein. The Units are initially offered at a value arbitrarily established by the General Partner at One Thousand Dollars ($1,000) per Unit, with a minimum purchase, per investor, of 15 Units ($15,000); provided, however, the General Partner, in its sole discretion, may permit the purchase by an investor of less than 15 but more than 5 Units. After the sale of the first six hundred Units, the Partnership will commence trading and, thereafter, the Units will be sold for the Net Asset Value at the end of each Month. Net Asset Value is the value of the Unit after additions and deductions for profits, losses, expenses, fees and reserves. If subscriptions for Six Hundred (600) Units ($600,000), (the "Minimum Units") have not been received and accepted by the General Partner within nine (9) months (the "Minimum Units Offering Period") from the date of this prospectus (the "Prospectus" ), this offering will terminate and all amounts paid by subscribers will be returned in the manner provided in the subscriber's Subscription Agreement. If the General Partner receives and accepts subscriptions for at least the Minimum Units prior to the close of the Minimum Units Offering Period, the Partnership will commence trading operations and, thereafter, Units may be offered for sale, from time to time, in the sole discretion of the General Partner, at a price per Unit equal to the Net Asset Value Per Unit computed as of the end of the month in which the subscription agreement was received. If the Minimum Units are sold, this offering shall continue until the earlier of (i) such time as all of the Units offered hereby have been sold, or (ii) such earlier time as the offering is terminated by the General Partner, in its sole discretion.

The transferability of Units is subject to the approval of the General Partner and no trading or market for the Units now exists or is expected to develop on any exchange or over the counter market. Consequently, Units should be purchased for long-term investment only. There also can be no assurance that any or all of the Minimum Units or any additional Units will be sold.

                      NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: FREMONT FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                       VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND
ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS
COMMODITY POOL.  THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED
AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT
PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND
CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT.  ACCORDINGLY, (a) THE
LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON
TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE
DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE
CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE;
AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A
SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR
WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT
TO SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE.  	THE
CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR
ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS:  	"IT IS
UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST
THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN
CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA,
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

NOTICE TO IDAHO INVESTORS

INVESTORS WHO ARE RESIDENTS OF IDAHO ARE REQUIRED TO HAVE A NET WORTH OF $100, 000 OR NET WORTH OF $50,000 AND ANNUAL INCOME OF $50,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.

                           SUMMARY OF THE OFFERING

The following summary is qualified, in its entirety, by the more detailed information appearing elsewhere in this Prospectus, in the Exhibits, and other documents identified herein. Reference to subsections in this Prospectus are in quotation marks. Terms with the initial letter capitalized are defined in the Glossary in Appendix I to this Prospectus.

* RISK FACTORS

An investment in the Partnership is speculative and involves substantial risks which include, but are not limited to, the risk of loss of a Partner's entire investment, the speculative nature of trading in commodity futures and forward contracts and options, the substantial charges which the Partnership will incur regardless of whether any profits are earned, the restricted transfer and no market for sale of the Units, the Partnership's reliance on the General Partner and the commodity trading advisor ("CTA") it employs to conduct trading on behalf of the Partnership. See "Description of Charges", "Risk Factors", "Conflicts of Interest", and Exhibit A.

* CONFLICTS OF INTEREST

Significant potential and actual conflicts of interest may arise as a result of (i) the right of the principal of the General Partner, Ms. Shira Del Pacult, and the General Partner to manage, and the actual management by the Commodity Trading Advisor of, other commodity pools; (ii) Ms. Shira Del Pacult's right, once the Minimum is sold, to purchase Units in the Partnership; (iii) an Affiliate of the General Partner will receive the difference between the fixed commissions and the actual round-turn commissions paid from the Partnership's trading activities, creating a disincentive for the General Partner to replace the IB which is Affiliated with it even if such replacement may be in the best interest of the Partnership; (iv) the share of the Partnership's fixed commission to be paid to the Affiliate of the General Partner in lieu of round-turn brokerage commissions has not been negotiated at arm's length; (v) the General Partner selects the trading advisors for the Partnership and the trading advisors determine the frequency of trading, resulting in a conflict of interest of the General Partner between it selecting trading advisors who will trade to maximize profits rather than to minimize the number of trades; i.e., it is in the best interest of the General Partner to reduce the frequency of trading to maximize the difference between the fixed commission and the share of the fixed commission, after payment of the round-turn commissions, the IB Affiliated with it will receive; (vi) the General Partner, should it manage or sponsor other commodity accounts, and the Trading Advisor, may have incentives to favor other accounts over the Partnership; (vii) the General Partner has an incentive to discourage redemptions because the IB Affiliated with the General Partner receives a portion of the fixed commissions based on the Net Asset Value of the Partnership assigned to be traded; (viii) the General Partner, the Trading Advisor and their principals and affiliates may trade in the commodity markets for their own accounts and may take positions opposite or ahead of those taken for the Partnership; and, (ix) the Trading Advisor is compensated based on a percentage of the New Net Profit of the Partnership and thus may have an incentive to engage in ill-advised trades. See "Conflicts of Interest" and "Risk Factors".

* MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

* Business Objective and Expenses

The Partnership will engage in the speculative trading of domestic and foreign commodity futures contracts and options at the direction of the independent commodity trading advisor (the "CTA") or advisors, it selects. See "Risk Factors", "Conflicts of Interest", "Use of Proceeds", "General Partner", "Commodity Trading Advisor", Appendix I and II and Exhibit A. The audited balance sheet of the Partnership as of November 30, 1995, is attached hereto. See, "Experts" and the Financial Statements. The Partnership was organized in January 1995 and, except for the preparation of this Prospectus and the preparation to engage in the commodity trading business, has not yet engaged in business. The principal objective will be to generate increased capital. There can be no assurance that the Partnership can achieve this objective. Distributions of profits, if any, will be made at the sole discretion of the General Partner. The Partnership is subject to substantial charges, regardless of whether profits are earned. If there are no claims, the Partnership must earn approximately a twenty-eight and 3/10 percent (28. 3%) return on equity to permit the investor to Redeem a Unit at the sales price of $1,000 at the end of the first year of operation. In addition, Partners will be required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives.

* Securities Offered

The Fremont Fund, Limited Partnership (the "Partnership") will offer and sell Limited Partnership interests in the Partnership which will have prorata rights to profit and losses with all other owners equal to the Capital they have contributed but Limited Partners will have limited obligations to pay the debts of the Partnership in excess of their contribution to Capital plus their undistributed profits, less losses. In addition, these interests will have no voice in the day to day management of the Partnership. They will have the right to vote on Partnership matters such as the replacement of the General Partner. These Limited Partnership interests are included in the definition of units (the "Units") which are offered for sale for One Thousand Dollars ($l,000) per Unit. This sales price per Unit was arbitrarily set by the General Partner without regard to expected earnings and does not represent present or projected market or Redemption value. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501 (the "Escrow Agent"). If the General Partner has not accepted subscriptions for the 600 Units (the "Minimum") before the lapse of one year from the date of this Prospectus, (the "Initial Offering Period"), this offering will terminate and all documents and amounts deposited to the Escrow Account by subscribers will be returned, plus interest and without deduction for any commissions, fees or costs. Upon the sale of the Minimum, the Partnership will commence trading. The remaining 4,400 Units will be offered for sale at a price per Unit equal to the Net Asset Value Per Unit as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and capital contribution from the subscriber. No escrow will be utilized for Units sold after the sale of the Minimum. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and either deposited in the Escrow Account or in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $5,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number or contribution for Units which may be offered or sold by the Partnership by future offerings. There cannot be any assurance that the Minimum Units or any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

* CHARGES TO THE PARTNERSHIP

* Compensation of the General Partner

The Partnership will pay a fixed amount for brokerage commissions of twelve percent (12%) per year, payable monthly, to Futures Investment Company, the introducing broker, (the "IB"), affiliated with the principal of the General Partner, for introducing trades through The Chicago Corporation , the futures commission merchant (the "FCM"). See Appendix III. The IB will pay the round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM , which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTA pursuant to the power of attorney granted by the General Partner to the CTA to trade on behalf of the Partnership. The past history of the frequency of trades by the CTA has been at the rate of approximately 225 round turns per month for every million dollars ($1,000,000) of equity under management. In the unlikely event the CTA trades 675 round turns for every million dollars ($1,000,000) in any month, the General Partner has the right, but not the obligation, to suspend trading until the commencement of the next month. This suspension of trading is to limit the exposure to loss to the General Partner to a defined amount determined by the maximum number of round turn commissions the General Partner will pay to the FCM during in any one month. Trading will automatically resume the following month subject to the same maximum of 675 trades for that and any future month. From the 12% paid by the Partnership, the IB will pay six percent (6%) per year to the broker dealers and other duly licensed entities, prorated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions, in exchange for services provided to the investors and the Partnership to communicate results to the investors and other similar assistance. The Partnership will reimburse the General Partner for Offering Expenses estimated to be a total of $70,000, payable by the Partnership at the rate of 2% of Capital and 15% of Net New Profits per year, until paid in full. See "Charges to the Partnership."

* Management and Incentive Fees

The Partnership will pay a management fee to the General Partner at the annual rate of two percent (2%) of equity in the Partnership payable at the end of each month (1/6 of 1%) and a management fee to Frischmeyer of four percent (4%) per year, payable at the rate of one-third of one percent (1/3 of 1%) of the Net Assets allocated to Frischmeyer to trade at the close of each month, which are held in the trading account assigned to him at the futures commission merchant or merchants. The Partnership will also pay to the General Partner an allocation of profit, earned in the accounts assigned to Frischmeyer of fifteen percent (15%) of the New Net Profit of the Partnership for each quarterly period that the Net Asset Value at the end of such quarterly period for each account exceeds the highest previous quarterly

Net Asset Value in that account. The General Partner will be responsible for payment of all incentive fees to the Commodity Trading Advisor. In the event of a future replacement of the existing CTA or the addition of other commodity trading advisors, it will be possible for one of the Advisors to produce New Net Profit in the account assigned to him and be paid an incentive fee while the prior or other Advisor or Advisors produce losses which cause the Partnership to suffer a net loss for the quarter or the year. The Partnership also will be obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. See "Description of Charges to the Partnership".

* Charges to the Partnership

Entity                  Form of Compensation                     Amount of Compensation

General Partner         2% management fee of Net Asset Value     2% management fee of Net Asset Value.

Selling Agents          Sales Commission of 6% of Gross Selling  6% of Selling Commissions and Trailing
                        Price of Units and a percentage of the   of 6%
                        Trailing Commission

Introducing Broker      Fixed Commissions                        12% of assets assigned by General Partner
Affiliated with the                                              for trading, less costs to trade to FCM
General Partner                                                  and less 6% paid to associated persons who
                                                                 sold Units which will include persons
                                                                 Affiliated with the General Partner

Futures Commission      Round-turn commissions paid from the     Brokerage Commissions negotiated with the
Merchant                fixed commissions paid by the            Introducing Broker; reimbursement by the
                        Partnership; reimbursement of delivery,  Partnership of actual payments to third insurance, storage and any other charges parties in connection with Partnership incidental to trading and paid to third  trading.
                        parties.

Commodity Trading       Fixed Management Fee and Incentive Fee   One-third of one percent of Net Assets per
Advisor                                                          month assigned to Frischmeyer to trade;
Frischmeyer                                                      (4% per year) plus fifteen percent (15%) of
                                                                 the New Net Profits of the account for each
                                                                 quarterly period that the Net Assets at the
                                                                 end of such quarterly period exceeds the
                                                                 highest previous quarterly Net Assets.

Third Parties-Offering  Legal, accounting fees, and other actual Estimated at $70,000 in the initial year
Expenses                expenses necessary to the operation of   and $17,000 for each year, thereafter,
                        the Partnership, and all claims and      ($15,500 for accounting and $1,500 for
                        other extraordinary expenses of the      legal).  Claims and other costs can not be
                        Partnership.                             estimated and will be paid as incurred.

See "Charges to the Partnership".

* USE OF PROCEEDS

The gross sales price, less 6% sales commissions; i.e., the net proceeds of the offering, together with the General Partner's capital contribution, will be used in the Partnership's business of speculative, high risk trading of commodity futures contracts, inter-bank forward currency contracts, and options upon those contracts. No limitations have been placed by the General

Partner upon the positions or types of contracts which may be traded by the commodity trading advisor who will trade for the Partnership. The General Partner has complete authority pursuant to the Partnership Agreement to determine, from time to time, the amount of equity deposited with the FCM and how much is used for other investments and on deposit in bank accounts. Upon the sale of the Minimum, the General Partner expects to deposit 3% of the prior month-end Net Asset Value to a regular checking account in the name of the Partnership to pay current expenses and Redemptions for the next month and the balance to be deposited with the FCM to be available for trading. From 5% to 30% of the Net Asset Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTA for the account of the Partnership.

The General Partner will purchase Units to permit it to maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership. In addition, the General Partner may purchase additional Units for the same price established, from time to time, pursuant to the terms of this Offer, without payment of sales commissions.

* SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY

The General Partner is solely responsible for the selection of the CTA and the allocation of equity to the CTA it selects. The General Partner has entered in advisory contract with an independent commodity trading advisor to direct all trading with the commodity broker, The Chicago Corporation, (the "Futures Commission Merchant"). The Partnership will rely solely, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit F, upon Michael J. Frischmeyer ("Frischmeyer"), the Commodity Trading Advisor selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. Upon the sale of the Minimum, the General Partner intends to assign 100% of total trading equity to Frischmeyer. See Exhibit F.

* FEDERAL INCOME TAX ASPECTS

Partners must pay tax on any profits during the year earned by the Partnership even though no distributions may have been made during that year. The Partnership pays no income tax and prospective investors must recognize that the actual and pro-forma performance records set forth in this Prospectus do not reflect the taxes payable by investors on their investment. Partners will be taxed on interest income earned by the Partnership even though trading produces losses in excess of such interest income. The Partnership's fiscal year for financial reporting and for tax purposes will be the calendar year. The General Partner expects to delegate to Mr. James Hepner, certified public accountant, the responsibility for the preparation of the Partnership's Form K-1's which is the Internal Revenue Service form which reports the taxable income and loss to each individual Partner and which are included in the Partnership's tax return. The General Partner has or will make certain elections on behalf of the Partnership and has been appointed "tax matters partner" in the Limited Partnership Agreement to determine the Partnership's response to an audit and to bind certain Limited Partners to the terms of any settlement. The General Partner intends not to treat any part of the incentive profit sharing, brokerage commissions and other ordinary expenses of the Partnership as "investment advisory fees." A change in such treatment could result in the Partners recognizing taxable income despite having incurred a financial loss. No legal opinion will be requested by the Partnership in regard any tax matter which involves the determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit.

* No Legal Opinion As To Certain Material Tax Aspects

No legal opinion will be requested by the Partnership in regard any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. See "Federal Income Tax Aspects".

* REDEMPTIONS

No Partner may redeem or liquidate any Units until six (6) months after the commencement of trading. A Limited Partner may thereafter request the Partnership, subject to payment of fees, if applicable, and other conditions, to redeem Units held by such Limited Partner at a per Unit redemption price of the Net Asset Value Per Unit, adjusted to reflect certain reserves and contingencies, as determined at the end of the applicable monthly period. A Limited Partner desiring to have Units redeemed must provide written notice to the General Partner by 12:00 noon on the tenth calendar day immediately preceding the last business day of the month in which the Units are requested to be redeemed. Under certain circumstances, the General Partner may honor requests for Redemption only in part and/or suspend Redemptions or delay payment of Redemptions. See the Limited Partnership Agreement, Exhibit A,
and "Redemptions".   Distributions will be made from the Partnership only in
the sole discretion of the General Partner and no such distributions are expected to be made.

* PLAN OF DISTRIBUTION

The Units are being offered and sold through World Invest Corporation ("WIC") and other broker dealers it, or the General Partner may select, on a best efforts basis. The selling commission will be six percent (6%) of the gross subscription for all Units sold. See "Subscription Procedure" and "Plan of Distribution". WIC is registered as a broker dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

* SUBSCRIPTION PROCEDURE

The minimum investment per subscriber in the Partnership is $15,000. The General Partner may, in its sole discretion, agree to accept investments from a subscriber of less than $15,000; provided, however, no such subscription shall be less than $5,000. All investments are subject to compliance with the minimum suitability standards established by the state of residence of the investor. Unless higher amounts are otherwise specified for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units, if the donor or grantor is the fiduciary. In order to purchase Units, an investor must complete, execute, and deliver to the General Partner, suitability information, see Exhibit "C", and a Subscription Agreement, see Exhibit "D".

                                RISK FACTORS

Investment in the Units is speculative, involves a high degree of risk, and is suitable only for persons who have no need for liquidity in their investment and who can also afford to lose their entire investment in the Partnership. In addition to the Risk Disclosure Statements at the beginning and in the Summary of this Prospectus, investors should carefully consider the following risks and the conflicts of interests before subscribing for Units. All of these risks and conflicts are present, in different degrees, and without regard to whether the Minimum or the maximum number of Units are sold.

COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE

Commodity futures, forward, and option contract prices are highly volatile. Price movements are influenced by changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates. In addition, governments, exchanges, and other market authorities intervene to influence prices. In addition, notwithstanding that the analysis of the fundamental conditions by the Partnership's trader is correct, prices still may not react as predicted. It is also possible for most of the Partnership's open positions to move against it at the same time. These negative events may occur in connection with changes in price which reach the daily limit beyond which no further trading is permitted until the following day. It is possible for daily limits to be reached in the same direction for successive days. Should this occur and the CTA has taken a position on behalf of the Partnership which is adverse to the daily move in a particular commodity, the Partnership may not be able to exit the position without a substantial loss. The loss could exceed the amount allocated for margin to establish and hold the position or the total amount of equity in the account.

LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT

The small amount of money to be deposited ("margins") to hold or short a contract relative to its value (typically between 3% and 20% of the value) permit a large percentage gain or loss relative to the size of a commodity account. A small price movement in the value of the contract bought or sold is expected to result in a substantial percentage gain or loss of equity to the Partnership. For example, if at the time of purchase, five percent (5%) of the price of the futures contract is deposited as margin, a five percent (5%) decrease in the value of the position will cause a loss of all of the equity allocated to the trade, which could equal all of the value of the account. In addition, the amount of margin assigned to a trade by the FCM is only a security deposit to hold the position. The loss on a position could be substantially more than the margin deposited and the value of the account.

THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES

The Partnership is obligated to pay fixed brokerage commissions of one percent (1%) of equity per month, (twelve percent [12%] per year), payable monthly, a management fee to the General Partner of two percent (2%) of Net Asset Value, payable monthly, and a management fee on the equity assigned to Frischmeyer of 4%, payable monthly plus $17,000 per year, ($1,500 in legal expense and $15,500 in accounting and audit charges), together with Offering Expenses of $70,000 payable over the first 24 months of operation of the Partnership, subject to a 2% of Capital per calendar year limitation, regardless of whether the Partnership realizes profits. The Partnership expects to earn interest income. The charges (after deduction of sales commissions of 6% and before incentive fees) to which the Partnership is subject are estimated by the General Partner to equal or exceed 21.34% of the Partnership's Net Assets per year, assuming Net Assets of $564,000, and 18. 34% of the Net Assets per year, assuming Net Assets of $4,700,000. The Partnership must pay variable operating expenses such as incentive fees to the CTA, telephone, postage, and office supplies, and extra-ordinary expenses, such as claims and defense of claims from brokers, Partners, and other parties. Also, because the incentive fees will be determined on a quarterly, rather than on an annual basis, and will be paid to the CTA when profitable without regard to total income or loss of the Partnership during the period, the Partnership may be subject to substantial incentive fees in any given twelve (12) consecutive month period despite total losses which produce a decline in the Partnerships Net Assets for any such period. See "Description of Charges to the Partnership".

NO RIGHT TO TRANSFER UNITS AND LIMITED ABILITY TO REALIZE RETURN ON INVESTMENT

Units cannot be assigned, transferred or otherwise encumbered except upon certain condition, including the consent of the General Partner as set forth in the Limited Partnership Agreement, which also imposes certain conditions and restrictions on the ability of a transferee of a Unit to become a substituted Limited Partner. See Partnership Agreement - No Right to
Transfer Without Consent of General Partner and Exhibit A, "The Limited Partnership Agreement" Article VIII which provides that no transfer of Units may be made without the written approval of the General Partner. See Article VI, paragraph 6.1, of the Limited Partnership Agreement attached as Exhibit A.

Restrictions and conditions are also imposed upon a Partner's right and ability to cause the Partnership to redeem and liquidate the Partner's Units, including the fact that no Partner may redeem or liquidate any Units until six months after the commencement of trading operations by the Partnership. Redemptions may also be honored only in part and/or delayed and/or suspended in certain circumstances. See, "Redemptions." Further, substantial Redemptions of Units could require the Partnership to liquidate positions more rapidly than otherwise desirable in order to raise the necessary cash to fund the Redemptions, and, at the same time, cause a smaller equity base for the Partnership. The absence of buyers or sellers in the market could also make it difficult or impossible to liquidate positions in this circumstance on favorable terms, and may result in further losses to the Partnership which decrease the Net Asset Value Per Unit of the remaining outstanding Units.

Since there is no assurance that the Partnership will distribute to the Partners any profits the Partnership may experience, the Partners will have to depend on their limited and restricted transfer and Redemption rights to realize their investment in the Units.

LACK OF OPPORTUNITY TO EXIT A POSITION

It is not always possible to execute a buy or sell order, due to market illiquidity. Such illiquidity can be caused by a lack of open interest in the contract, market conditions which produce no persons willing to take a particular side of a trade, or it may be the result of factors like the suspension of trading because of "daily price limits". Most United States commodity exchanges limit movement in a single direction in one trading day by rules referred to as "daily price limits". These limits provide that no trades may be executed at prices beyond the daily limits. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar future occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses which could exceed the equity on deposit ("margins") for such trades. The inability to liquidate positions could frustrate the trading plan of the CTA to cause losses to the Partnership in excess of the money invested.
CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", "Conflicts of Interest", and "The Limited Partnership Agreement" attached as Exhibit A to this Prospectus.

LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED

The Partnership is not required to make any cash distributions from profits and the principal objective of the Partnership is to increase capital, not create cash flow. If the Partnership realizes profits for a fiscal year, such profits will be taxable to the Partners in accordance with their distributive share whether or not the profits have been distributed. Distributions to Limited Partners may not equal taxes payable by Partners with respect to Partnership profit. Also, the Partnership might sustain losses offsetting such profit after the end of the year, so a Partner might never receive a distribution in an amount equal to the distributive share of the Partnership's prior year's taxable income. See "Federal Income Tax Aspects" and Exhibit A, the "Limited Partnership Agreement".

PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE

The Partnership will rely solely, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit F, upon Michael J. Frischmeyer, the Commodity Trading Advisor, (the "CTA"), for the implementation of trading methods and strategies. The Advisory Agreement provides that either the Partnership, or the CTA, may terminate the relationship on immediate notice. If the services of Mr. Frischmeyer becomes unavailable, for any reason, the General Partner or one or more other trading advisors, or a combination of both, will be selected by the General Partner to trade for the Partnership. No assurance is provided that the General Partner or any other substitute traders or methods will perform profitably or will be retained on as favorable terms as the current CTA.

TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP

The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. In addition, the General Partner does not know the prior methods used by the CTA to compile the track record disclosed in this Prospectus which was the basis for the selection of the CTA by the General Partner to trade for the Partnership. Nor does the General Partner know how many times, if any, the trading methods of the CTA have been changed in the past. The General Partner will not be notified of any modifications, additions or deletions to the trading methods and money management principles utilized by the CTA. It is possible for the Partnership to experience sudden and large losses before the General Partner becomes aware of the need to take remedial action.

PROFITABILITY OPPORTUNITIES CHANGE WITH SIZE OF ACCOUNT

Commodity trading advisors often are unable to adjust to a change in the size of the money they have under management. This is caused by numerous factors including, but not limited to, the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management, by the restrictive effect of speculative Position Limits, or by a diminishment of the opportunity to Scale in Positions when available equity is reduced. See the definitions section, Appendix I, for the definition of Position Limits and Scale in Positions. The Commodity Trading Advisor has not agreed to limit the amount of additional equity that he may manage, and he contemplates managing (and in all likelihood will manage) additional equity. Increased equity generally results in a larger demand for the same futures contract position among the accounts managed by a commodity trading advisor. Furthermore, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases.

COMMENCEMENT OF TRADING WITH ONLY THE MINIMUM AMOUNT OF EQUITY

The Partnership will commence trading upon the sale of six hundred (600) Units. The General Partner has caused the Partnership to accept the risks of trading and payment of Offering Expenses prior to the sale of the total offering. This decision could have been motivated, in part, by the need of the General Partner to commence trading as soon as possible to permit it to receive sales commissions, reimbursement of Expenses, and for the IB Affiliated with it to receive a portion of the fixed commissions. However, the General Partner believes $600,000 is sufficient equity for the Partnership to break escrow, pay selling expenses, be obligated to pay Offering Expenses, and commence trading.

NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER

The General Partner of this Partnership is a recently formed Delaware corporation which has not previously operated a commodity pool or engaged in any other business. The risk to the Partnership of the lack of prior experience is diminished by the amount of experience the commodity trading advisor selected by the General Partner has to conduct the trading assigned to him. See Appendix II, Trading Management. In addition, the principal of the General Partner does have related experience applicable to the management of commodity pools. She has over fourteen years of experience in selecting commodity trading advisors to manage individual investor accounts and in describing how individual managed futures accounts work to individual investors. This experience is expected to benefit the Partnership in the quality of commodity trading advisors selected and the explanation of the operation of the Partnership and the attendant risks of investment in the Partnership to prospective investors. See No Prior Performance.

LOWER COMMISSIONS FOR OTHER ACCOUNTS BECAUSE OF PARTNERSHIP ACTIVITY

The General Partner, and its principal, have not made agreements with or on behalf of the Partnerships with third parties for the purpose of benefit, directly or indirectly, to either of them; however, the maintenance of the Partnership's Assets with the Partnership's FCM is expected to increase trading activities which may enable the IB Affiliated with the principal of the General Partner to negotiate a lower payment to the FCM for clearing the trades of other accounts, including partnerships, presently in existence or established in the future by the General Partner, its principal, or other customers of the IB Affiliated with the principal of the General Partner, or its principals, and their Affiliates.

FAILURE OF COMMODITY BROKERS OR BANKS

If the FCM engaged by the Partnership to execute trades were to become bankrupt, it is possible that the Partnership would be able to recover none or only a small portion of its assets held by such FCM. In addition, those funds deposited in the Partnership's account at a U.S. bank will be insured only up to $100,000 under existing Federal regulations. All insured deposits are subject to delays in payment and amounts on deposit in a single bank in excess of $100,000 would be subject to the risk of total loss.

COUNTERPARTY CREDITWORTHINESS

The trading of commodities involves the entry of a contract or option to contract for the delivery of goods or money at a future date. The value of the contract or option is directly dependent upon the creditworthiness of the other party to the contract. The CTA selected will engage in trading of commodities on United States Commodity Exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States Exchanges are subject to regulation pursuant to the Commodity Exchange Act and are guaranteed by the credit of the members. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts and options issued by a particular party or all of the contracts and options of an entire market. The CTA expects to manage this risk by trading a widely diversified portfolio of futures markets.

TRADING ON FOREIGN EXCHANGES AND FORWARD CURRENCY CONTRACTS

The Partnership may trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply, and trading on such exchanges may be subject to greater risks than trading on United States exchanges. The trades will be denominated in the foreign currency at the location of the trade. Accordingly, in addition to the price fluctuation of the position taken, the rate of inflation or other currency related factor may adversely effect the price. The forward contracts are negotiated by the parties rather than by the open out-cry method used on United States exchanges. The Partnership may experience credit limitations and other disadvantages during negotiations. There are no limitations on daily price moves or position limits in forward contracts, although the principals with which the Partnership may deal in the forward markets may limit the positions available to the Partnership as a consequence of credit considerations.

OPTIONS TRADING RISKS

The Partnership may engage in the trading of options (both puts and calls). No assurance can be given that a liquid market will exist for any particular commodity option or at any particular time after a position is taken. If there is insufficient liquidity in the option market at the time, the Partnership may not be able to buy or sell to offset (liquidate) the positions taken.

POSSIBLE EFFECTS OF POSITION LIMITS

The CFTC and the United States commodity exchanges have established limits referred to as "Speculative Position Limits" or "Position Limits" (these are different from "daily limits" described above) on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts, except position limits do not presently apply to certain currency futures contracts. All commodity accounts owned, controlled or managed by a commodity trading advisor and the advisor's principals will be combined for position limit purposes, to the extent they may be applicable. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the commodity trading advisor who will trade for the Partnership.

COMPETITION IS INTENSE

Commodity futures trading is highly competitive. The Partnership will be competing with others who may have greater experience, more extensive information about and access to developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources. The greater the experience and financial resources, the better chance an investor has to trade commodities at a profit. The Partnership will be limited by trading without the advantages of a warehouse to take delivery of commodities or a large capital base to hold positions during a period when prices do not perform as expected.

GENERAL PARTNER AND CTA TO SERVE OTHER COMPETING BUSINESSES

The General Partner and its principal expect to manage additional pools in the future which may use the Commodity Trading Advisor (and, thus, similar trading methods) as the Partnership and also use the IB that is Affiliated with the principal of the General Partner to enable them to negotiate better terms for clearing and other services provided, which may produce better results for such other pools. See "Responsibility of the General Partner". The CTA currently manages other commodity accounts and may manage new or additional deposits to existing accounts, including personal accounts and other commodity pools. Although the CTA intends to use similar trading methods for the Partnership and all other discretionary accounts he manages, he may vary the trading method applicable to the Partnership from that used for other managed accounts. No assurance is given that results of the Partnership's trading will be similar to that of any other accounts which are now, or in the future, concurrently managed by the CTA. See "Risk Factors", "Trading Management", and Appendix II.

LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT

Limited Partners will not participate in the management of the Partnership or in the conduct of its business. To the extent that a Limited Partner would attempt to become involved or identified with the management of the Partnership, such Limited Partner could be deemed a General Partner of the Partnership. No such right is conferred upon any Limited Partner by the Partnership Agreement. See Exhibit A, "The Limited Partnership Agreement".

NO ASSURANCE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD

World Invest Corporation and other broker dealers selected, if any, have no obligation to purchase Units or otherwise support the price of the Units. The sales commitment obligates the broker dealers to use their best efforts only. See "Subscription Procedure and Plan of Distribution".

RISKS OF COMMENCEMENT OF BUSINESS AND CHANGES IN THE SIZE OF THE PARTNERSHIP

Upon the sale of the Minimum, the Partnership will encounter a start-up period during which it will incur certain risks relating to the initial assignment of equity to the CTA and investment by the CTA of its Net Assets in commodity trading positions. The Partnership may commence trading operations at a difficult time, such as after sustained moves in the commodities markets, which result in significant initial losses. Moreover, the start-up period also represents special risk in that the level of diversification of the Partnership's portfolio may be lower than in a fully-committed portfolio. The CTA divides the equity assigned to him into uniform dollar amounts to trade. For example, Mr. Frischmeyer uses his best efforts to trade every $40,000 the same. In other words, the Trading Matrix for Mr. Frischmeyer is $40,000. Although the CTA selected initially for the Partnership has a Trading Matrix of $40,000, no assurance can be given that the Commodity Trading Advisor's procedures for moving to a Fully-Committed Assigned Share of the $600,000 portfolio or any substantial increase or decrease in equity in the future, will be successful. For example, the CTA may have determined that the grains are in short supply and have taken a position in February while the Partnership is not ready to break escrow until May. The entry into the grains in May could be too late to experience the gains required to assume the risk of taking the position and the CTA may elect to defer taking a fully invested position until his grain trade is completed for his other accounts. See the Definitions in Appendix I for the definitions of Trading Matrix and Fully Committed Assigned Share.

STATE SECURITIES ADMINISTRATORS NET WORTH OF THE GENERAL PARTNER REQUIREMENT

The state securities administrators have established guidelines applicable to the sale of interests in commodity pool limited partnerships. Among those guidelines is the requirement that the Net Worth of a sole corporate general partner be equal to five percent (5%) of the amount of the offering; provided, however, such Net Worth is never to be less than $50,000 nor is it required to be more than $1,000,000. The General Partner intends to use its best efforts to maintain its Net Worth in compliance with these guidelines. There can be no assurance, however, that the General Partner can maintain its Net Worth in conformity with these requirements. The reduction in Net Worth to below these limits will cause a suspension in trading to permit the General Partner to restore its Net Worth or to liquidate the Partnership. Any successful claims against the General Partner are expected to be limited in amount of recovery to the amount of Net Worth maintained by the General Partner.

RELIANCE ON THE GENERAL PARTNER

Limited Partners will be relying entirely on the ability of the General Partner to select and to monitor the commodity trading activity of the Partnership, including the Commodity Trading Advisor and any additional or substituted trading advisors that may be retained in the future. Ms. Pacult is the sole principal and officer of the General Partner, is a principal of the IB, and the Partnership currently has no employees and, therefore, no report of executive compensation is made in this Prospectus. In addition, the General Partner must maintain sufficient net worth to make this offering pursuant to the rules and regulations of certain State Securities Administrators (the "NASAA Guidelines") and to maintain the tax status of the Partnership pursuant to the Rules and Regulations of the Federal Internal Revenue Service ("IRS Requirements"). To accomplish those results, the General Partner has entered into a Subordinated Loan Agreement dated April 25, 1995, with Ms. Pacult whereby Ms. Pacult has agreed to loan up to $265,000 to the General Partner to be repaid on January 12, 2017, or at such time as the General Partner has sufficient net worth to comply with NASAA Guidelines and IRS Requirements.

NET WORTH OF GENERAL PARTNER - FEDERAL TAX REQUIREMENT AND POSSIBILITY OF TAXATION AS A CORPORATION

The Internal Revenue Service ("IRS") has established the amount of net capital a sole corporate general partner must maintain to permit a partnership to be taxed as partnership rather than as an association taxed as a corporation. A sole corporate general partner is required to maintain a net worth of fifteen percent (15%) of the first $2,500,000 of capital contributions to all such partnerships or $250,000, whichever is less, and, ten percent (10%) of all capital contributions in excess of $2,500,000. At this time, the General Partner does not have sufficient net worth to sell the $5,000,000 contemplated by this offering. However, it intends to use its best efforts to utilize this safe harbor or otherwise to satisfy the requirements necessary to cause the Partnership to be taxed as a partnership and not as a corporation. The tax status of the Partnership has not been confirmed by a ruling from the IRS. No such ruling has been or will be requested on behalf of the Partnership. If the Partnership should be taxed as a corporation for Federal income tax purposes in any taxable year or years,
(i) income or loss of the Partnership would not be passed through to the Partners; and, (ii) the Partnership would be subject to tax on its income at the rate of tax applicable to corporations; and, (iii) all or a portion of distributions, if any, made to Partners would be taxed to the Partners as dividend income; and, (iv) the amount of such distributions would not be deductible by the Partnership in computing its taxable income. See the "Federal Income Tax Aspects" section of this Prospectus.

RETIREMENT PLAN AND IRA PARTICIPANTS

The purchase of a Unit does not itself create an IRA and the creation and administration of an IRA are solely the responsibility of the investor. A retirement account should carefully consider the diversification of the retirement assets and one should not place more of those assets in this Partnership than the investor determines is prudent to allocate to highly speculative, high risk investments, such as the Partnership. The General Partner does not undertake to advise investors in any manner (including diversification, prudence and liquidity) with respect to investment in the Partnership for any investor, including retirement accounts.

NOT AN INVESTMENT COMPANY

The Partnership, the General Partner, Ms. Pacult, and the Commodity Trading Advisor are not required nor do they intend to be registered under the Investment Company Act of 1940, as amended (or any similar state law) as either an investment company or investment advisor. Investors, therefore, are not accorded the protective measures provided by any such legislation.

POSSIBILITY OF AUDIT AND TAX MATTERS PARTNER

Historically, partnership's have had a higher percentage of returns audited by the IRS than other forms of business entities. In the event of any such audit of the Partnership's return, there can be no assurance that adjustments to the reported items will not be made. If an audit results in an adjustment, Partners may be required to file amended returns, may be subject to a separate audit, and may be required to pay back taxes, plus penalty and interest. The General Partner is named "tax matters partner" and has been granted the power to settle any claim from the IRS on behalf of each Limited Partner who holds one percent (1%) or less in the Partnership, who does not timely object to the exercise of such authority, after notice. See "Federal Income Tax Aspects".

POSSIBLE ADVERSE DETERMINATION BY THE IRS

The General Partner has obtained the opinion of The Scott Law firm that the Partnership, as it is intended to be operated by the General Partner, will be taxed as a Partnership and not as an association taxable as a corporation.
The Law Firm is not able to opine upon the tax treatment of certain Offering and operating Expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. For example, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations will qualify as a trade or business.
If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. In the event of an adverse determination by the IRS, these expenses would be added back to the income earned by the Partnership and the Form K-1 submitted to each Partner revised upward to reflect this additional income. Were this event to occur, it is likely that the reporting year adjustment would be after the individual tax returns were filed by the Partners. The Partners would be required to file amended returns and pay interest and penalty, if any, related to the increase in tax assessed upon the increase in reportable income. Such increase in reportable income would not result in an increase in the Net Asset Value of the Units owned by the Partners. Syndication costs to organize the Partnership and Offering Expenses will not be deductible or amortizable by the Partnership or its Partners.

                           CONFLICTS OF INTEREST

Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in this Prospectus and the Exhibits attached hereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Prospectus and the Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the Commodity Trading Advisor, any Principal of the Trading Advisor, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber.
Specifically:

MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GENERAL PARTNER, THE CTA, AND THEIR PRINCIPALS

The right of both Ms. Shira Del Pacult, the principal of the General Partner, and the General Partner to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools presents the potential for conflicts of interest. There is no limitation upon the right of Ms. Pacult, the General Partner, the CTA, or any of their Affiliates to engage in trading commodities for their own account.
It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts and that the personal accounts for these persons and their Affiliates will be open for inspection by the Partners, at the expense of the Partner seeking such information. The Partnership's CTA will be effecting trades for his own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the Commodity Trading Advisor for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. The General Partner and its principal, should they form other commodity pools, and the CTA may have financial incentives to favor other accounts over the Partnership. In the event the General Partner, any of its principal, or any CTA, or any of their principals trade for their own account, such trading records shall be available for inspection and duplication, at the expense of the investor, at the office of the General Partner or the CTA. The General Partner and its principal do not presently intend to engage in trading for their own account. The CTA does intend to trade for his own account. Any trading for their personal accounts by the General Partner, any commodity trading advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTA responsible for the management of the Partnership.

POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER

There is no limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership, in regard to the selection of commodity trading advisors which do not trade frequently to protect the twelve percent (12%) fixed commission paid by the Partnership to the General Partner.

GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP

The General Partner's financial interest in the operation of the Partnership, creates a disincentive for it to voluntarily replace itself, even if such replacement would be in the best interest of the Partnership.

FEES AND CHARGES TO THE PARTNERSHIP PAID TO GENERAL PARTNER NOT NEGOTIATED

The two percent (2%) management fee to the General Partner and the amount of the fixed commission of twelve percent (12%) per year in lieu of round-turn brokerage commissions, payable to the IB that is Affiliated with the principal of the General Partner, have not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and the General Partner's interest in receiving the management fee and the IB Affiliated with the principal of the General Partner receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTAs. See "Charges to the Partnership". The General Partner will select the Commodity Trading Advisors to manage the Partnership assets and the Commodity Trading Advisors determine the frequency of trading. Because the IB Affiliated with the General Partner will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's Net Assets assigned to the CTA in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the Commodity Trading Advisor is paid an incentive of 15% of New Net Profits. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. These arrangements are fair to the Partnership and its investors because the General Partner has assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTA and has assumed all liability for the payment of trailing commissions.

GENERAL PARTNER TO DISCOURAGE REDEMPTIONS

The General Partner has an incentive to withhold distributions and to discourage Redemption because the General Partner receives compensation based on the Net Asset Value of the Partnership assigned to the CTA to trade.

HIGH RISK TRADING BY THE CTA TO GENERATE INCENTIVE FEES

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTA is compensated by the General Partner based on 15% of the New Net Profit of the Partnership, it is possible that the CTA will select trades which are otherwise too risky for the Partnership to assume to earn the 15% incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

IB AFFILIATED WITH THE GENERAL PARTNER TO RETAIN A SHARE OF THE COMMISSIONS

The Partnership will pay a fixed brokerage commission of 12% per year, payable monthly to Futures Investment Company, an introducing broker Affiliated with the General Partner. Futures Investment Company will retain so much of the fixed brokerage commission as remains after payment of the round turn brokerage commissions to the Futures Commission Merchant and the 6% per year trailing commissions to the associated persons who service the Partners' accounts in the Partnership. Because the principal of the General Partner, Ms. Shira Pacult, is also a principal in the IB, there is a likelihood that the Partnership will continue to retain the IB even though other IB's may be available to provide better service to the Partners and their accounts.

NO RESOLUTION OF CONFLICTS PROCEDURES

As is typical in many futures partnerships , the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining to invest in the Units, potential investors should read this entire Prospectus, including the limited partnership agreement attached as Exhibit A and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability".

INTERESTS OF NAMED EXPERTS AND COUNSEL

The General Partner has employed The Scott Law Firm to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. The principal of the Law Firm, William S. Scott, is also a principal of World Invest Corporation, the Underwriter. Although this relationship could present a potential conflict of interest, the General Partner has obtained agreement from The Scott Law Firm, its principal, and the Underwriter that neither the Law Firm nor its principal will represent the Underwriter in any manner in regard to this offering. Neither the Law Firm nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the Underwriter or the CTA or the IB or the FCM. The principal of the Law Firm will not be engaged in, nor paid commissions for, the sale of the Units to be made pursuant to this offering or the operation of the Partnership.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS

Fremont Fund Limited Partnership (the "Partnership") was organized under the Indiana Uniform Limited Partnership Act as of January 12, 1995. The principal office of the Partnership is located at 2990 W. 120, Fremont, IN 46737. Its telephone number is (219) 833-1306 and facsimile number is (219) 833-1505. The Partnership will terminate at 11:59 p.m. on January 12, 2016, or upon an event causing an earlier termination as set forth in the Limited Partnership Agreement. See Exhibit A - "Termination of the Partnership".

The Partnership is managed by its General Partner, Pacult Asset Management, Inc., a Delaware corporation, incorporated on October 13, 1994, (the "General Partner" and "Commodity Pool Operator"). The Partnership will not have officers or employees and, therefore, there is no report of executive compensation in this Prospectus. The General Partner's principal office is c/o Corporate Systems Inc., 101 North Fairfield Drive, Dover, Kent County, DE 19901. Ms. Shira Del Pacult is the sole principal, shareholder, director, and officer of the General Partner and has no ownership in the CTA or the selling broker dealer. Mr. Michael Pacult, Ms. Pacult's husband, will have no ownership or role in the management of the General Partner, but will be an associated person, officer and fifty percent shareholder in the Affiliated introducing broker, Futures Investment Company, which will be paid the fixed brokerage commissions by the Partnership and he is also a registered representative of the Underwriter. Mr. Pacult is expected to sell Units in the Partnership. Although the principal of the General Partner has over fourteen years of experience in the sale of commodity pool interests for other pool operators and the management of individual managed commodity accounts, neither the General Partner, nor its principal, have any prior experience in the management of commodity pools such as the Partnership.

The books and records for the Partnership will be maintained for six years at 2990 W 120, P. O. Box C, Fremont, Indiana 46737. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (312) 804-0074. Mr. Hepner will also prepare the Form K-1 for the Partnership. The General Partner will prepare the Federal and state tax returns. Frank L. Sassetti & Co., certified public accountants, 6611 West North Avenue, Oak Park, IL 60302 will conduct the annual audit of the Partnership and its General Partner.

THE COMMODITY TRADING ADVISOR

The General Partner has initially selected one independent commodity trading advisor ("CTA") to conduct trading on behalf of the Partnership. He is Michael J. Frischmeyer of Fort Dodge, Iowa (the "Commodity Trading Advisor or "CTA"). The General Partner has provided the CTA with a revocable power of attorney pursuant to the terms of an advisory contract between the Partnership and the CTA to trade the account or accounts of the Partnership assigned by the General Partner to the CTA to trade. The markets to be traded, the location of those markets, the size of the position to be taken in each market, the timing of entry and exit in a market are within the sole judgment of the CTA. The markets to be traded, the regulation of those markets, and a general description of the methods of the CTA are described in Appendix II. See "The Advisory Contract" and the "Commodity Trading
Advisor" and Appendix II.

THE ADVISORY CONTRACT AND POWER OF ATTORNEY

The General Partner will assign a portion of the Partnership assets to the CTA it selects to trade. The terms of this assignment of assets is governed by an Advisory Contract and Power of Attorney signed with the CTA. The Advisory Contract and Power of Attorney granted by the Partnership to the CTA is terminable upon immediate notice by either party to the other. Accordingly, neither party can rely upon the continuation of the Advisory Contract and Power of Attorney. Should the Partnership prove to be profitable it is unlikely the General Partner will terminate the Power of Attorney granted to the CTA responsible for the production of those profits.

BUSINESS OBJECTIVE AND EXPENSES

The General Partner organized the Partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act, to trade exchange listed futures contracts and non-listed forward contracts and options upon those contracts to produce profits to the investors in the Partnership. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith See Article II of The Limited Partnership Agreement, attached as Exhibit A. The plan of operation is for the General Partner to employ independent investment management to conduct this trading. The Partnership is not expected to engage in any other business. The objective of the Partnership is to achieve the potentially high rates of return which are possible through speculative trading in the contracts and in the markets identified in Appendix II attached hereto. The General Partner intends to allocate substantially all of the Partnership Capital to conduct this trading with the sole CTA identified on Appendix II. The CTA has advised that he intends to allocate between 20 and 30% of the Capital assigned to him to trade to margin to secure the trading positions he selects. There can be no assurance that the Partnership will achieve its business objectives, be able to pay the costs to do business, or avoid substantial trading losses.

In that regard, the Partnership is subject to substantial fixed charges.
The General Partner will be paid a management fee of two percent (2%) of Net Asset Value; in addition, the CTA will be paid a four percent (4%) management fee upon the equity assigned to him, and the Partnership will pay fixed brokerage commissions of twelve percent (12%) to the IB. Accordingly, to redeem a Unit at the original face value at the end of the first twelve months of trading and avoid a loss, the Partnership will need to generate, annually, interest income and gross trading profits of thirty and 3/10 percent (30.3%), which includes the fixed costs of administration, which are estimated by the General Partner to be approximately $17,000 per year, ($1, 500 for legal fees and $15,500 for accounting and audit fees), $70,000 in Offering Expenses to be accrued and paid during the first 24 months either from New Net Profits, commencing the end of the month following the month the Minimum is sold, the Escrow is terminated, and the Partnership commences operations, or from Capital, as that term is defined in Exhibit A, subject to a two percent (2%) of Capital per year limitation, but excludes any variable and extra-ordinary expenses, such as claims, it may incur.

Below is a chart setting forth expenses during the first twelve full months of the Partnership's operations. All interest income will be paid to the Partnership. The chart below assumes that the Partnership's Unit value remains at $1,000 during the first 12 months of the Partnership's operations.

EXPENSES PER UNIT FOR THE FIRST 12-MONTH PERIOD OF OPERATIONS

                                               Minimum         Maximum
Gross Units Sold                          $ 600,000.00   $5,000,000.00

Selling Price per Unit (1)                  $ 1,000.00      $ 1,000.00

Selling Commission (1)                         $ 60.00         $ 60.00
Offering Expenses                                20.00           14.00
General Partner's Management Fee (2)             20.00           20.00
Partnership Operating Expenses (3)                5.00            3.62
Trading Advisor's Management Fees (4)            40.00           40.00
Trading Advisor's Incentive Fees on
  New Net Profits (5)                            38.25           37.11
Brokerage Commissions and Trading Fees (6)      120.00          120.00
Redemption Fee (7)                               40.00           40.00
Less Interest Income (8)                        (40.00)         (40.00)

Amount of Trading Income Required for
the Partnership's Net Asset Value per
Unit (Redemption Value) at the End of
One Year to Equal the Selling Price
per Unit (9)                                  $ 303.25        $ 294.73

Percentage of Initial Selling Price per Unit     30.3%           29.5%

Explanatory Notes:

(1) Investors will initially purchase Units at $1,000 per Unit. After the commencement of trading, Units will be purchased at the Partnership's month-end Net Asset Value per Unit. A 6% sales commission will be deducted from each subscription. During trading, 15% of New Net Profits will be used to repay the General Partner the Offering Expenses of $70,000 subject to a limitation at the end of the year to a 2% reduction in Capital should profits not pay for the Offering Expenses. For purposes of this calculation, the assumption has been used that no New Net Profits will be available to pay for Offering Expenses.

(2) Except as set forth in these explanatory notes, the illustration is predicated on the specific rates or fees contracted by the Partnership with the General Partner, the Commodity Trading Advisor, and the Futures Commission Merchant, as described in "Charges to the Partnership".

(3) The Partnership's actual accounting, auditing, legal and other operating expenses will be borne by the Partnership. These expenses are estimated to be $2,820 per year if only the Minimum is sold and $17,000 per year if the Maximum is sold. These expenses have been computed against the Minimum Partnership Beginning Capital of $564,000 and maximum of $4,700,000 to allow for deduction of sales commissions

(4) The Partnership's CTA will be paid a monthly management fee of 1/3 of 1% of Allocated Net Assets.

(5) The CTA will receive an incentive fee of 15% of New Net Profits each quarter earned upon the Capital assigned to him to trade. The $38.25 of incentive fees shown above is equal to 15% of total trading income of $283.25 adjusted to earn sufficient income to return the original $1,000 to the investor upon Redemption at the end of the first year without computation of incentive fee upon the interest earned or the incentive fee to be paid and without reduction for brokerage commissions and after payment of management fees to the General Partner and the CTA.

(6) Brokerage commissions and trading fees are fixed at 12% of Net Asset Value. For purposes of this calculation, the assumption is that all equity will be made available to Frischmeyer to trade.

                                     20

(7) The Redemption Fee of 4% is computed upon the assumed $1,000 value of the Redemption at the end of the first year.

(8) The Partnership will earn interest on margin deposits with its Futures Commission Merchant and Bank Deposits. Based on current interest rates, interest income is estimated at 4% of Net Asset Value.

(9) This computation assumes there will be no claims or extra-ordinary expenses during the first year.

THE ABOVE PRESENTATION DOES NOT CONSTITUTE REPRESENTATION BY THE
PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OR INTEREST INCOME OF THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.

In addition, Partners will be required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives. The General Partner has made no guarantee that the Partnership will break even or produce any other rate of return per year. All interest income earned upon the Capital of the Partnership will be paid to the Partners in their prorata share determined by the amount of Capital each Partner, including the General Partner, has contributed to the Partnership. The current rate of interest income expected is 5% per year upon the balances not used for trade margin purposes. The General Partner estimates that 20% to 30% of total Capital, as that term is defined in Exhibit A, will be used for margin purposes each year. The specific futures contracts to be traded, the exchanges and forward markets, and the trading methods of the CTA selected are identified in Appendix II.

SECURITIES OFFERED

The Fremont Fund, Limited Partnership (the "Partnership") will offer and sell Limited Partnership interests in the Partnership which will have pro-rata rights to profit and losses with all other owners equal to the Capital they have contributed but Limited Partners will have limited obligations to pay the debts of the Partnership in excess of their contribution to Capital plus their undistributed profits, less losses. The Limited Partners will not be exposed to payment of debts of the Partnership in excess of their Capital contributions; provided, however, in the event the Limited Partners were to receive distributions which represent a return of Capital, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these interests will have no voice in the day to day management of the Partnership. They will have the right to vote on Partnership matters such as the replacement of the General Partner. See the Partnership Agreement attached as Exhibit A.

These Limited Partnership interests are defined as the units (the "Units") which are offered for sale for One Thousand Dollars ($l,000) per Unit. This sales price per Unit was arbitrarily set by the General Partner without regard to expected earnings and does not represent present or projected market or Redemption value. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501 (the "Escrow Agent"). If the General Partner has not accepted subscriptions for the 600 Units (the "Minimum") before the lapse of one year from the date of this Prospectus, (the "Initial Offering Period"), this offering will terminate and all documents and amounts deposited to the Escrow Account by subscribers will be returned, plus interest and without deduction for any commissions, fees or costs. Upon the sale of the Minimum, the Partnership will commence trading. The remaining 4,400 Units will be offered for sale at a price per Unit equal to the Net Asset Value Per Unit as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and capital contribution from the subscriber. No escrow will be utilized for Units sold after the sale of the Minimum. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and either deposited in the Escrow Account or in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $5,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number or contribution for Units which may be offered or sold by the Partnership.
There cannot be any assurance that the Minimum Units or any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

MANAGEMENT'S DISCUSSION

This is the first offering of the Partnership's  Limited Partnership
Interests (the "Units"). The Limited Partnership Agreement permits future offerings of Units after the close of this offering. The Partnership has not commenced operations and none will commence until after the sale of 600 Units, $600,000 in face amount, before commissions, (the "Minimum") are sold and the Escrow is terminated. The Partnership has no prior operating history and, therefore, there is no discussion of results of operations.

The Partnership will raise capital only through the sale of Units offered pursuant to this and future offerings, if any, and does not intend to raise money for any purpose through borrowing. The Partnership will make certain capital expenditures, such as for the preparation of this Prospectus and other expenditures to qualify the Units for sale, and for office equipment, and expects to allocate all of its capital not used to pay those capital and operating expenses to trading and other investments. There is no report of executive compensation in this Prospectus as the Partnership will not have any directors, officers or employees; furthermore, the Partnership will conduct all of its business through the General Partner.

The General Partner has selected The Chicago Corporation to serve as the futures commission merchant (the "FCM") to hold the funds allocated to the commodity trading advisor to trade. On a daily basis, the FCM will transmit a computer run or facsimile transmission to the General Partner which will depict the positions held, the margin allocated and the profit or loss on the positions from the date the positions were taken. The General Partner will review these transmissions and based upon that review will determine, with the advice of the CTA, will make appropriate adjustments to the allocation of Net Asset Value to trade; provided, however, only the CTA will make specific trades and determine the number of positions taken and the timing of entry and departure from the markets based upon the amount of equity available to trade.

Most United States commodity exchanges limit fluctuations in commodity futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices have not moved the daily limit, the Partnership may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place or the price move in a futures or forward contract is both sudden and substantial. Other than these limitations on liquidity, which are inherent in the Partnership's proposed commodity futures trading operations, the Partnership's assets are expected to be highly liquid.

Once the Minimum is sold and the Partnership commences operations, except for payment of offering and other expenses of the Partnership, the General Partner is unaware of any (i) anticipated known demands, commitments or required capital expenditures; (ii) material trends, favorable or unfavorable, which will effect its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Partnership generally will use a small percentage of assets for margin, the Partnership does not believe that any increase in margin requirements, as proposed, will have a material effect on the Partnership's proposed operations. Management cannot predict whether the Partnership's Net Asset Value per Unit will increase or decrease. Inflation is not projected to be a significant factor in the Partnership's operations, except to the extent inflation influences futures' prices.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. In the event that a Limited Partner believes the General Partner has violated such fiduciary duty to the Limited Partners, a Limited Partner may seek legal relief for such Limited Partner or on behalf of the Partnership under applicable laws, including Indiana partnership and applicable Federal and state securities laws, to recover damages from or require an accounting by the General Partner. The Partnership Agreement conforms with the Uniform Limited Partnership Act for the State of Indiana in regard to the definition of the fiduciary duties of the General Partner.

In addition, Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of such Act or of any rule, regulation or order of the CFTC by the General Partner, the CTA selected and the Introducing Broker and the Futures Commission Merchant. For example, excessive trading of the Partnership's account may constitute a violation of such Act. A Limited Partner may also institute legal proceedings in court for excessive trading and may have a right to institute legal proceedings in court for certain violations of applicable laws, including the Commodity Exchange Act or rules, regulations or orders of the CFTC. The General Partner will have certain defenses to claims that it is liable merely because the Partnership lost money or otherwise did not meet its business objectives. For example, the General Partner will not be liable for actions taken in good faith and exercise of its best business judgment.

Also, the responsibility of a general partner to other partners is a changing area of the law and Limited Partners who have questions concerning the responsibilities of the General Partner should, from time to time, consult their own legal counsel.

INDEMNIFICATION

The Limited Partnership Agreement provides that the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partner and which the General Partner determines, in good faith, to be within the scope of authority and in the best interest of the Partnership, except when such action or failure to act constitutes negligence or misconduct. The Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and within the scope of authority granted the General Partner by the Limited Partnership Agreement, including, without limitation, any demands, claims or lawsuits initiated by another Partner. Applicable law provides that such indemnity shall be payable only if the General Partner (a) determined, in good faith, that the act, omission or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (b) the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and (c) such liability or loss was not the result of negligence or misconduct by the General Partner, and (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners, individually.

In addition, the indemnification of the General Partner in respect of any losses, liability or expenses arising from or out of an alleged violation of any Federal or state securities laws are subject to certain legal conditions. Those conditions presently are that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner or other particular indemnitee, or (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner or other particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the General Partner or other particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the General Partner or other indemnitee must apprise the court of the position against such indemnification held by the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold Units in regard to indemnification for securities laws violations before seeking court approval for indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner pursuant to the indemnification provisions in the Limited Partnership Agreement, or otherwise, the General Partner has been advised that, in the opinion of the SEC and the various state administrators, such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines and is, therefore, unenforceable.


The clearing agreement to clear the trades made between the Partnership and The Chicago Corporation, at paragraph 20, provides for indemnification from the Partnership to The Chicago Corporation, including reasonable outside and in-house attorney's fees, incurred by The Chicago Corporation arising out of any failure of the Partnership to perform its duties under the clearing agreement.


The General Partner has indemnified the Managing Dealer, World Invest Corporation, and the other Selling Agents that there are no misstatements or omissions of material facts in this Prospectus.

RELATIONSHIP WITH THE FCM AND THE IB

The General Partner has initially engaged Futures Investment Company as the sole introducing broker (the "IB") to the Partnership. Ms. Pacult, the President and sole stockholder of the General Partner, is also a stockholder, director and officer of the IB. Accordingly, the General Partner is Affiliated with the IB. The IB has engaged The Chicago Corporation to act as the sole futures commission merchant, (the "FCM") for the Partnership. The General Partner believes the rates to be charged to the Partnership by the IB for fixed commissions are competitive. In that regard, the General Partner is obligated by the NASAA guidelines to obtain the best commission rates available to the Partnership. Accordingly, the General Partner is free to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason, although it has a conflict in regard to the IB because of the Affiliation with the principal of the General Partner. The FCM and the IB may act for any other commodity pool for which the General Partner or Ms. Pacult, individually, as the case may be, will act, in the future, as general partner. It is possible for the General Partner and any other commodity pools to obtain rates from the IB that are more favorable to such other accounts than the fixed commissions in lieu of round-turn commissions charged by the IB to the Partnership.

The FCM has tentatively established the per round turn rate to be paid by the IB for trades made by the Partnership at $10 per round turn plus per round turn pit and give up charges of approximately $2.50, US Exchange fees of approximately one dollar and NFA fees of approximately 15 cents. Foreign exchange and Globex fees are expected to range from $2.50 to $12.50 per round turn. All of these costs will be paid by the IB from the 12% per year it charges the Partnership.

RELATIONSHIP WITH THE CTA

The Commodity Trading Advisor will be effecting trades for his own accounts and for others on a discretionary basis. He may employ trading methods, policies and strategies for others which differ from those employed for the Partnership and, as a consequence, such accounts may have trading results which are different (which could be better or worse) from those experienced by the Partnership. A potential conflict of interest arises in such cases in that it is possible that positions taken by the CTA may be taken ahead of or opposite positions taken on behalf of the Partnership. See definitions in Appendix I for "Taking Positions Ahead of the Partnership". Where in any case trades are identical with respect to the Partnership and other accounts of the Commodity Trading Advisor and where prices are different, the Commodity Trading Advisor has informed the General Partner that, pursuant to CFTC Regulation 421.03, such Commodity Trading Advisor will utilize the "Average Price System" for those futures and options contracts where its use is authorized. See definitions in Appendix I for "Average Price System". The Commodity Trading Advisor has also informed the General Partner that where the Average Price System is not available, trades will be filled (both purchases and sales) in order based on the numerical account numbers, with the lowest price (on both purchases and sales) allocated to the lowest account number and in numerical matching sequence, thereafter.

The past, present, and future trading methods to be utilized by the CTA are proprietary in nature and will not be disclosed to the Partners. No notice will be given by the CTA of any changes he may make in his trading methods to the Partners. See "Risk Factors, No Notice of Trades or Trading Method".

RISK CONTROL

The General Partner has obtained the commitment from the FCM that a report, as of the close of each business day, of the equity used for margin to hold the trades selected by the CTA will be sent to the General Partner by overnight facsimile or computer transmission before the opening of trading on the next business day to permit the General Partner to review the percentage of equity used for margin and losses, if any. Should the equity fall below fifty percent of the Net Asset Value on the last monthly valuation date, the General Partner will suspend trading to permit the opportunity to the Limited Partners to Redeem their Units at the value as of the date of the suspension. The Redemption value may be less than fifty percent of the Net Asset Value because of slippage at time of liquidation of positions or reserve for contingent expenses.

                         CHARGES TO THE PARTNERSHIP

Investors in the Partnership will pay the cost of operation of the Partnership. These charges are described in narrative form and in the chart which follows this narrative.

COMPENSATION OF GENERAL PARTNER

The General Partner will be paid an annual management fee of two percent (2%) of the Net Asset Value of the Partnership payable at the end of each month (1/6 of 1%).

The General Partner will receive an allocation of New Net Profit of fifteen percent (15%) on the trading accounts assigned to Frischmeyer, which will be paid directly to him. New Net Profits, as used herein, means the excess, if any, of the Net Assets of the Partnership increased by trading activity conducted by the CTA at the end of each respective quarterly period over the Net Assets of the Partnership at the end of the highest previous quarterly period.

MANAGEMENT FEE AND INCENTIVE FEES TO THE CTA

In addition to the management fee to the General Partner and the 12% fixed commission, the Partnership will pay a management fee to Frischmeyer at the annual rate of four percent (4%) of the equity assigned to him to trade, payable at the rate of one-third of one percent (1/3 of 1%) per month of the Net Assets on deposit at the future commission merchant or merchants allocated to him to trade, computed and paid from said accounts to the CTA. The Partnership also will be obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. The Partnership will also pay to the General Partner an allocation of profit, earned in the accounts assigned to Frischmeyer of fifteen percent (15%) of the New Net Profit of the Partnership for each quarterly period that the Net Asset Value at the end of such period for each account exceeds the highest previous Net Asset Value in that account. The General Partner will be responsible for payment of all incentive fees to the Commodity Trading Advisor. New Net Profits, as used herein, means the excess, if any, of the Net Assets of the Partnership increased by trading activity conducted by the CTA at the end of each respective quarterly period over the Net Assets of the Partnership at the end of the highest previous quarterly period. The Net Assets of the account assigned to the CTA, as of the close of business on the last business day of each month, determined before accrual of any incentive fee payable to the Commodity Trading Advisor, shall be used to compute the management and incentive fees to the CTA. The Net Assets of the Partnership shall be adjusted to eliminate the effect thereon resulting from new Capital Contributions received, if any, or Capital Distributions or Redemptions made, if any, during the month, and shall be decreased by any Capital, interest or other income earned on Partnership assets during the month which are not directly assigned to the CTA to trade and are not related to such trading activity and regardless of whether such assets are held separately or in a margin account. These fees shall be payable by the Partnership, as to the management fee, or by the General Partner, as to the incentive fee, to the CTA within ten (10) business days after the close of the applicable accounting period. If the Partnership should incur a net loss during any quarter, such loss will be carried forward for purposes of calculating the incentive fee to the Commodity Trading Advisor and will be charged against the Net Assets of any succeeding quarterly period. No incentive fee will be payable to the CTA until such losses have been offset by net profits in such succeeding quarters. In no event may a modification of the compensation to be paid to the CTA result in an incentive fee exceeding the above amount and any new contract with the CTA must carry forward all losses attributable to the CTA. For example, if in successive quarters the Partnership performance yields New Net Profits from trading activity of the funds on deposit with the FCM assigned to Frischmeyer of $2,000, $8,000, ($4,000), ($3,000), $2,000,
and $8,000, then the incentive fee at the rate of fifteen percent (15%) payable to him would be, respectively, $300, $1,200, $0, $0, $0, and $450.

FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER

The futures commission merchant for the Partnership is The Chicago
Corporation (the "FCM"). The Partnership will pay a fixed commission of twelve percent (12%) per year, payable monthly, to Futures Investment Company (the "IB") for introducing trades through the FCM. See Appendix III. The IB, will pay to the FCM the clearing costs, including the pit brokerage fees, which shall include floor brokerage, NFA fees and exchange fees. The IB will pay six percent (6%) of the fixed commissions to the broker/dealers and introducing brokers who are qualified to provide services to the investors. See Charges to the Partnership - Allocation of Commissions.

From the remaining six percent (6%) of the fixed commission, the IB will pay, among other things, approximately 1% to the FCM for clearing charges. The IB will retain approximately five percent (5%) of the fixed commission. The past history of the frequency of Trades by the Commodity Trading Advisor has been at the rate of approximately 225 round turns per month for every million dollars ($1,000,000) under management. In the unlikely event the Commodity Trading Advisor effects round-turns of 675 or more for every million dollars ($1,000,000) in any month, the IB has the right, but not the obligation, to suspend trading until the commencement of the next month. This suspension of trading is to limit the exposure to loss to the IB to a defined amount determined by the maximum number of round turns the General Partner will pay to complete in any one month. Trading will automatically resume the following month subject to the same maximum of 675 trades for that and any future month. The General Partner has reserved the right to change the IB, FCM, the fixed commission rate or to have the Partnership pay a per round-turn brokerage commission, at any time in the future, with or without a change in circumstances; provided, however, the brokerage commissions so charged can not exceed (i) 80% of the published retail rate of the IB and other similar introducing brokers, plus Pit Brokerage Fees or (ii) 14% annually of the average Net Assets excluding the Partnership assets not directly related to trading activity; this 14% shall include Pit Brokerage Fees. In addition, to protect against excessive trading, the General Partner has the right, but not the obligation, to suspend all trading by the Partnership during any month in which the CTA trades at a rate of three times his normal frequency. See "Fiduciary Responsibility of the General Partner". The Partnership will also reimburse the FCM for all delivery, insurance, storage or other charges incidental to trading and paid to third parties.
The General Partner does not anticipate significant charges of this nature. The fixed commission to be paid by the Partnership is fair and reasonable to the Partnership. This is an area of judgment which depends upon the value of similar services provided by the same CTA for managed accounts and to other pools and, to some degree, the value of similar services by other public commodity pools, and this is not a matter upon which securities counsel will express an opinion.

ALLOCATION OF COMMISSIONS

The General Partner, either directly or indirectly, controls the allocation of the fixed commissions and the allocation may change, from time to time, without the knowledge or consent of the Partners. The commodity brokerage commissions are to be allocated as follows: The Partnership will pay the IB, Affiliated with the General Partner, a fixed brokerage commission rate of twelve percent (12%) per year, payable monthly upon the assets assigned by the General Partner for trading. The IB will negotiate a round-turn commission rate per trade with the FCM. The difference between the 12% fixed commission rate and the per round turn commission negotiated, less the amounts paid to the persons who sold Units in the Partnership, will be retained by the IB Affiliated with the General Partner. The IB will pay its associated persons and individual employee-broker (associated persons) of World Invest Corporation and the other broker dealers, through whom Units are sold. Such persons will include, but not be limited to, the principal of the General Partner and the husband of the principal of the General Partner, who is an associated person of the IB which is Affiliated with the principal of the General Partner.

The IB will pay six percent (6%) per year of the fixed commission to the Broker Dealer and Associated Persons of the IB and other duly licensed entities and persons, which may include the principal of the General Partner or other principals of the IB Affiliated with it, prorated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions in exchange for services provided to the investors and the Partnership It is important that investment in the Partnership be maintained to permit diversification of risk over a large number of investors and to allow the long-term trading strategies of the CTA produce the opportunity for investment in the Partnership. To accomplish these objectives will require a continuous relationship with the Limited Partners to be aware of their investment objectives and changes in circumstances, if any. Neither the General Partner nor the IB have the staff or the time to maintain this continuous contact and awareness. The IB will pay the trailing commissions to the Brokers for payment to the persons who made the sale of the Units as compensation for the effort required to maintain this continuous contact and awareness during the time the Limited Partner holds the Units. In addition the Brokers will communicate explanations of changes in operation methods, such as a change in CTA and results from operations, answer questions regarding the Partnership, and are expected to work to retain investment in the Partnership.

OTHER EXPENSES

The Partnership is obligated to pay legal and accounting fees, other expenses and claims. The General Partner projects the Offering Expenses of this offering to be $70,000, see Appendix I, Offering Expenses, and annual legal and accounting costs of approximately $17,000 ($15,500 for accounting and audit and $1,500 for legal). In addition to management fees, incentive fees, brokerage commissions, and the actual cost of legal and audit services provided by third parties, the Partnership Agreement provides that all customary and routine administrative expenses and other direct expenses of the Partnership, will be paid by the Partnership. The General Partner will be reimbursed by the Partnership for direct expenses (such as delivery charges, statement preparation and mailing costs, telephone toll charges, and postage).

Charges to the Partnership

Entity                  Form of Compensation                     Amount of Compensation

General Partner         2% management fee of Net Asset Value     2% management fee of Net Asset Value.

Selling Agents          Sales Commission of 6% of Gross Selling  6% of Selling Commissions and Trailing
                        Price of Units and a percentage of the   of 6%
                        Trailing Commission

Introducing Broker      Fixed Commissions                        12% of assets assigned by General Partner
Affiliated with the                                              for trading, less costs to trade to FCM
General Partner                                                  and less 6% paid to associated persons who
                                                                 sold Units which will include persons
                                                                 Affiliated with the General Partner

Futures Commission      Round-turn commissions paid from the     Brokerage Commissions negotiated with the
Merchant                fixed commissions paid by the            Introducing Broker; reimbursement by the
                        Partnership; reimbursement of delivery,  Partnership of actual payments to third insurance, storage and any other charges parties in connection with Partnership incidental to trading and paid to third  trading.
                        parties.

Commodity Trading       Fixed Management Fee and Incentive Fee   One-third of one percent of Net Assets per
Advisor                                                          month assigned to Frischmeyer to trade;
Frischmeyer                                                      (4% per year) plus fifteen percent (15%) of
                                                                 the New Net Profits of the account for each
                                                                 quarterly period that the Net Assets at the
                                                                 end of such quarterly period exceeds the
                                                                 highest previous quarterly Net Assets.
                                     27

Third Parties-Offering  Legal, accounting fees, and other actual Estimated at $70,000 in the initial year
Expenses                expenses necessary to the operation of   and $17,000 for each year, thereafter,
                        the Partnership, and all claims and      ($15,500 for accounting and $1,500 for
                        other extraordinary expenses of the      legal).  Claims and other costs can not be
                        Partnership.                             estimated and will be paid as incurred.

                            INVESTOR SUITABILITY

An investment in the Partnership is suitable only for a limited amount of the risk portion of an investor's total portfolio and no one should invest more in the Partnership than he or she can afford to lose., Investors contemplating even the Minimum investment in the Partnership of $15,000 must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. NO INVESTOR MAY INVEST MORE THAN 10% OF SUCH INVESTOR'S NET WORTH IN THE PARTNERSHIP. THE FOREGOING STANDARD (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH IN THIS PROSPECTUS AND THE SUBSCRIPTION DOCUMENTS ARE REGULATORY MINIMUMS ONLY.

                            POTENTIAL ADVANTAGES

Although commodity trading is speculative and involves a high degree of risk, an investment in the Partnership will offer the following potential advantages:

EQUITY MANAGEMENT

The Partnership offers the opportunity for investors to place equity with a professional CTA who has demonstrated, in the judgment of the General Partner, an ability to trade profitably and to have that equity allocated to the CTA in a manner which is intended by the General Partner to optimize the potential for profit in the future.

INVESTMENT DIVERSIFICATION

An investor who is not prepared to spend substantial time trading various commodity contracts or options may participate in these markets through an investment in the Partnership (with a minimum investment of only $15,000), thereby obtaining diversification from investments in stocks, bonds and real estate.

LIMITED LIABILITY

A Limited Partner in the Partnership will not be subject to margin calls and cannot lose more than the amount of the Limited Partner's unredeemed capital contribution, the Limited Partner's share of undistributed profits, if any, and, under certain circumstances, any prior distributions and/or amounts received upon Redemption of Units and interest thereon; provided, however, the Limited Partner must not participate in the management of the Partnership. In the opinion of legal counsel to the Partnership, subject to the maintenance of the Partnership structure by the General Partner and no affiliation by the Limited Partner with any phase of management of the Partnership, there are no circumstances, including bankruptcy of the Partnership, which will subject the personal assets of a Limited Partner to the debts of the Partnership. See the Partnership Agreement attached as Exhibit A.

ADMINISTRATIVE CONVENIENCE

The Partnership is structured so as to provide Limited Partners with certain services designed to alleviate the administrative details involved in engaging directly in commodities contract trading, including providing monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses and expenses), and all tax information relating Limited Partner's interest in the Partnership.

ACCESS TO THE CTA

The CTA selected by the General Partner requires a minimum account size of $40,000. The Partnership permits a minimum investment of $15,000. Accordingly, investors have access to the CTA for a smaller investment, at substantially the same cost, than is available by a direct investment in a managed account with the CTA.

                               USE OF PROCEEDS

At the time of the sale of the Units, the only deduction prior to the delivery of the funds to the Partnership in furtherance of its business will be the six percent (6%) selling commission. After commencement of operations, at the end of each month, the actual management fees and fixed commissions identified in this Prospectus will be deducted from the Partnership accounts. The General Partner will determine, in its sole judgment, from time to time, the percentage of Partnership Net Asset Value will be on deposit with the FCM and how much will be used for other investments and held in bank accounts to pay current obligations. Other than the approximately three percent (3%) of the previous month end Net Asset Value the General Partner expects to be retained in the Partnership's bank accounts as a reserve to pay Partnership Expenses, and other similar current payments, the General Partner expects to deposit the Net Asset Value including the proceeds from interest and trading profits, in the commodity account with the FCM to be used by the Partnership to engage in the speculative trading of commodity futures contracts and options under the direction of the CTA. The Partnership will use only cash and cash equivalents, such as United States Treasury Bills to satisfy margin requirements. All FCMs, CTAs, money market, other cash investment accounts, and banks selected by the General Partner to hold or trade assets of the Partnership will be based in the United States and be subject to United
States regulations. The trades of the Partnership will be cleared by the FCM. The trades of the Partnership will be cleared by the FCM. The General
Partner believes that between twenty percent (20%) to thirty percent (30%) of the Partnership's assets will normally be committed as margin for commodity futures contracts but, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. For purposes of the estimate of the amount of interest income to be earned upon the Capital of the Partnership, the General Partner has estimated that between 20% and 30% of the Capital will be used for margin upon trades and that the rate of interest to be paid on the available balances with be the T-Bill rates which are currently approximately 4%. The FCM may increase margins applicable to the Partnership at any time.

In the event the General Partner does not sell a minimum of $600,000 in Partnership Units (the "Minimum") during the first one year of this Offering, the Escrow Agent will return all money deposited to the Escrow Account to the investors together with their prorata share of the interest earned without any deduction for fees or other costs promptly following the lapse of such Offering period.

                    DETERMINATION OF THE OFFERING PRICE

The Units are currently offered for sale for One Thousand Dollars ($l,000) per Unit, which amount was arbitrarily set by the General Partner. The amount was not based on expected earnings and is not a representation that the Units have or will have a market value of or could be resold or redeemed at that price. After trading operations have commenced, any remaining Units that are offered for sale shall be offered at a price per Unit equal to the Net Asset Value Per Unit as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable Capital Contribution from the subscriber. All sales will be subject to a sales commission of 6% to be deducted from the proceeds prior to the issuance of Units.

                NO MARKET AND LIMITATION OF RIGHT OF TRANSFER

None of the Units sold will be traded on any United States Market or any other Market. To the Contrary, before any transfer of Units may be made, the General Partner must grant its written approval. See "Plan of Distribution" and Partnership Agreement attached as Exhibit A. The Partners will have the right of Redemption. See "Redemption."

                             THE GENERAL PARTNER

IDENTIFICATION

The General Partner of the Partnership, Pacult Asset Management, Inc., a Delaware corporation, c/o Corporate Systems, Inc. 101 N. Fairfield Drive, Dover, DE 19901 was incorporated on October 13, 1994, and neither it nor its principal have previously operated a commodity pool. It was registered as a commodity pool operator on January 27, 1995. The balance sheet of the General Partner as of November 30, 1995, and an Income Statement, Statement of Cash Flows and Statement of Changes in Stockholders' Equity are attached hereto. See "Experts". The General Partner has expended effort and advanced money to permit the Partnership to be available for this Offering but has not yet engaged in the business of management of trading on behalf of the Partnership or any other business activities. Purchasers of Units in the Partnership will not acquire or otherwise have any interest in the General Partner.

THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER

Ms. Shira Del Pacult, age 39, is the sole shareholder, director, principal, and officer of the General Partner. She graduated Phi Beta Kappa from the University of California, at Berkeley, in 1979. From 1980 to 1981, she was employed by a real estate developer in Sonoma County, California, as an administrative assistant. From 1981 - 1983 she was employed by Heinold Commodities, Inc., Chicago, IL, to assist in the development of the Commodities Options Department. She became a senior account executive at Heinold and was a member of the President's Council, a select group appointed to advise the firm on all matters of business practice. In 1983, Ms. Pacult and her husband established Futures Investment Company, an Introducing Broker, to sell futures investments managed by independent commodity trading advisors to retail clients. Presently, Futures Investment Company is located at 2990 W. 120, Fremont, Indiana, 46737, with clearing agreements with R.J. O'Brien, Inc., Vision, LP, First Options of Chicago, Inc., and The Chicago Corporation. The Partnership intends to clear its trades through The Chicago Corporation . Ms. Pacult is a member of the National Association of Introducing Brokers and the NFA. She is also a registered representative of the broker/dealer, World Invest Corporation, a Delaware corporation. World Invest Corporation is registered as a fully disclosed broker dealer with the SEC and is a member of the NASD. In addition to the Units offered pursuant to this Prospectus, World Invest offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.
Ms. Pacult intends to devote adequate time to handle properly the responsibilities of the General Partner; however, Ms. Pacult will provide less than her full time to the business affairs of the Partnership. Ms. Pacult and her husband, Michael, are included in the book Master Brokers:
Interviews with Top Futures Brokers by John Walsh, ISBN 0-915513-61-7.

TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL

The General Partner and its principal, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to Limited Partners. As stated earlier, the General Partner will not knowingly take positions on its own behalf which would be ahead of identical positions taken on behalf of the Partnership. Once the Minimum is sold, the General Partner may purchase and hold Units.

                NO PRIOR PERFORMANCE AND REGULATORY NOTICE

THIS POOL HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

                             TRADING MANAGEMENT

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY

The General Partner will select Commodity Trading Advisors for the Partnership by utilizing the best judgment of its principal and her fourteen year personal experience in the review of disclosure documents of CTAs. The Partnership will rely solely, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit F, upon Michael J. Frischmeyer ("Frischmeyer"), the Commodity Trading Advisor (the "CTA") selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. Upon the sale of the Minimum, the General Partner intends to assign substantially all of the Partnership Capital to Frischmeyer to trade. See Exhibit F and Appendix II.

The CTA, his past actual track record, and a fourteen year composite hypothetical track record developed by the General Partner to reflect what the CTA would have produced in profits and losses had this CTA traded for the Partnership with the same management, incentive and other fees and costs as would have been paid by the Partnership during that past period of time are included in Appendix II to this Prospectus. The General Partner will periodically review the performance of the Partnership to determine if the CTA selected to trade for the Partnership should be changed or if other CTAs should be added. In the event of a future replacement of the existing CTA or the addition of other commodity trading advisors, it will be possible for one of the Advisors to produce New Net Profit in the account assigned to him and be paid an incentive fee while the prior or other Advisor or Advisors produce losses which cause the Partnership to suffer a net loss for the Quarter or the year. From time to time, the General Partner may use computer generated correlation analysis or other types of automated review procedures to evaluate CTAs.

THE ADVISORY CONTRACTS

For the purpose of directing and effecting trades, the Partnership has entered advisory contracts and granted Power of Attorney to the CTA to trade. The CTA has sole discretion, in the account so assigned, to determine the commodity futures trades made by the Partnership. The Partnership is bound by the directions of the CTA given to the FCM under the Power of Attorney. The Power of Attorney is subject to termination by either the General Partner or the respective CTA upon written notice to the other and to the FCM. If the Power of Attorney is terminated, the General Partner will undertake to manage the trading or will seek and retain a new commodity trading advisor or advisors. See Exhibit F.

FREQUENCY OF CTA AND EQUITY REALLOCATIONS

The General Partner believes that a CTA should be retained on a medium to long-term basis and should be given the opportunity to implement fully his trading strategy or program. While it is not anticipated that frequent changes will be made to the number of CTAs advising the Partnership or that frequent reallocations of assets among existing CTAs will be made, the General Partner will retain the flexibility to replace CTAs or to reallocate the Partnership's assets among CTAs based upon its sole judgment and experience. From time to time, the General Partner may engage in reallocations of assets or add or replace CTAs on a frequent basis. In the event of a future replacement of the existing CTA or the addition of other commodity trading advisors, it will be possible for one of the Advisors to produce New Net Profit in the account assigned to him and be paid an incentive fee while the prior or other Advisor or Advisors produce losses which cause the Partnership to suffer a net loss for the Quarter or the year.

NEITHER THE COMMODITY POOL OPERATOR (the GENERAL PARTNER) NOR ITS PRINCIPAL HAVE PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS; HOWEVER, THE COMMODITY TRADING ADVISOR FOR THIS POOL, MICHAEL J. FRISCHMEYER, HAS SERVED AS THE COMMODITY POOL OPERATOR FOR TWO OTHER COMMODITY POOLS AND HAS TRADED BOTH OTHER COMMODITY POOLS AND INDIVIDUAL MANAGED ACCOUNTS. SEE APPENDIX II ATTACHED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE
HISTORY.

                         FEDERAL INCOME TAX ASPECTS

SCOPE OF TAX PRESENTATION

This presentation is based on the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (hereinafter collectively called the "Code") which were in effect as of November 1, 1995, and is based upon the express intention of the General Partner to cause the Partnership to invest only its equity capital and not to borrow funds from any source. Any change in the Code or deviation from the intent to invest equity capital only, could alter this presentation and also have adverse tax consequences to the Partnership and the Partners. Under current IRS guidelines, there exists a substantial possibility that the partnership's return will be examined. If the partnership is audited, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to the Partners and the Partnership. Any adjustment made to the Partnership return will flow through to the Partners' returns and could result in a separate audit of the Partners' individual returns. The Partnership will report its income for tax and book purposes under the accrual method of accounting and its tax year will be the calendar year, or such other period as is required under section 706(b) of the Code. During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income which will be taxed as ordinary income.

THIS DISCUSSION ASSUMES THAT THE INVESTOR IS AN INDIVIDUAL AND IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL PLANNING, PARTICULARLY, SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WILL NOT BE THE SAME FOR ALL TAXPAYERS. ALL MATTERS UPON WHICH THE PARTNERSHIP HAS OBTAINED AN OPINION OF TAX COUNSEL ARE DISCUSSED UNDER THE CAPTION "TAX OPINION" BELOW. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR TAX SITUATION.

NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS

No legal opinion will be requested by the Partnership in regard any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. See "Federal Income Tax Aspects".

PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER

If the Partnership were treated as an association or publicly traded partnership, taxable as a corporation, in any taxable year, the Partnership would pay taxes at the corporate rates upon its income and gains, items of deduction and losses would be deductible only by the Partnership and not by the Partners, tax credits would be available only to the Partnership and not to the Partners, and all or a part of the distributions to the Partners could be taxable as dividend income to the Partners and would not be deductible by the Partnership in computing its taxable income. This would substantially increase the total amount of taxes the Partnership and it Partners would pay each year.

The Code, at Section 7701, provides the characteristics of a corporation which should not be present if a partnership is to be taxed as a partnership. Among those characteristics are net capital requirements to be met by a sole corporate general partner of a limited partnership, such as the Partnership. Among those requirements are that the General Partner, as such, will maintain a capital contribution in the Partnership in an amount not less than the greater of (i) $25,000 or (ii) one percent (1%) of the aggregate Capital Contributions from time to time, of all Limited Partners (measured at the time of each respective investment) and sufficient net worth to enable the creditors of the Partnership to have a viable entity to hold responsible for Partnership debts. The General Partner of the Partnership must comply with the requirements to maintain the partnership taxation status of the Partnership. Accordingly, the General Partner will use its best efforts to satisfy the requirements. The amount of Net Worth the IRS has deemed sufficient to provide a "safe harbor" from an adverse finding that the Partnership is an association to be taxed as a corporation is a Net Worth equal to (15%) of the first $2,500,000 or $250,000, whichever is less, and (10%) of all above $2,500,000 exclusive of the amount invested by the General Partner in this Partnership or any other partnership. There can be no assurance, however, that the General Partner can fulfill or maintain its Net Worth in conformity with these requirements.

Historically, the right of redemption, similar to the right available to Partners in the Partnership, renders a pool, such as the Partnership, a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 (the "1987 Act") Act provides an exception. The exception requires ninety percent (90%) or more of the partnership's gross income to be qualifying income. Qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities, if the buying and selling of commodities is a principal activity of the partnership. The General Partner intends to limit the sources of income so that the exception will apply to the Partnership.

NO IRS RULING

THE PARTNERSHIP HAS NOT APPLIED FOR A RULING FROM THE INTERNAL REVENUE SERVICE (THE "IRS") REGARDING ITS STATUS AS A PARTNERSHIP OR WITH REGARD TO ANY OTHER TAX ASPECT, NOR DOES THE PARTNERSHIP INTEND TO SEEK A RULING. IN THE ABSENCE OF A RULING, THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT ATTEMPT TO TAKE A POSITION ADVERSE TO THE PARTNERSHIP.

TAX OPINION

The Partnership has obtained an opinion, which is not binding upon the IRS or the Courts, from The Scott Law Firm, that the Partnership will be taxable as a partnership and not as a corporation. Such opinion is based on the Code as of November 1, 1995, a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the General
Partner: (a) at all times, the Partnership will be operated in accordance with the Indiana Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A; (b) the General Partner will, at all times maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership; (c) the aggregate deductions to be claimed by the Partners as their distributive shares of the Partnership net losses for the first two years of operation of the Partnership will not exceed the amount of equity capital invested in the Partnership; (d) no creditor who makes a loan to the Partnership, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in the capital, profits or property of the Partnership, other than as a secured creditor; (e) the General Partner will at all times actively direct the affairs of the Partnership; (f) the General Partner will at all times possess substantial assets (exclusive of its interest in the Partnership or any other limited partnership) which can be reached by the general creditors of the Partnership within the meaning of Treasury Regulation Section 301.7701 2(d)(2) or the General Partner otherwise complies with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships; (g) interests in the Partnership will be transferable only upon approval of the General Partner and not, otherwise, be (1) traded on an established securities market, or (2) readily tradable on a secondary market (or the substantial equivalent thereof); (h) the Partnership will not be registered under the Investment Advisor's Act of 1940; and, (i) over ninety percent of the income earned by the Partnership will be Qualifying Income as that term is defined in the 1987 Act.

The Law Firm is not able to opine upon the tax treatment of certain expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. In addition, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Partnership and Offering Expenses will not be deductible or amortizable by the Partnership or its Partners.

Any change in these representations or the operative facts will prevent reliance by the Partnership and the Partners upon the legal opinion from The Scott Law Firm.

PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988 (the "Notice"), the IRS provided guidance as to the operation of the Partnership. The General Partner intends to cause the Partnership to comply with the applicable provisions of these guidelines. In the event the Expenses of the Partnership were deemed not to qualify as deductions from trading profits, if any, the total taxes paid by the Partners would increase while the distributions to them would remain the same.

BASIS LOSS LIMITATION

Generally, the "basis" of a Partner's interest in the Partnership for tax purposes is equal to the cost decreased, but not below zero, by the Partner's share of any Partnership losses and distributions and increased by the Partner's share of any Partnership income. A Partner may not deduct losses in excess of the adjusted basis for the interest in the Partnership at the end of the partnership year in which such losses occurred, but may carry forward any excess to such time, if ever, as the basis for the interest in the Partnership is sufficient to absorb the loss. Upon the sale or liquidation of a Partner's interest in the Partnership, the Partner will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount realized by such Partner in the transaction and the basis for such Partner's interest in the Partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for the Partners to sustain a loss from the operation of the Partnership which will be not allowed as a deduction for tax purposes or limited to a $3,000 annual limitation.

AT-RISK LIMITATION

The election by a Partner to borrow the money to invest in the Partnership carries with it certain at risk limitations. Section 465 of the Code provides that the amount of any loss allowable for any year to be included in a Limited Partner's personal tax return is limited to the amount paid for the Units (tax basis) of the amount "at risk". Losses already claimed may be subject to recapture if the amount "at risk" is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to non-recourse, the commencement of a guarantee, or other events that affect the taxpayer's risk of loss. Partners should consider the "at-risk" provisions in arranging debt financing for purchase of an interest in the Partnership.

INCOME AND LOSSES FROM PASSIVE ACTIVITIES

Code Section 469 limits the deductibility of losses from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Under temporary Treasury Regulations, the trading of personal property, such as futures contracts, will not be treated as a passive activity and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership and Partnership losses will not be subject to limitation under the Passive Loss Rules.

ALLOCATION OF PROFITS AND LOSSES

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the General Partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute "capital account equivalency" test, the Limited Partnership Agreement does not meet a third requirement, that a Partner must make a contribution to the Partnership equal to any deficit in the Capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to a Partner in excess of the Partner's capital contribution plus properly allocated profits less any prior distributions. The General Partner intends to allocate income and losses in accordance with the Partnership Agreement which it believes complies with applicable Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among Partners admitted on different dates which could adversely effect the amount of taxable income to one Partner as opposed to another Partner.

TAXATION OF FUTURES AND FORWARD TRANSACTIONS

The CTAs selected by the Partnership are expected to trade primarily in
Section 1256 Contracts as defined in the Code. All Section 1256 contracts will be marked-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent (60%) of any gain or loss from a Section 1256 contract will be treated as long-term, and forty percent (40%) as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%. Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions").

SECTION 988 FOREIGN CURRENCY TRANSACTIONS

A "Section 988 transaction" is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency (i.e., other than the dollar) or is determined by reference to one or more nonfunctional currencies. If the
Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

CAPITAL GAIN AND LOSS PROVISIONS

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, the excess of capital losses over capital gains will be deductible by an individual against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

BUSINESS FOR PROFIT

Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity "not engaged in for profit." These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The General Partner believes that the employment by the Partnership of an independent CTA with a strong track record of production of profits, it is more likely than not, that the activity of the Partnership will be considered an activity engaged for profit.

SELF-EMPLOYMENT INCOME AND TAX

Section 1402 of the Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a Limited Partner. Therefore, a Limited Partner should not consider that the ordinary income from the Partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Code.

INDIVIDUAL ALTERNATIVE MINIMUM TAX

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of "alternative minimum taxable income" is exempt from the alternative minimum tax, while for an individual it is the first $33, 750 of such income ($45,000 for a joint return; $22,500 for married taxpayers filing separately). The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150, 000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income (net of exemption) up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

INTEREST RELATED TO TAX EXEMPT OBLIGATIONS

Section 265(a)(2) of the Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment." The Revenue Procedure further states that a limited partnership interest will be regarded as a "portfolio investment," unless rebutted by other evidence. Therefore, in the case of a Limited Partner owning tax-exempt obligations, the IRS might take the position that any interest expense incurred by him to purchase or carry Units should be viewed as incurred by him to continue carrying tax exempt obligations and that such Limited Partner should not be allowed to deduct all or a portion of the interest on any such loans.

NOT A TAX SHELTER

In the opinion of tax counsel, the Partnership does not constitute a tax shelter, as defined in Code Section 6111(c), since the General Partner intends to operate the Partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the General Partner does not plan to register the Partnership as a tax shelter with the IRS.

TAXATION OF FOREIGN PARTNERS

An investment in the Partnership should not, by itself, cause a Foreign Partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income which is not effectively connected with the conduct of a United States trade or business. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Partner. If the Partnership is required to withhold tax on such income of a Foreign Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Partner.

PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES

The Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Partnership Agreement has appointed the General Partner the "Tax Matters Partner" to settle any issue involving any partner with less than a one percent (1%) profits interest unless such a partner, upon notice, properly elects not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the Partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. "Understatement" is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the "understatement" for the taxable year exceeds the greater of (1) 10% of the correct tax, or (2) $5,000 ($10,000, in the case of a corporation other than an S corporation or a personal holding company).

                 EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S

In considering an investment in the Partnership, a fiduciary of an employee benefit plan covered by the Employee Retirement Income Security Act of 1974 ("ERISA") (such as, for example, a qualified pension, profit-sharing or stock bonus plan, or health and welfare plan), or of an Individual Retirement Account ("IRA") (collectively "Qualified Plans"), taking into account the facts and circumstances of such Qualified Plan, should consider applicable fiduciary standards under ERISA. The General Partner intends to limit the investment in the Partnership by benefit plan investors to less that 25% of the total equity invested in the Partnership. Prospective plan investors should consult their own legal and financial advisors regarding these and other considerations involved in an investment in the Partnership by a particular plan.

ACCORDINGLY, THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF CIRCUMSTANCES OF THE PARTICULAR PLAN.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS NOT A REPRESENTATION BY GENERAL PARTNER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL LEGAL REQUIREMENTS OR IS APPROPRIATE WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE ATTORNEY FOR THE PLAN AS TO THE PROPRIETY OF AN INVESTMENT IN THE PARTNERSHIP.

                      THE LIMITED PARTNERSHIP AGREEMENT

This Prospectus contains an explanation of some of the more significant terms of the Limited Partnership Agreement, however, prospective investors are urged to read the Agreement in its entirety. See Exhibit "A".

FORMATION OF THE PARTNERSHIP

The Partnership Agreement dated December 12, 1994 was filed on January 12, 1995, pursuant to the Indiana Uniform Limited Partnership Act (the "Indiana Act"). It was Amended and Restated in its entirety on January 12, 1996, Units of the Partnership purchased and paid for will be fully paid and nonassessable. The liability of a Limited Partner for the losses, debts and obligations of the Partnership is limited to the Limited Partner's Capital Contribution and share of any undistributed assets of the Partnership, so long as the Limited Partner complies with Article V of the Limited Partnership Agreement. The Limited Partnership Agreement provides that the death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity of a Limited Partner will not terminate or dissolve the Partnership, and that the legal representatives of such Limited Partner have no right to become a substituted Limited Partner solely by reason of such capacity or to withdraw the Limited Partner's interest except by redemption of Units.

UNITS

The number of Units held by a Partner will determine the Partner's percentage interest in the Net Assets of the Partnership, such percentage interest to be equal to an amount calculated by dividing the number of Units held by the Partner by the aggregate number of outstanding Units of the Partnership, from time to time.

MANAGEMENT OF PARTNERSHIP AFFAIRS

Responsibility for managing the Partnership is vested solely in the General Partner. The Limited Partners will not take part in the business or affairs of the Partnership nor have any voice in the management or operations of the Partnership. Any material change in the Limited Partnership Agreement or the Partnership's structure shall, however, require the prior written approval of the Limited Partners who collectively hold a majority of the Units of the Partnership; provided, however, the General Partner may change trading advisors, change the commodity contracts traded by the Partnership, and change the diversification of the Partnership's assets among the various types of or in the positions held in commodity contracts without a vote or other form of permission from the Limited Partners. The Limited Partners who collectively hold a majority of the Units of the Partnership may, to the extent permitted by law, without the concurrence of the General Partner, vote to (i) amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership including, but not limited to, the right to remove the General Partner and elect a new general partner. The General Partner has no authority to engage in the actual selection or frequency of trading. Trading must be done by independent CTAs selected by the General Partner.

ADDITIONAL OFFERINGS

The General Partner may from time to time, in its sole discretion, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. There is no limit upon the amount of contributions or the maximum number of Units which may be issued, offered, or sold.

PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS

Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner. On a monthly basis the General Partner will cause to be reported to the Partners, the following information: the Net Asset Value Per Unit as of the end of the month and as of the end of the previous month, and the percentage change in Net Asset Value per Unit between the two months; the amount of distributions during the month; the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by the Partnership during the month; and, such other information as the CFTC may, by regulation, require. Partners or their duly authorized representatives may, after adequate notice, inspect the Partnership books and records at any reasonable time, to copy, at their expense said records related to the Capital Account of said Partner.

FEDERAL TAX ALLOCATIONS

At the end of each fiscal year the Partnership's realized capital gain or loss and ordinary income or loss will be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisor and each Partner's share of such items are includable in the Partner's personal income tax return.

TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER

A purchaser is admitted to the Partnership and is registered on the records of the Partnership as the owner of those Units. The registered holder is entitled to receive all distributions, allocations of losses and withdrawals or reductions of Capital contributions with respect to such Units, and to vote on any matters submitted to the Limited Partners for voting. Units are transferable only with the written consent of the General Partner, whose consent will be withheld if, among other things, the transfer (i) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or state securities laws and the limited partnership laws of the State of Indiana; or (ii) will jeopardize the status of or cause a termination of the Partnership for Federal income tax purposes or affect characterizations or treatment of income or loss.

TERMINATION OF THE PARTNERSHIP

The Partnership will terminate at 11:59 p.m. twenty-one years from the date of the Partnership Agreement; by election of the General Partner, in its sole discretion, to terminate and dissolve the Partnership; the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the General Partner, unless the Limited Partners unanimously elect to carry on the business and a new general partner has been substituted; upon the occurrence of an event specified under the laws of the State of Indiana as one effecting dissolution; any event which shall make unlawful the continued existence of the Partnership; or, upon the unanimous vote of the Limited Partners.

MEETINGS

No regular meetings of the Partnership are required to be held, however, a meeting of the Partners for the purpose of acting upon any matter upon which the Partners are entitled to vote may be called by the General Partner at any time and shall be called by the General Partner, no more than 15 days after receipt by the General Partner, either in person or by certified mail, of a written request, accompanied by an advance of the costs to send notice of the meeting to all Partners, for such a meeting which sets forth the purpose thereof, which is signed by one or more of the Partners who collectively own 10% or more of the then outstanding Units.

REDEMPTIONS

No Partner may redeem or liquidate any Units until six months after the commencement of trading.. Written notice must be received by the General Partner no later than 12:00 noon on the tenth calendar day immediately preceding the desired effective date of Redemption which must be as of the last day of the then current or a future month. The General Partner intends to use its best efforts to make payment of the Redemption request of the Partner's pro-rata share of the Net Asset Value, as those terms are defined in Appendix I, within ten days following the effective date. However, investors should be aware that while the General Partner intends to so honor all proper Unit Redemption requests, circumstances existing in the Partnership's business at the time of such Redemption request, specifically, the lack of sufficient cash or the accrual for contingent claims, may cause the General Partner to suspend or delay Redemptions or to honor such requests
only in part.   A Redemption fee payable to the Partnership of four percent
(4%) of the value of the Redemption request which is received prior to the nineteenth day of the twelfth month after the commencement of trading. Thereafter, there will be a reduction in the Redemption fee of one percent (1%) for each six (6) months the investment in the Units remained invested in the Partnership after the initial six months; i.e., a redemption during the next 7 to 12 months will be charged a 3% Redemption fee; 13 to 18 months 2%, 19 to 24 months 1% and, thereafter, no Redemption fee will be charged.

                             PLAN OF DISTRIBUTION

The Units are being offered and sold through World Invest Corporation ("WIC"), 2730 SW 3rd Avenue, Fifth Floor, Miami, FL 33129, (305) 858-8100, Ext. 110,
an NASD registered broker dealer and other broker dealers selected by the General Partner, on a best efforts basis. Ms. Pacult, the sole shareholder, director, and officer of the General Partner and her husband, Mr. Michael Pacult, are registered representatives of WIC and they will earn sales and trailing commissions as a result of the Units they sell and service. A best efforts basis means there is no requirement that the General Partner or any broker dealer (sometimes referred to as the underwriter) purchase any unsold Units, and no person or entity, including the General Partner and the broker dealer have any obligation, currently or are expected at any time in the future, to purchase any unsold Units. In addition, the General Partner may, in its sole discretion, terminate this offering of Units at anytime. There will be a selling commission of six percent (6%) paid to the broker dealers selected, from time to time, to sell Units. WIC, the broker dealer, is a Delaware corporation which was incorporated as Bico Securities, Inc. on September 30, 1985; its name was changed to World Invest Corporation in 1990. Its registration as a fully disclosed broker dealer with the SEC became effective on November 22, 1985, and it became a member of the NASD on March 24, 1986. Neither the General Partner, Ms. Pacult or any of their affiliates own any interest in WIC or any other broker dealer. The principal business functions of the broker dealer are currently the offering and trading of securities. It is contemplated that the broker dealer will participate in the offering of other commodity pools sponsored by the General Partner or other persons or entities in competition with the Partnership.

A minimum of 600 Units (the "Minimum") are currently offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on expected earnings and does not represent that the Units have or will have a market value of or could be resold or redeemed at that price. When the General Partner has received and accepted subscriptions for the Minimum, the Partnership will commence trading operations. The remaining 4,400 Units will be offered at a price per Unit equal to the Net Asset Value Per Unit as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable Capital contribution from the Partner in question. The General Partner will not grant its permission for any subscription documents or payments, once accepted, to be withdrawn by a subscriber. There can be no assurance that the Minimum or any additional Units will be sold. Funds with respect to subscriptions received and accepted by the General Partner prior to the sale of the Minimum will be deposited and held in a separate escrow account in the name of the Partnership at First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501 (the "Escrow Agent") pending the General Partner's receipt and acceptance of subscriptions for at least the Minimum. The broker dealer, the Partnership and the Escrow Agent have entered an escrow agreement. The
Escrow Agent shall receive a fee for its services which will be paid by the General Partner without a right of reimbursement from the Partnership. Units purchased by the General Partner, its principals or any Affiliate shall not be counted in determining whether the Minimum has been subscribed for and sold. If subscriptions for at least the Minimum are not received and accepted by the General Partner prior to the close of one year from the effective date of the Prospectus, this offering shall terminate and the Escrow Agent is obligated to return all amounts paid by each subscriber, together with the original subscription documents, within ten days thereafter, without deduction for fees and costs, together with the subscriber's pro rata share of interest earned from their deposit to the Escrow Account.

Upon the sale of the Minimum, the escrowed funds (together with the interest earned thereon) will be released for use by the Partnership on the first business day after which the Minimum contingency has been satisfied and this offering shall continue until the earlier of (i) such time as all of the Units offered hereby have been sold, or (ii) such time as the offering is terminated by the General Partner, in its sole discretion. No escrow will be utilized in regard to the sale of any Units after the sale of the Minimum.

                           SUBSCRIPTION PROCEDURE

In order to purchase Units, an investor must complete and execute a Suitability Questionnaire and a Subscription Agreement in the form attached hereto as Exhibits "C" and "D", and deliver the executed Subscription Documents to the Sales Agent and, if prior to the sale of the Minimum, all checks shall be made payable to "First American State Bank-Escrow Agent for Fremont Fund, LP" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the Escrow Account. After the sale of the Minimum and the termination of the Escrow Account, all Subscription Documents shall be sent by the Sales Agent to the General
Partner with a check or money order made payable to "Fremont Fund, Limited Partnership" for investment in the Fund effective on the next admission date.. Under no circumstances are any sales to be made for cash or any checks to be made payable to the General Partner or the Selling Agent or any of their registered representatives or affiliates. The minimum subscription per investor is $15,000; provided, however, the General Partner may reduce this minimum investment to $5,000 and investors may make additional investments above $15,000 in $1,000 increments. All Units subscribed for shall be recorded on the books of the Partnership subject to the collection of good funds. Any Units recorded in favor of a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be canceled.

All subscriptions for Units are irrevocable by subscribers, subject only to possible rights under applicable Federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. Unless higher amounts are otherwise specified in the Subscription Agreement for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

                                LEGAL MATTERS

LITIGATION AND CLAIMS

There have been no material administrative, civil or criminal actions against the General Partner (who is the Commodity Pool Operator), the principal of the General Partner, Ms. Pacult, the Commodity Trading Advisor, the Futures Commission Merchant, the Introducing Broker, or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this Prospectus.

LEGAL OPINION

The Scott Law Firm, 2730 S.W. 3rd Avenue, Suite 511, Miami, FL 33129, serves as general counsel to the Partnership and the General Partner in regard to the offering of Units and the preparation of this Prospectus, the legality the Units offered, and the classification of the Partnership as a partnership for tax purposes. In addition, the Firm will advise the Partnership and its General Partner, from time to time, in regard to the maintenance of the tax status of the Partnership and the legality of subsequent offers, if any, of sale of Units to and transfers by investors. The General Partner has granted the right to the Law Firm to employ other law firms to assist in specific matters which may now, or in the future, relate to the sale of Units or the operation of the Partnership.

A principal of the Law Firm is also a principal of the Broker/Dealer, World Invest Corporation. The Scott Law Firm will not provide legal advice to any potential investors or any Partners other than the General Partner, or to World Invest Corporation in regard to this offering. Those parties should seek investment, legal, and tax advice from counsel of their choice.

                                   EXPERTS

The financial Statement of the Partnership and the General Partner included in this Prospectus have been audited by Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302, as indicated in their reports included with each such statement. Such financial statements have been included herein and any filings to the SEC, CFTC, NFA, and selected state administrators in reliance upon the authority of Frank L. Sassetti, & Co., as experts in accounting and auditing, in giving said respective reports. Frank L. Sassetti, & Co. will be responsible for the audit of the Partnership for the partial year ending December 31, 1996, assuming the sale of the Minimum. The accountant who will establish the original books and records for the Partnership and handle the journal entries, prepare the monthly and annual statements of account and financial statements, and prepare the Partnership K-1s, once trading commences, will be Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635. The General Partner will prepare and file the Federal and applicable state tax returns for the Partnership. The General Partner is required by CFTC rules and regulations to send monthly, unaudited, and annual statements of account and financial statements, audited by an independent certified public accountant, to each Partner. The unaudited monthly statements will be sent as soon as practicable after the end of each month and the audited annual financial statements will be sent within 90 days after the end of each calendar year.

                           ADDITIONAL INFORMATION


The Partnership, by its General Partner, has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the issuance and sale of the limited partnership interests (the "Units") under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Form S-1 filing and reference is made to said Form S-1 and the Exhibits thereto (for example, the Selling Agreement, the Escrow Agreement, and the Customer Agreement). The description contained in this Prospectus to the exhibits to the Registration Statement are summaries. For further information regarding the Partnership and the Units offered, the Prospectus, including the Exhibits and other documents filed and periodic reports, may be inspected, without charge, and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of this filing can be obtained by mail from the Securities and Exchange Commission, at such offices, upon payment of the prescribed rates. This document and other electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).


In addition, the books and records for the Partnership will be maintained for six years at 2990 W 120, Fremont, Indiana 46737 with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (312) 804-0074. Prospective investors are invited to review any materials available to the General
Partner relating to the Partnership; the operations of the Partnership; this offering; the commodity experience and trading history of the CTA; the General Partner and the commodity brokers and their respective officers, directors and affiliates; the advisory agreements between the Partnership and the CTA; the Customer Agreements between the Partnership and the Commodity Brokers for the Partnership; the Disclosure Documents of the CTA; the forms filed with the NFA for any registered entity or person related to the Partnership; and any other matters relating to this offering, the operation of the Partnership, or the laws applicable to the offering or the Partnership. The officer and staff of the General Partner will answer all reasonable inquiries from prospective investors relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The General Partner will afford prospective investors the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Prospectus or any exhibits attached hereto to the extent that the Partnership or the General Partner possess such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems to be utilized by the CTA and by the confidentiality of certain personal information relating to other investors.

           [The balance of this page is intentionally left blank]

<F1>**************************************************************************
                      FREMONT FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                  FOR THE FOUR MONTHS ENDED APRIL 30, 1996
                 THE INITIAL PERIOD ENDED DECEMBER 31, 1995
                                    AND
                 THE CUMULATIVE PERIOD ENDED APRIL 30, 1996
                      (With Auditors' Report Thereon)











                             GENERAL PARTNER:
                       Pacult Asset Management, Inc.
                              2990 West 120
                         Fremont, Indiana  46737

                           Frank L. Sassetti & Co.
                        Certified Public Accountants

To The Partners
Fremont Fund, Limited Partnership
Fremont, Indiana

                        INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of FREMONT FUND, LIMITED PARTNERSHIP as of April 30, 1996 and December 31, 1995, and the related statements of operations, partners' equity and cash flows for the four months ended April 30, 1996, the initial period ended December 31, 1995 and the cumulative period ended April 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FREMONT FUND, LIMITED PARTNERSHIP as of April 30, 1996 and December 31, 1995, and the results of its operations and its cash flows for the four months ended April 30, 1996, the initial period ended December 31, 1995, and the cumulative period ended April 30, 1996 in conformity with generally accepted accounting principles.

                                       Frank L. Sassetti & Co.

May 30, 1996
Oak Park, Illinois

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                               BALANCE SHEET

                     APRIL 30, 1996 AND DECEMBER 31, 1995


                                  ASSETS

                                        April 30,       December 31,
                                        1996            1995

Cash                                    $ 1,924         $ 1,926
Organization costs (Note 1)              36,247          34,204
                                        -------         -------

                                        $38,171         $36,130


                      LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Due to general partner                $36,247         $34,204
                                        -------         -------


PARTNERS' CAPITAL
  Limited partners - (1 unit)
    Initial capital contribution          1,000           1,000
    Deficit accumulated during the
      development stage                     (38)            (37)

  General partner - (1 unit)
    Initial capital contribution          1,000           1,000
    Deficit accumulated during the
      development stage                     (38)            (37)
                                         -------         -------
           Total Partners' Capital        1,924           1,926
                                         -------         -------

                                        $38,171         $36,130

                 The accompanying notes are an integral part
                        of the financial statements

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                   FOR THE FOUR MONTHS ENDED APRIL 30, 1996
                  THE INITIAL PERIOD ENDED DECEMBER 31, 1995
                AND THE CUMULATIVE PERIOD ENDED APRIL 30, 1996


                       Cumulative Period       Four Months     Initial Period
                             Ended                Ended             Ended
                           April 30,            April 30,        December 31,
                             1996                 1996              1995
                       -----------------       -----------     --------------

REVENUES                   $                    $                $

                           __________           __________       __________


       Total Revenues      __________           __________       __________


EXPENSES
  Bank charges                    76                    2               74

                            ---------            ---------        ---------
        Total Expenses            76                    2               74


NET INCOME (LOSS)          $     (76)           $      (2)       $     (74)


NET INCOME (LOSS) -
  Limited partnership unit $     (38)           $      (1)       $     (37)

  General partnership unit $     (38)           $      (1)       $     (37)

                 The accompanying notes are an integral part
                        of the financial statements

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                       STATEMENT OF PARTNERS' EQUITY

                 FOR THE FOUR MONTHS ENDED APRIL 30, 1996
              AND THE INITIAL PERIOD ENDED DECEMBER 31, 1995

                                                                  Total
                                 Limited         General         Partners'
                                 Partners        Partners         Equity
                              Amount   Units  Amount   Units   Amount   Units

Initial Partner Contribution  $1,000   1      $1,000   1       $2,000   2

Net loss - 1995                  (37)            (37)             (74)

Balance - December 31, 1995      963             963            1,926

Net loss - 1996                   (1)             (1)              (2)
                              -------         -------          -------
Balance - April 30, 1996      $  962          $  962           $1,924


Value per unit at December 31, 1995                              $963

Total partnership units at
  December 31, 1995                                                 2


Value per unit at April 30, 1996                                 $962

Total partnership units at
  April 30, 1996                                                    2

                 The accompanying notes are an integral part
                        of the financial statements

                      FREMONT FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                          STATEMENT OF CASH FLOWS

                 FOR THE FOUR MONTHS ENDED APRIL 30, 1996
                THE INITIAL PERIOD ENDED DECEMBER 31, 1995
              AND THE CUMULATIVE PERIOD ENDED APRIL 30, 1996



                       Cumulative Period       Four Months     Initial Period
                             Ended                Ended             Ended
                           April 30,            April 30,        December 31,
                             1996                 1996              1995
                       -----------------       -----------     --------------


CASH FLOWS FROM OPERATING
 ACTIVITIES -
  Net loss                 $  (76)              $   (2)          $  (74)


  Net Cash Used In
   Operating Activities    $  (76)              $   (2)          $  (74)

CASH FLOWS FROM INVESTING
 ACTIVITIES
                           ________             ________         ________

  Net Cash Provided By
   Investing Activities    ________             ________         ________


CASH FLOWS FROM FINANCING
 ACTIVITIES -
   Initial partner
    contributions           2,000               ________          2,000

  Net Cash Provided By
   Investing Activities     2,000               ________          2,000

NET INCREASE (DECREASE)
 IN CASH                    1,924                   (2)           1,926


CASH -
  Beginning of period      ________              1,926           ________

  End of period            $1,924               $1,924           $1,926

                 The accompanying notes are an integral part
                        of the financial statements

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                     APRIL 30, 1996 AND DECEMBER 31, 1995


1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Fremont Fund, Limited Partnership (the Fund) is a limited partnership engaged in the development stage. The Partnership was formed January 12, 1995. The Fund, once the offering is approved on a Form S-1 filed with the Securities and Exchange Commission, intends to raise a minimum of $600,000 and a maximum of $5,000,000 in capital from limited partners. Upon the raising of the minimum, the Fund will engage in speculative trading of futures contracts in commodities. Pacult Asset Management, Inc. is the General Partner and the commodity pool operator (CPO) of Fremont Fund, Limited Partnership. The commodity trading advisor (CTA) is Michael J. Frischmeyer. He will have the authority to trade so much of the Fund's equity as is allocated to him by the General Partner.

Income taxes:   In accordance with the generally accepted method  of
presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

Organizational costs: Organizational costs and costs incurred for the initial registration with the Securities and Exchange Commission, National Association of Securities Dealers, Inc., Commodity Futures Trading Commission,
 National Futures Association (the "NFA") and the states where the offering will be made will be capitalized and amortized over twenty-four months on a straight line method starting when operations begin, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs paid to date have been capitalized as of April 30, 1996 and December 31, 1995, respectively and no amortization expense was charged for either period. Recurring registration costs, if any, will be charged to expense as incurred.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                     APRIL 30, 1996 AND DECEMBER 31, 1995


2.	FEES

The Fund will be charged the following fees on a monthly basis beginning when trading commences.

- - A management fee of 4% (annual rate) of the Fund's net assets allocated to the CTA to trade will be paid to the CTA and 2% of equity to the Fund's General Partner.

- - An incentive fee of 15% of "new trading profits" will be paid to the CTA. "New trading profits" includes all income earned by the CTA and expense allocated to his activity, except interest income, the management fee and the incentive fee. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss.

- - The Fund will pay fixed commissions of 12% (annual rate) of net assets, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.


3.	STATEMENT OF OPERATIONS/DEVELOPMENT STAGE ACTIVITIES

No information other than bank service charges on the statements of operations has been presented because, as of April 30, 1996, the partnership has not commenced business to produce either income or expenses from operations.

As of April 30, 1996, the partnership is still in a development stage.
It is in the process of trying to raise funding for speculative trading of future contracts in commodities.

<F2>**************************************************************************
                        PACULT ASSET MANAGEMENT, INC.

                            FINANCIAL STATEMENTS

                      FOUR MONTHS ENDED APRIL 30, 1996
                                    AND
                   TWELVE MONTHS ENDED DECEMBER 31, 1995

                        PACULT ASSET MANAGEMENT, INC.

                      FOUR MONTHS ENDED APRIL 30, 1996
                 AND TWELVE MONTHS ENDED DECEMBER 31, 1995


                              TABLE OF CONTENTS


                                                        Page

Independent Auditors' Report                            1

Financial Statements -

        Balance Sheet                                   2

	Statement of Income and Retained Earnings	3

        Statement of Cash Flows                         4

        Notes to Financial Statements                   5


                Purchases of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                           Frank L. Sassetti & Co.
                        Certified Public Accountants

To The Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana


                        INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of PACULT ASSET MANAGEMENT, INC. as of April 30, 1996 and December 31, 1995, and the related statements of income and retained earnings and cash flows for the four months ended April 30, 1996 and the twelve months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PACULT ASSET MANAGEMENT, INC. as of April 30, 1996 and December 31, 1995, and the results of its operations and its cash flows for the four months ended April 30, 1996 and the twelve months ended December 31, 1995, in conformity with generally accepted accounting principles.

                                       Frank L. Sassetti & Co.

May 24, 1996
Oak Park, Illinois


                Purchases of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                        PACULT ASSET MANAGEMENT, INC.

                               BALANCE SHEET

                   APRIL 30, 1996 AND DECEMBER 31, 1995


                                  ASSETS

                                        April 30,       December 31,
                                        1996            1995

CURRENT ASSETS
  Cash                                  $ 58,994        $ 62,445
  Due from Fremont Fund (Note 2)          36,247          34,204
  Investments (Note 3)                     1,000           1,000
                                        --------        --------

                                        $ 96,241        $ 97,649


                    LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES
  Current Liabilities
  Accrued interest payable              $  2,500        $    500
  Advances from Futures Investment
   Co.  (Note 2)
  Advances from stockholder  (Note 2)   ________        ________

    Total Current Liabilities              2,500             500

  Long-Term Debt  (Note 4)               100,000         100,000


  Stockholder's Equity
    Capital stock (common 1,500 shares
     authorized, no par value; 1,000
     issued and outstanding)               1,000           1,000
    Accumulated deficit                   (7,259)         (3,851)
                                        ---------       ---------
    Total Stockholder's Equity            (6,259)         (2,851)

                                        $ 96,241        $ 97,649

                Purchases of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                STATEMENT OF INCOME AND RETAINED EARNINGS

                FOR THE FOUR MONTHS ENDED APRIL 30, 1996
              AND THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                                    Four Months      Twelve Months
                                       Ended             Ended
                                     April 30,        December 31,
                                       1996              1995
                                    -----------     --------------

REVENUES                              $________        $________


EXPENSES (Note 4)
  Registration and dues                                     670
  Professional accounting, legal and
   audit fees                              658            2,199
  Licenses and fees                        750              160
  Interest expense                       2,000              500
                                      --------         --------
    Total Expenses                       3,408            3,529


NET INCOME (LOSS)                       (3,408)          (3,529)

ACCUMULATED DEFICIT
  Beginning of period                   (3,851)            (322)

  End of period                        $(7,259)         $(3,851)

                Purchases of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                          STATEMENT OF CASH FLOWS

                  FOR THE FOUR MONTHS ENDED APRIL 30, 1996
                AND THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                                         Four Months      Twelve Months
                                            Ended             Ended
                                          April 30,        December 31,
                                            1996              1995
                                         -----------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                        $ (3,408)        $ (3,529)
    Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities -
       Increase in accrued interest payable   2,000              500

         Net Cash (Used In)
          Operating Activities               (1,408)          (3,029)


CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) in due from Fremont Fund        (2,043)         (28,204)
  Purchase of investment interest in
   limited partnership                      ________          (1,000)

         Net Cash (Used In)
          Investing Activities               (2,043)         (29,204)


CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in advances
   from stockholder                                          (10,000)
  Loan proceeds from stockholder            ________         100,000

         Net Cash Provided by
          Financing Activities              ________          90,000


NET INCREASE (DECREASE) IN CASH              (3,451)          57,767


CASH -
  Beginning of period                        62,445            4,678

  End of period                             $58,994         $ 62,445

                Purchases of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                    APRIL 30, 1996 AND DECEMBER 31, 1995


1.	STATEMENT OF CASH FLOWS

Net cash provided by operating activities includes no cash payment for interest nor income taxes for the four months ended April 30, 1996 and the twelve months ended December 31, 1995.


2.	CORPORATE AFFILIATION

The Company's sole shareholder is also a joint owner of Futures
Investment Company. In addition, the Company is the general partner of Fremont Fund, a limited partnership. Last year, Futures Investment Company advanced $9,000 to the Company. Ms. Shira Pacult, sole principal to the Company, advanced $18,000 to the Company. These advances were not collateralized, bore no interest and were repaid in 1995.

Also, the Company, in its capacity as general partner, has been advancing the organization costs of Fremont Fund which total $36,247 and $34,204 as of April 30, 1996 and December 31, 1995, respectively. These funds are not collateralized and bear no interest.

3.	INVESTMENTS

Last year, the Company purchased an interest as the general partner in a limited partnership with an initial investment of $1,000. As of the balance sheet date, the partnership has not begun operations.

4.	LONG-TERM DEBT

The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company can borrow up to $265,000 from the shareholder. The loan agreement bears interest at the rate of 6% per annum and is payable on or before January 12, 2017. On November 28, 1995, the Company borrowed $100,000 against this commitment, which will mature January 12, 2017, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.

<F3>**************************************************************************
                                APPENDIX I

                      COMMODITY TERMS AND DEFINITIONS

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

"1256 Contract".  See "Taxation - Section 1256 Contract".

"Additional Sellers".  See definition of "Selling Agent".

"Affiliated IB". The IB is Affiliated with the principal of the General Partner. The IB has no affiliation with the Partnership. Also see definition of "IB".

"Associated Persons". The persons registered pursuant to the Commodity Exchange Act with the FCM, the Selling Agent, Additional Sellers, or the IB who are eligible to service the Partnership, the Partners and to receive Trailing Commissions.

"Average Price System". The method approved by the CFTC to permit the CTA to place positions sold or purchased in a block to the numerous accounts managed by the CTA. See Appendix II to the Prospectus.

"Best Efforts." The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

"Capital" means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

"CFTC". Commodity Futures Trading Commission, 2033 K Street, Washington, D. C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

"Commodity". Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

"Commodity Broker".  See definitions of "Futures Commission Merchant" and
"IB".

"Commodity Exchange Act". The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

"Commodity Pool Operator" or "CPO". Pacult Asset Management, Incorporated, c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

"Commodity Trading Advisors" or "CTAs". Michael Frischmeyer, 1422 Central Avenue, Fort Dodge, IA. 50501. A person who renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, the persons who will be responsible for the analysis and placement of trades for the Partnership.

"Daily Price Limit". The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

"Escrow Agent" and "Escrow Account". First American State Bank, 1207 Central Avenue, Fort Dodge, IA 50501 which was selected by the General Partner and the account which will hold all the subscription documents and proceeds until such time as either the Minimum is sold or the offering is terminated prior to the sale of such Minimum.

"Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

"Form K-1". The section of the Federal Income Tax Return filed by the Partnership which identifies the amount of investment in the Partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a Partner on the Partner's tax return.

"Fully-Committed Position". Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in certain commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

"Futures Commission Merchant" or "FCM". The Chicago Corporation, 228 South LaSalle Street, Chicago, IL 60604. The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The IB will be responsible for the negotiation and payment of the commission to the FCM.

"Futures Contract". A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (ii) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each Commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." Trading in futures contracts involves trading in contracts for future delivery of Commodities and not the buying and selling of particular physical lots of Commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

"Futures Investment Company". The introducing broker (the "IB"), 2990 W. 120, Fremont, IN 46737 which will introduce the trades to the FCM for a fixed commission of 12% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"General Partner". Pacult Asset Management, Incorporated, c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901. The manager of the Fund.

"IB" or "Introducing Broker". The introducing broker, Futures Investment Company, 2990 W. 120, Fremont, IN 46737, which will introduce the trades to the FCM for a fixed commission of 12% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"Introduction of Trades". The term used to describe the function performed by the broker which handles the relationship between the Partnership and the Futures Commission Merchant. See the definition of IB.

"Limited Partner". Persons admitted without management authority pursuant to the Partnership Agreement.

"Margin". A good faith deposit with a broker to assure fulfillment of the terms of a Futures Contract.

"Margin call". A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an FCM.

"Minimum-Maximum Offering". The amount required to be invested before trading will commence, $600,000 and the amount which will terminate this offering, $5,000,000.

"NASD". National Association of Security Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker dealers such as the Selling Agent.

"Net Assets". The total assets of the Partnership including all cash, plus Treasury Bills and other similar securities at market, unamortized portion of organization costs, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less the fixed rate in lieu of the brokerage commission, less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles.

"Net Asset Value Per Unit". The Net Assets of the Partnership divided by the number of Units outstanding.

"New Net Profit". The profit in excess of the highest prior level of equity, before charges and fees, earned by a commodity trading advisor. See "Description of Charges" and the "Limited Partnership Agreement".

"Net Worth". The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

"Offering Expenses".   The offering expenses, estimated to be $70,000, paid
by the General Partner to be reimbursed to the General Partner by the Partnership at the rate of 15% of New Net Profits each month or 2% of Capital each year until paid in full. For purposes of limitation, the total Expenses, including the 6% sales commissions, can not exceed 15% of Capital raised pursuant to the Offering. Specifically, these expenses include SEC Registration Fee $1,724, NASD Filing Fee $1,000, Legal Fees $40,200, Accounting $6,000, Blue Sky Expenses $5,000, Printing $13,000, Miscellaneous $2,076 and Escrow Fees $1,000.

"Option Contract". An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid ("premium") for the option.

"Partners". The General Partner, all other general partners, and all Limited Partners in the Partnership.

"Partnership" or ''Limited Partnership" or "Commodity Pool" or "Pool" or "Fund". The Fremont Fund Limited Partnership, evidenced by Exhibit A to this Prospectus, 2990 W. 120, Fremont, IN (219) 833-1306.

"Position Limits". The CFTC has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called Position Limits.

"Principal". Ms. Shira Del Pacult, the principal of the General Partner (who is also a principal of the IB).

"Round-turn Trade". The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

"Redemption". The right of a Partner to tender the Units to the Partnership for surrender at the Net Unit Value, subject to certain conditions. See the Limited Partnership Agreement attached as Exhibit A to the Prospectus.

"Selling Agent". The NASD member broker dealer, World Invest Corporation, 2730 S.W. 3rd Avenue, 5th Floor, Miami, Florida, 33129, selected by the General Partner to offer the Units for sale. The General Partner and the Selling Agent may select Additional Selling Agents to also offer Units for sale. See Plan of Distribution in the Prospectus.

"Scale in Positions". The CTA selected by the General Partner presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the Partnership and other accounts under management will be too large too be executed at one time. The CTA intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the CFTC. This procedure is defined as to "Scale in Positions". The same definition and rules apply when the CTA elects to exit a position.

Taxation - "Section 1256 Contract" is defined to mean: (1) any regulated futures contract ("RFC"); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC or any other board of trade, exchange or other market designated by the Secretary of Treasury ("a qualified board of exchange") and which is "market-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A "non-equity option" means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the CFTC of a contract market for a contract bond or such group of stocks or stock index. A "dealer equity option" means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

With certain exceptions discussed below, the following rules apply to
Section 1256 contracts. All Section 1256 contracts will be market-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term, and 40% as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax r b schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%.

Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carryback any net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains, but not against other income. The net loss from Section 1256 contracts will be treated as 60% long-term capital loss and 40% short term capital loss. To the extent that such losses are not depleted by the carryback, they can be carried forward under the existing capital loss carry forward rules and will be treated as 60% long-term capital losses and 40% short-term capital losses.

During taxable years in which little or no profit is generated from trading activities, a Limited Partner will, none-the-less, still have interest income.

The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions"). The gains and losses from off-exchange positions will not be subject to the 60/40 Rule, but will be treated in accordance with the general holding period rules and taxed at the same rates as ordinary income, on a dollar for dollar basis. Capital gain or loss with respect to property other than Section 1256 contracts generally will be long-term only if such contracts have been held for more than one year. See "Federal Income Tax Aspects."

"Trailing Commissions". The share of the fixed commissions to be paid to the individual associated persons who work for the NASD member broker dealers or the IB who have either sold the Units to the Partners or are providing services to the General Partner or the other Partners.

"Taking Positions Ahead of the Partnership". The allocation of trades by other than legally accepted methods by the CTA or other trader which favors parties who took the position unfairly.

"Trading Matrix". The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. For example, each $40,000 in every account is traded the same by Mr. Frischmeyer. This is his trading matrix. Some other commodity trading advisors have a different trading matrix for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

"Unit". The term used to describe the ownership both the General and Limited Partner interests in the Partnership.

"Unrealized Profit Or Loss". The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

"Underwriter".  See Selling Agent.

                          STATE REGULATORY GLOSSARY

The following definitions are supplied by the state securities administrators responsible for the review of public futures fund ("commodity pool") offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the General Partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the Broker or Brokerage Firm which makes the offer or the residence of the potential investor.

Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the CTAs and, when it provides such advice, to the General Partner.

Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Ms. Shira Del Pacult is the sole shareholder and principal of the General Partner and also owns 50% of the outstanding voting shares and is a principal in the Affiliated IB.

Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the Units.

Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See "Futures Commission Merchant" and "Introducing Broker" and Appendix III to this Prospectus.

Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this Prospectus.

Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See "New Net Profit".

Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

Participant-The holder of a Program Interest.  A Partner in the Fund.

Person-Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the Introducing Broker from the fixed commissions.

Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the "Futures Commission Merchant" and "Introducing Broker" and Appendix III to this Prospectus.

Program Interest-A limited partnership interest or other security representing ownership in a program. The "Units" in the Fund. See Exhibit A, the Limited Partnership Agreement.

Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

<F4>**************************************************************************
                     FREMONT FUND, LIMITED PARTNERSHIP
                            APPENDIX II - THE CTA

                   INTRODUCTION AND GENERAL INFORMATION

Michael J. Frischmeyer is the Commodity Trading Advisor (the "CTA") to whom this Appendix II relates. The CTA conducts the business of the trading program described in this Prospectus as a sole proprietorship, and the main business office and main business telephone number of the CTA are as follows:
Main Business Office: 1422 Central Avenue, P.O. Box 898, Fort Dodge, Iowa 50501; Main Business Telephone Number: (515) 955-3800; Facsimile: (515) 955-1444. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

                       DESCRIPTION OF TRADING PROGRAM

A client desiring to establish an account to be traded by the CTA under the trading program described in this Appendix must purchase Units in the Fremont Fund, a limited partnership, (the "Partnership") pursuant to the terms described in this Prospectus and the subscription documents.

The Chicago Corporation will serve as the futures commission merchant for the Partnership. The minimum account size that an investor must establish with Partnership is $15,000. The requirement of a minimum size for an investor in the Partnership is not intended as a protective measure for the investor or the Partnership, but rather is established for the administrative
convenience of the General Partner.   As discussed elsewhere (see e.g., "Risk
Factors" in the Prospectus and below), futures and options trading is a high risk, speculative business.

The business of the CTA includes managing commodity pools and discretionary futures accounts, and the CTA will be managing and directing the trading of accounts for other clients during the same period that the CTA is managing any particular client's account, including the Partnership account. See "Risk Factors" and "Conflicts of Interest".

The power of attorney granted to the CTA by the Partnership will not prohibit the CTA from managing or directing the trading of other accounts during the term of the power of attorney or from using the same information and trading strategy obtained, produced or utilized in the performance of services for the Partnership for the benefit of other clients or the CTA and his Affiliates. The power of attorney will authorize and empower the CTA to act for the account of the Partnership to buy, sell (including short sales) and trade in domestic and foreign futures contracts and options on margin or otherwise. Under the power of attorney, the CTA will be acting as agent for the Partnership, and the Partnership will be legally bound as principal for all trades and any and all other obligations incurred by the CTA. In the event, therefore, of a deficiency in a Partnership account due to a margin call, a loss exceeding the value of the account, or otherwise, the Partnership will be responsible for the full amount of the deficiency, and investors in the Partnership must be aware and recognize that the potential liability of the Partnership is not limited to the amount of funds available in or the value of the Partnership accounts, from time to time. See "Risk Factors".

Prospective investors should be aware that the power of attorney for the Partnership to appoint the CTA has been prepared by The Chicago Corporation and, therefore, contains provisions for the benefit of The Chicago Corporation, the General Partner, the CTA and other parties, such as provisions requiring the Partnership to indemnify The Chicago Corporation and other parties for all losses in the Partnership accounts and for other matters. The power of attorney utilized by the Partnership to appoint the CTA provides for arbitration of any disputes to be held before the American Stock Exchange, Inc., the Chicago Board Options Exchange, Inc. or the National Association of Securities Dealers, Inc., and in accordance with rules then in effect.

The types of futures contracts and options which the CTA may trade for the Partnership include, without limitation, all domestic and foreign currency futures contracts and all domestic and foreign commodities, currencies and provisions, and options therefore, as are usually dealt in on exchanges or in the interbank foreign currency forward markets.

The CTA's trading has been active in the soybean complex (beans, oil and meal), corn, wheat, cattle (live and feeder), live hog and pork belly contracts and interest rate futures (long-term treasury bonds, Eurodollars and others). The CTA's trading has also been active in foreign currencies and in stock index futures and options and in precious metals (primarily gold and silver) futures, as well as in futures and options on foreign futures and options exchanges.

The futures and options traded by the CTA, including the trades to be made for the Partnership, will be traded on regulated exchanges located in the United States and in non-United States jurisdictions, including England, France, Spain, Germany, Canada, Australia, Japan and Singapore. No business will in any event be conducted which is forbidden by or will be contrary to any applicable law (whether laws of the United States or a foreign jurisdiction) or any lawful rules and regulations as are established by the regulated exchanges (whether United States exchanges or foreign exchanges) upon which futures or options are traded for the Partnership. Prospective clients should be aware, however, that trading on foreign exchanges will not be subject to the regulations of the Commodity Futures Trading Commission (the "CFTC") and may involve greater risks than trading on exchanges located in the United States. In addition, the CTA will be effecting certain trades through the "GLOBEX" system, Project A and other systems, which are electronic order-entry and matching systems for futures and options. See "Risk Factors".

The CTA contemplates trading the contracts identified on the following Futures Exchanges for the Partnership, although other exchanges may be used and other types of contracts or interests may be traded:

FOREIGN FUTURES EXCHANGES: Deutsche Terminborse - DAX Index; London International Financial Futures Exchange (LIFFE) - 3-Month Sterling, 3-Month EuroDeutscheMark, 3-Month EuroLira, 3-Month EuroSwissFranc, German Bond, British Gilt, Italian Government Bond (BTP), FT-SE 100 Index; Marche A Terme Internationale de France (MATIF) - 3-Month PIBOR, French Notional Bond, CAC 40 Index; Mercado de Futuros Y Opciones (MEFF) - 3-Month MIBOR, Spanish Notional Bond; Montreal Stock Exchange - 3-Month Canadian Bankers Acceptance, Canadian Government Bond; Sydney Futures Exchange - 3-Month Australian Bills, 10 Year Australian Bonds; Tokyo International Financial Futures Exchange (TIFFE) - EuroYen; Tokyo Stock Exchange - Japanese 10 Year Bond; Singapore International Financial Futures Exchange (SIMEX) - EuroDollars, Nikkei, Japanese 10 Year Bond.

UNITED STATES FUTURES EXCHANGES: Chicago Board of Trade (CBOT) - Corn, Soybeans, Soybean Meal, Soybean Oil, Wheat, Treasury (10 year) Notes,
Treasury Bonds, Municipal Bond Index; Chicago Mercantile Exchange (CME) -
Live Cattle, Feeder Cattle, Live Hogs, Pork Bellies; International Monetary Market (IMM) a division of the CME - Australian Dollar, Canadian Dollar, Deutsche Mark, French Franc, Japanese Yen, Swiss Franc, Eurodollars, British Pound, Mexican Peso; Index and Options Market (IOM) a division of the CME - S & P 500 Index, S & P Midcap 400 Index; New York Futures Exchange (NYFE) -
NYSE Composite; Financial Instruments Exchange (FINEX) - U.S. Dollar Index, British Sterling-Deutsche Mark, Deutsche Mark-Yen, Deutsche Mark-French Franc, Deutsche Mark-Italian Lira; Commodity Exchange, Inc. (COMEX) - Gold, Silver; Kansas City Board of Trade (KCBT) - Hard Red Winter Wheat, Value Line Index.

The following description of the CTA's trading systems, methods and strategies is not intended to be exhaustive. In addition, the trading methods, systems and principles utilized by the CTA are proprietary and confidential and the following descriptions are general in nature. Further, in preparing the following discussion, the CTA may have chosen to refer to or emphasize only specific aspects of his trading systems, methods and strategies. Prospective clients should also be aware that there are numerous trading systems, methods and strategies utilized in the various futures and options contexts and that the following discussion only addresses those systems, methods and strategies utilized by the CTA. Prospective clients will be unable to compare the CTA's systems, methods and strategies with any other trading systems, methods and strategies that are or may be utilized by other traders or commodity trading advisors or trading managers.

The CTA will rely on his subjective judgment and discretion in the trading of Partnership accounts. The intent of such subjective judgment and discretion is to enhance returns and/or lower risks; however, there can be no assurances that such actions will be successful. One example of such subjective judgment or discretion may be determining the appropriate level of aggressiveness during periods of unusual uncertainty.

In certain trades, the CTA will be utilizing a practice known as "Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa). Although it is not anticipated to occur, if the CTA's ability to engage in such transactions were to be restricted by the CFTC or other applicable authority, the current trading techniques employed by the CTA may be impaired to the detriment of clients of the CTA.

The CTA will utilize the "Average Price System" for those futures and options contracts where its use is authorized. Under the Average Price System, when multiple price executions are received on a "blocked" order, the prices will be averaged and confirmed to each account on the averaged basis, which will be computed by multiplying the execution prices by the quantities at those prices divided by the total quantities. See also "Conflicts of Interest".

                       BUSINESS BACKGROUND OF THE CTA

The business background of the CTA for at least five (5) years is as follows:


The CTA, Mr. Frischmeyer, was born in 1953. He graduated from Iowa State University, Ames, Iowa, in 1976 with a bachelor of science degree in agricultural business. From March of 1976 to November of 1979, Mr. Frischmeyer was an account executive in the commodity brokerage business of Stark Brokerage, Inc., Fort Dodge, Iowa. In November of 1979, he joined the newly organized North Iowa Commodities, now known as Iowa Commodities, Ltd. He is currently Vice President and owner of approximately 21% of the total outstanding stock of Iowa Commodities, Ltd. and is registered with the CFTC and the NFA as an associated person of Iowa Commodities, Ltd. (since 1984). Iowa Commodities, Ltd. serves as an introducing broker for various traders, and is registered as an introducing broker with the CFTC (though the NFA) and a member of the Chicago Board of Trade.

Mr. Frischmeyer is registered with the CFTC and the NFA as a commodity trading advisor (since October 12, 1984), and, as a commodity pool operator (since April, 1987). He directs the trading for discretionary accounts for individuals and entities and devotes substantially all of his time to the futures and options trading business. Mr. Frischmeyer serves as both the commodity pool operator and commodity trading advisor for two commodity pools and also advises other commodity pool operators and other traders and managers with respect to trading strategies.

Mr. Frischmeyer was affiliated with R.G. Dickinson and Company, based in
Des Moines, Iowa, as registered representative from January, 1986 through December, 1991. R.G. Dickinson is a securities broker-dealer. Mr. Frischmeyer became a registered representative with Broker-Dealer Financial
Services, Inc., based in Des Moines, Iowa on January 1, 1992.   Mr.
Frischmeyer terminated his association with Broker-Dealer Financial Services Corporation on December 31, 1994, and became a registered representative of Investment Guidance, Inc., effective January 1, 1995. Investment Guidance, Inc. is registered as a fully-disclosed broker-dealer with the Securities and Exchange Commission and member of the National Association of Securities Dealers, Inc. It serves as the underwriter for certain limited partnership commodity pool offerings, in addition to offering general brokerage services to the public.

                        PERFORMANCE RECORD OF THE CTA

The performance capsules set forth below are presented on a composite basis. While there may be differences in the specific trades made in each account, the trading program and strategies employed for accounts traded in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule and in his Managed Account Program, Regular Fee Schedule are the same, and Mr. Frischmeyer does not believe there are substantial differences between the trading systems, money management policies or fee structures, or any other significant differences among the accounts comprising the respective composites which would make the use of a composite inappropriate. As much as possible, Mr. Frischmeyer attempts to trade all managed accounts proportionately the same. For example, if one account is twice the size of another, it will trade twice the number of contracts so that the two accounts would generate a similar rate of return.

When reviewing the CTA's performance record, prospective clients should also be aware, however, that composite performance results tend to create an "averaging effect" on the performance of the accounts. Further, prospective clients should recognize that different accounts can have and have had varying investment results, even though they have been traded according to the same general trading approach. The reasons for this include numerous material differences between accounts, including the following:

1. The relative sizes of the accounts, which influences the number of interests and the number of contracts in each interest traded by accounts, as well as the diversification of the account and the design and execution of the CTA's methods. For instance, in the example given above, the larger account might not be exactly twice the size of the smaller account. The CTA may, from time to time, determine that certain trades may entail greater than ordinary risks, which may cause him to also determine that all accounts should trade a smaller than usual number of contracts. As a result, in some circumstances larger accounts may trade a reduced number of contracts in such trades and the small accounts may not participate in such trades.

2. The period during which the accounts were active.

3. The trading approach used--although all accounts may be traded in accordance with the same general trading approach, such approach can and does change periodically as a result of research and development by the CTA.

4. Split fills. When entering an order to buy or sell futures or options, the CTA will block his managed accounts (group them together) so that multiple accounts can be filled on one order. If fills occur at more than one price, a small difference in performance can result. In such instances (except where the Average Price System is applicable, described in the Sections entitled "Description of Trading Program" and "Conflicts of Interest"), the fills are arbitrarily allocated so that the highest prices (whether buys or sells) are successively allocated to the numerically highest account numbers.

5. Incomplete fills. Occasionally, a blocked order can be partially, but not completely filled at the price specified on the order. In such an instance, the CTA attempts to allocate one contract to each account, regardless of account size, and then allocate the remaining fills in proportion to account capitalization, but some discrepancies may be unavoidable. See "Conflicts of Interest" above.

6. The rates and timing of payment of brokerage commissions and fees paid by the accounts.

7. The amount of administrative costs paid by the accounts.

8. The amount of interest income earned by the accounts.

9. The market condition in which accounts are traded, which in part determines the quality of trade executions.

10. The timing of orders to open or close positions.

Thus, the results of individual accounts, as a result of differences in the above factors, may experience better or worse than the composite performance results shown.

Managed Account Program, Iowa Commodities Fee Schedule

The following capsule shows the past performance of Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule for the most recent five calendar years and year-to-date (through December, 1995). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Managed Account Program, Iowa Commodities Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month            1995      1994      1993      1992      1991      1990
January          (.70)   (12.81)     4.47     (2.81)     2.20      9.93
FebruarY        (7.62)     5.01      8.95     (5.81)    (1.06)    (2.55)
March           (5.23)    (3.56)    22.46     (3.15)    (8.96)     4.53
April          (10.30)     (.65)    12.78      2.84      (.49)    17.35
May             (6.81)    14.01     10.17     (5.83)    (4.06)   (12.15)
June            (4.00)    (4.96)    26.75      7.77     (2.41)     5.38
July             6.10     12.61     33.84     (7.03)     (.12)     4.74
August          18.04      7.13    (20.26)    12.28     (2.01)   (19.03)
September       28.62     (2.16)      .48     (1.82)    12.55      4.80
October          7.31      2.69      (.13)    14.19       .83    (13.53)
November        (3.25)      .19     (1.51)     3.23      3.89     (4.01)
December        22.63     (4.96)    15.25      8.40     (3.97)     3.93
Year            42.35      9.71    166.90     21.19     (4.96)    (6.73)

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program: Managed Account Program, Iowa Commodities Fee Schedule ("ICL Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The ICL Program:
January 1, 1981

Number of Accounts Directed Pursuant To The ICL Program: 53

Total Assets Under Management of Mr. Frischmeyer:  $25,013,426

Total Assets Traded Pursuant To The ICL Program:  $15,760,735

Largest Monthly Draw-Down** For The ICL Program During The Most Recent Five Calendar Years and Year-to-Date (through November, 1995): 8-93/20.26% of client funds

Worst Peak-to-Valley Draw-Down For The ICL Program During The Most Recent Five Calendar Years and Year-to-Date (through November, 1995): 5-90 to 5-92/42.08% of net asset value

* Rate of Return is computed by dividing the net trading results by beginning net asset value for the period. Subsequent to 1990, for those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return. To date, the month of November, 1991 is the only period requiring such adjustment.

**   "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period

Six (6) accounts in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule were opened in 1995 (through December 15, 1995). Twenty-one (21) such accounts were opened in 1994. Eight such accounts were opened in 1993, and one such account was opened in 1992, being a commodity pool which was created as a vehicle for existing managed accounts of less than $30,000 to permit participation in trades that would be unsuitable for a small account. In the course of consolidating those accounts, twenty-four
(24) managed accounts were closed. The historical performance of each of those accounts was comparable to that shown in the composite performance record. The lifetime performance of such accounts is dependent upon when each account was opened. The most recent such account (through December 15, 1995) was opened in December, 1995, and the earliest of those accounts was opened in 1976.

One account in Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule was closed in 1992, one other was closed in 1993, three were closed in 1994, and five such accounts were closed in 1995 (through December 15, 1995). The account closed in 1992 had been traded for ten quarters from April, 1990 through September, 1992 and was unprofitable (as were all of Mr. Frischmeyer's managed accounts during that period). The account closed in 1993 was transferred to Mr. Frischmeyer in 1989, had been profitable, and was closed due to the dissolution of the partnership which owned the account. Of the three closed in 1994, one was opened in 1989 and was profitable, one was opened in 1990 and was profitable (closed for estate planning), and one was opened in 1976 and was closed due to a death. Of the five closed in 1995, one was opened in 1981 and was profitable, one was opened in 1984 and was profitable, and three were opened in 1994 and were unprofitable. Two of the accounts which were closed in 1995 were closed pursuant to reorganizations by the client, and resulted in two new accounts being opened in 1995.

Managed Account Program, Regular Fee Schedule

The following capsule shows the past performance of Mr. Frischmeyer's Managed Account Program, Regular Fee Schedule since the inception of the Managed Account Program, Regular Fee Schedule and year-to-date (through December, 1995). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Managed Account Program, Iowa Commodities Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month           1995            1994
January         1.49             N/A
February       (5.82)            N/A
March          (3.05)           0.19
April          (8.77)          (3.40)
May            (7.21)           0.58
June           (3.64)          (6.47)
July            3.64           11.36
August         12.84            3.06
September      22.27            1.30
October         3.90            1.72
November       (2.20)          (1.64)
December       12.69           (1.52)
Year           23.03            4.31

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program: Managed Account Program, Regular Fee Schedule ("Regular Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The Regular Program:
March 1, 1994

Number of Accounts Directed Pursuant To The Regular Program: 195

Total Assets Under Management of Mr. Frischmeyer:  $25,013,426

Total Assets Traded Pursuant To The Regular Program:  $9,252,681

Largest Monthly Draw-Down** For The Regular Program Since Inception and Year-to-Date (through November, 1995): 4-95/8.77% of client funds

Worst Peak-to-Valley Draw-Down For The Regular Program Since Inception and Year-to-Date (through November, 1995): 11-94 to 6-95/26.77% of net asset value

                                     6

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**   "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period

As indicated above, the performance capsule is a composite consisting of 195 accounts, comprised of 168 at $40,000, 19 at $80,000, 6 at $120,000, 1 at
$200,000 and one (1) pool with assets in excess of $2,000,000. As also indicated above, Mr. Frischmeyer's Managed Account Program, Regular Fee Schedule began in March of 1994. One hundred nineteen (119) such accounts were opened in 1994, and 98 such accounts were opened in 1995 (through December 15, 1995). Three of such accounts were closed in 1994, all of which were profitable. Forty-eight (48) such accounts were closed in 1995 (through December 15, 1995), of which 10 were profitable, 37 of which were unprofitable, and one (1) of which was closed before any trading was done in order to transfer the account to a commodity pool for which Mr. Frischmeyer acts as the commodity trading advisor. A total of 13 accounts closed in 1995 have transferred to that commodity pool.

The regulations of the CFTC require the CTA to maintain certain other more detailed performance records. The CTA will provide such other performance records to the Fremont Fund upon request.

CLIENTS MUST BE AWARE THAT THE INFORMATION INCLUDED IN THE ABOVE
PERFORMANCE CAPSULES HAVE BEEN PREPARED SOLELY BY THE CTA AND HAS NOT BEEN AUDITED; BUT, IN THE OPINION OF THE CTA, SUCH INFORMATION PRESENTS ACCURATELY THE PERFORMANCE OF THE POOLS OR ACCOUNTS TRADED BY THE CTA FOR THE PERIODS SHOWN.

THERE CAN BE NO ASSURANCE THAT THE CTA OR ANY ACCOUNT WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES.

                       INDIVIDUAL TRADING BY THE CTA

As discussed in the Section entitled "Conflicts of Interest" in the Prospectus, the CTA may trade interests for his own account. The records of the CTA's trading, but not his trading policies or methods, will be available for inspection by The Fremont Fund.

                          SUPPLEMENTAL INFORMATION

Pro Forma Performance Record, ICL Managed Account Program

The following capsule shows the pro forma performance of Mr. Frischmeyer's Managed Account Program, Iowa Commodities Fee Schedule for the most recent five calendar years and year-to-date (through March, 1996). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Managed Account Program, Iowa Commodities Fee Schedule
                       Percentage Rate of Return
                (Computed on a compounded monthly basis)*

Month            1995      1994      1993      1992      1991
January         (0.43%)  (12.56%)    4.74%    (2.55%)    2.47%
February        (7.37%)    5.29%     8.37%    (5.55%)   (0.80%)
March           (4.96%)   (3.29%)   19.39%    (2.89%)   (8.70%)
April          (10.05%)   (0.39%)   11.15%     3.11%     0.23%
May             (6.55%)   14.30%     8.92%    (5.57%)   (3.80%)
June            (3.74%)   (4.70%)   23.04%     8.05%    (2.14%)
July             6.38%    11.68%    29.07%    (6.77%)    0.15%
August          18.33%     6.35%   (16.99%)   12.56%    (1.75%)
September       24.17%    (1.57%)    0.68%    (1.55%)   12.84%
October          6.49%     2.55%     0.16%    14.47%     1.10%
November        (2.63%)    0.44%    (1.01%)    3.51%     5.70%
December        19.54%    (4.29%)   13.25%     8.67%    (3.71%)
Year            37.41%    11.33%   144.42%    25.10%    (0.42%)

Name of Commodity Trading Advisor:  Michael J. Frischmeyer

Name of Trading Program: Managed Account Program, Iowa Commodities Fee Schedule ("ICL Program")

Date Commodity Trading Advisor Began Trading Client Accounts:  March 1, 1976

Date When Client Funds Began Being Traded Pursuant To The ICL Program:
January 1, 1981

Number of Accounts Directed Pursuant To The ICL Program: 53
Total Assets Under Management of Mr. Frischmeyer:  $25,013,426

Total Assets Traded Pursuant To The ICL Program:  $15,760,735

Largest Monthly Draw-Down** For The ICL Program During The Most Recent Five Calendar Years and Year-to-Date (through March, 1996): 8-93/20.26% of client funds

Worst Peak-to-Valley Draw-Down For The ICL Program During The Most Recent Five Calendar Years and Year-to-Date (through March, 1996): 5-90 to 5-92/42. 08% of net asset value

* Rate of Return is computed by dividing the net trading results by beginning net asset value for the period. Subsequent to 1990, for those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return. To date, the month of November, 1991 is the only period requiring such adjustment.

**   "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period

[To keep the rows of the following tables from exceding 132 characters, Column 'L' and its resulting value has been placed in brackets following the 'Total's for each year.]

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
- -----------------------------------------------------------------------------------------------------------------------------------
1981                                                                                                                     1,000.00
January    659,341.33    1,500.00                (69,172.40)    591,668.93    -10.49%              1,671.35    -10.24%   897.62
February   591,668.93    94,208.81               95,027.72      780,905.46    16.06%  (3,878.30)   1,833.76    15.72%    1,038.69
March      780,905.46    27,000.00               (70,741.83)    737,163.63    -9.06%  3,878.30     2,028.14    -8.30%    952.45
April      737,163.63               (3,789.50)   (170,055.42)   563,318.71    -23.07%              1,737.44    -22.83%   734.98
May        563,318.71                            23,509.00      586,827.71    4.17%                1,536.60    4.45%     767.65
June       586,827.71                            150,311.75     737,139.46    25.61%               1,768.82    25.92%    966.60
July       737,139.46                            14,329.50      751,468.96    1.94%                1,988.78    2.21%     987.99
August     751,468.96               (75,010.58)  281,107.25     957,565.63    37.41%  (44,880.31)  2,283.27    31.74%    1,301.58
September  957,565.63               (8,100.00)   (76,836.00)    872,629.63    -8.02%  11,525.40    2,445.14    -6.57%    1,216.13
October    872,629.63    7,128.75                183,371.22     1,063,129.60  21.01%  27,505.68)   2,586.17    18.16%    1,436.95
November   1,063,129.60             (21,386.62)  (394,134.47)   647,608.51    -37.07% 27,505.68    2,285.55    -34.27%   944.49
December   647,608.51                            (129,410.75)   518,197.76    -19.98%              1,557.52    -19.74%   758.03
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
 Totals                  129,837.56 (108,286.70) (162,694.43)
[(L) Pro Forma Annual Rate of Return: -24.20%]

1982
January    518,197.76    3,446.91                (2,449.16)     519,195.51    -0.47%               1,385.96    -0.21%    756.47
February   519,195.51               (29,816.77)  (10,602.59)    478,776.15    -2.04%               1,333.29    -1.79%    742.97
March      478,776.15               (31,388.98)  200.50         447,587.67    0.04%                1,237.62    0.30%     745.20
April      447,587.67               (23,455.87)  61,520.05      485,651.85    13.74%               1,246.81    14.02%    849.70
May        485,651.85                            (57,224.30)    428,427.55    -11.78%              1,221.21    -11.53%   751.72
June       428,427.55                            2,249.50       430,677.05    0.53%                1,147.76    0.79%     757.68
July       430,677.05    526.58                  (51,961.00)    379,242.63    -12.06%              1,082.05    -11.81%   668.17
August     379,242.63               (850.73)     (30,819.25)    347,572.65    -8.13%               971.03      -7.87%    615.58
September  347,572.65                            65,014.00      412,586.65    18.71%               1,015.57    19.00%    732.53
October    412,586.65               (64,500.00)  57,058.25      405,144.90    13.83%               1,092.49    14.09%    835.77
November   405,144.90               (5,247.52)   (28,489.85)    371,407.53    -7.03%               1,037.47    -6.78%    779.14
December   371,407.53               (3,784.97)   3,777.50       371,400.06    1.02%                992.39      1.28%     789.14
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   3,973.49   (159,044.84) 8,273.65
[(L) Pro Forma Annual Rate of Return: 4.10%]

1983
January    371,400.06    11,205.13               38,297.84      420,903.03    10.31%               1,058.52    10.60%    872.77
February   420,903.03    7,725.40                50,535.12      479,163.55    12.01%               1,202.49    12.29%    980.05
March      479,163.55               (20,550.00)  206,178.19     664,791.74    43.03%               1,528.32    43.35%    1,404.88
April      664,791.74               (65,250.00)  61,857.86      661,399.60    9.30%   (3,745.30)   1,771.79    9.01%     1,531.43
May        661,399.60                            (81,132.38)    580,267.22    -12.27% 3,745.30     1,658.87    -11.45%   1,356.08
June       580,267.22               (1,000.00)   (87,886.25)    491,380.97    -15.15%              1,431.72    -14.90%   1,154.04
July       491,380.97               (296.22)     3,979.00       495,063.75    0.81%                1,317.89    1.08%     1,166.48
August     495,063.75    6,453.64                105,229.80     606,747.19    21.26%               1,472.02    21.55%    1,417.89
September  606,747.19                            3,160.00       609,907.19    0.52%                1,625.45    0.79%     1,429.08
October    609,907.19    37,500.00               (13,362.42)    634,044.77    -2.19%               1,661.92    -1.92%    1,401.66
November   634,044.77    70,645.31               85,395.10      790,085.18    13.47%  (6,052.73)   1,902.64    12.81%    1,581.27
December   790,085.18               (54,796.02)  18,481.20      753,770.36    2.34%   (2,772.18)   2,062.59    2.25%     1,616.83
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   133,529.48 (141,892.24) 390,733.06
[(L) Pro Forma Annual Rate of Return: 104.88%]

1984
January    753,770.36    13,600.00               134,411.15     901,781.51    17.83%  (20,161.67)  2,211.82    15.45%    1,866.64
February   901,781.51    1,747.25                (28,960.80)    874,567.96    -3.21%  4,344.12     2,373.20    -2.47%    1,820.60
March      874,567.96               (10,000.00)  (63,809.00)    800,758.96    -7.30%  9,571.35     2,238.24    -5.95%    1,712.35
April      800,758.96    9,000.00                133,568.76     943,327.72    16.68%  (20,035.31)  2,330.10    14.47%    1,960.12
May        943,327.72               (17,000.00)  (22,532.95)    903,794.77    -2.39%  3,379.94     2,467.76    -1.77%    1,925.45
June       903,794.77    10,000.00               266,174.02     1,179,968.79  29.45%  (39,926.10)  2,783.91    25.34%    2,413.38
July       1,179,968.79             (43,500.00)  850,133.11     1,986,601.90  72.05%  (127,519.97) 4,230.54    61.60%    3,899.98
August     1,986,601.90             (133,901.84) (198,201.25)   1,654,498.81  -9.98%  29,730.19    4,864.51    -8.24%    3,578.80
September  1,654,498.81             (26,500.00)  (85,189.95)    1,542,808.86  -5.15%  12,778.49    4,271.60    -4.12%    3,431.41
October    1,542,808.86             (28,000.00)  103,820.81     1,618,629.67  6.73%   (15,573.12)  4,223.68    5.99%     3,637.08
November   1,618,629.67             (22,500.00)  549,514.50     2,145,644.17  33.95%  (82,427.18)  5,029.07    29.17%    4,697.93
December   2,145,644.17             (16,500.00)  12,812.24      2,141,956.41  0.60%   (1,921.84)   5,728.23    0.77%     4,734.31
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   34,347.25  (297,901.84) 1,651,740.64
[(L) Pro Forma Annual Rate of Return: 192.81%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
- -----------------------------------------------------------------------------------------------------------------------------------
1985
January    2,141,956.41             (57,737.64)  (572,332.00)   1,511,886.77  -26.72%              4,881.53    -26.49%   3,480.09
February   1,511,886.77             (26,500.00)  543,943.15     2,029,329.92  35.98%               4,731.07    36.29%    4,743.04
March      2,029,329.92             (207,821.01) (583,498.10)   1,238,010.81  -28.75%              4,365.17    -28.54%   3,389.46
April      1,238,010.81             (8,000.00)   (106,723.84)   1,123,286.97  -8.62%               3,154.69    -8.37%    3,105.91
May        1,123,286.97  10,500.00               99,681.74      1,233,468.71  8.87%                3,148.63    9.15%     3,390.24
June       1,233,468.71                          (46,342.03)    1,187,126.68  -3.76%               3,233.92    -3.49%    3,271.75
July       1,187,126.68             (2,500.00)   104,887.06     1,289,513.74  8.84%                3,308.79    9.11%     3,569.94
August     1,289,513.74             (10,000.00)  369,258.16     1,648,771.90  28.64%               3,925.55    28.94%    4,603.08
September  1,648,771.90             (36,755.00)  82,811.23      1,694,828.13  5.02%                4,467.05    5.29%     4,846.75
October    1,694,828.13             (45,748.27)  (187,183.90)   1,461,895.96  -11.04%              4,217.38    -10.80%   4,323.51
November   1,461,895.96             (7,000.00)   (45,478.76)    1,409,417.20  -3.11%               3,836.07    -2.85%    4,200.36
December   1,409,417.20             (27,800.00)  151,157.28     1,532,774.48  10.72%               3,930.77    11.00%    4,662.55
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   10,500.00  (429,861.92) (189,820.01)
[(L) Pro Forma Annual Rate of Return: -1.52%]

1986
January    1,532,774.48             (105,719.95) 222,569.02     1,649,623.55  14.52%  (4,912.35)   4,251.68    14.48%    5,337.57
February   1,649,623.55             (241,534.64) 480,080.98     1,888,169.89  29.10%  (72,012.15)  4,726.49    25.02%    6,673.23
March      1,888,169.89             (23,802.94)  (645,256.81)   1,219,110.14  -34.17% 76,924.50    4,151.33    -29.88%   4,679.28
April      1,219,110.14  37,000.00               129,226.05     1,385,336.19  10.60%               3,479.54    10.89%    5,188.64
May        1,385,336.19             (1,400.00)   (3,837.55)     1,380,098.64  -0.28%               3,694.62    -0.01%    5,188.11
June       1,380,098.64             (71,613.66)  (147,292.12)   1,161,192.86  -10.67%              3,395.17    -10.43%   4,647.17
July       1,161,192.86             (25,218.58)  75,525.76      1,211,500.04  6.50%                3,169.92    6.78%     4,962.11
August     1,211,500.04                          (303,038.00)   908,462.04    -25.01%              2,832.27    -24.78%   3,732.52
September  908,462.04    23,000.00               (73,920.38)    857,541.66    -8.14%               2,359.38    -7.88%    3,438.50
October    857,541.66    16,642.41               (53,244.64)    820,939.43    -6.21%               2,242.45    -5.95%    3,234.00
November   820,939.43    2,434.98                (15,172.56)    808,201.85    -1.85%               2,176.53    -1.58%    3,182.80
December   808,201.85               (27,325.10)  (6,765.60)     774,111.15    -0.84%               2,113.97    -0.58%    3,164.48
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   79,077.39  (496,614.87) (341,125.85)
[(L) Pro Forma Annual Rate of Return: -32.13%]

1987
January    774,111.15    11,476.54  (3,103.94)   205,250.60     987,734.35    26.51%               2,353.83    26.82%    4,013.14
February   987,734.35               (12,985.05)  40,861.32      1,015,610.62  4.14%                2,676.47    4.41%     4,190.04
March      1,015,610.62             (11,600.00)  (75,509.92)    928,500.70    -7.43%               2,597.33    -7.18%    3,889.23
April      928,500.70               (40,000.00)  (15,376.50)    873,124.20    -1.66%               2,406.97    -1.40%    3,834.90
May        873,124.20                            (116,930.21)   756,193.99    -13.39%              2,176.77    -13.14%   3,330.89
June       756,193.99    2,035.00                (40,527.06)    717,701.93    -5.36%               1,969.12    -5.10%    3,161.05
July       717,701.93                            (82,888.24)    634,813.69    -11.55%              1,806.96    -11.30%   2,803.93
August     634,813.69                            96,481.21      731,294.90    15.20%               1,825.12    15.49%    3,238.14
September  731,294.90               (13,200.00)  244,209.61     962,304.51    33.39%               2,262.65    33.70%    4,329.51
October    962,304.51               (5,000.00)   17,979.14      975,283.65    1.87%                2,588.62    2.14%     4,422.05
November   975,283.65    60,000.00               280,221.24     1,315,504.89  28.73%  (3,423.80)   3,060.49    28.70%    5,690.96
December   1,315,504.89             (5,000.00)   186,678.79     1,497,183.68  14.19%  (28,001.82)  3,757.75    12.35%    6,393.66
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   73,511.54  (90,888.99)  740,449.98
[(L) Pro Forma Annual Rate of Return: 102.04%]

1988
January    1,497,183.68             (265,000.00) 204,319.98     1,436,503.66  13.65%  (30,648.00)  3,919.41    11.86%    7,152.06
February   1,436,503.66  13,841.68  (22,099.71)  (77,645.68)    1,350,599.95  -5.41%  11,646.85    3,723.57    -4.34%    6,842.00
March      1,350,599.95  19,000.00  (11,500.00)  339,964.20     1,698,064.15  25.17%  (50,994.63)  4,073.02    21.70%    8,326.53
April      1,698,064.15             (207,000.00) 137,326.91     1,628,391.06  8.09%   (20,599.04)  4,444.14    7.14%     8,920.70
May        1,628,391.06             (9,000.00)   (44,017.69)    1,575,373.37  -2.70%  6,602.65     4,280.23    -2.03%    8,739.18
June       1,575,373.37  19,000.00  4,105.46)    (31,010.69)    1,509,257.22  -1.97%  4,651.60     4,121.07    -1.41%    8,615.82
July       1,509,257.22             (12,000.00)  549,714.40     2,046,971.62  36.42%  (82,457.16)  4,751.12    31.27%    11,310.34
August     2,046,971.62  20,000.00               465,538.68     2,532,510.30  22.74%  (69,830.80)  6,118.19    19.63%    13,530.60
September  2,532,510.30             (1,000.00)   (146,591.23)   2,384,919.07  -5.79%  21,988.68    6,569.69    -4.66%    12,899.97
October    2,384,919.07             (232,500.00) (428,450.60)   1,723,968.47  -17.96%              5,489.47    -17.73%   10,612.19
November   1,723,968.47  20,000.00               (68,490.69)    1,675,477.78  -3.97%               4,541.66    -3.71%    10,218.54
December   1,675,477.78  10,000.00               140,761.28     1,826,239.06  8.40%                4,678.29    8.68%     11,105.56
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   101,841.68 (814,205.17) 1,041,418.87
[(L) Pro Forma Annual Rate of Return: 73.70%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
- -----------------------------------------------------------------------------------------------------------------------------------
1989
January    1,826,239.06  279,079.72              17,052.80      2,122,371.58  0.93%                5,275.34    1.22%     11,241.34
February   2,122,371.58                          (111,669.57)   2,010,702.01  -5.26%               5,521.79    -5.00%    10,679.11
March      2,010,702.01                          229,915.38     2,240,617.39  11.43%               5,679.76    11.72%    11,930.39
April      2,240,617.39             (12,000.00)  274,378.63     2,502,996.02  12.25%  (8,024.58)   6,337.47    12.17%    13,382.37
May        2,502,996.02             (5,000.00)   441,674.46     2,939,670.48  17.65%  (66,251.17)  7,271.40    15.29%    15,428.46
June       2,939,670.48             (7,256.92)   (440,179.22)   2,492,234.34  -14.97% 66,026.88    7,257.02    -12.48%   13,502.86
July       2,492,234.34             (38,000.00)  520,621.79     2,974,856.13  20.89%  (78,093.27)  7,304.03    18.05%    15,940.04
August     2,974,856.13  20,500.00               (284,729.15)   2,710,626.98  -9.57%  42,709.37    7,595.81    -7.88%    14,683.94
September  2,710,626.98             (53,000.00)  (9,738.26)     2,647,888.72  -0.36%  1,460.74     7,158.98    -0.04%    14,677.88
October    2,647,888.72             (36,500.00)  503,862.01     3,115,250.73  19.03%  (75,579.30)  7,699.55    16.47%    17,094.63
November   3,115,250.73             (3,388.44)   (162,887.40)   2,948,974.89  -5.23%  24,433.11    8,101.81    -4.18%    16,379.33
December   2,948,974.89             (17,000.00)  157,111.55     3,089,086.44  5.33%   (23,566.73)  8,066.85    4.80%     17,165.88
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   299,579.72 (172,145.36) 1,135,413.02
[(L) Pro Forma Annual Rate of Return: 54.57%]

1990
January    3,089,086.44  165,382.29 (97,000.00)  306,791.17     3,464,259.90  9.93%   (46,018.68)  8,755.27    8.73%     18,663.63
February   3,464,259.90  20,000.00  (2,000.00)   (88,501.11)    3,393,758.79  -2.55%  13,275.17    9,162.31    -1.91%    18,307.71
March      3,393,758.79  60,000.00  (130,500.00) 153,743.43     3,477,002.22  4.53%   (23,061.51)  9,179.34    4.12%     19,062.20
April      3,477,002.22             (33,500.00)  603,433.00     4,046,935.22  17.35%  (90,514.95)  10,051.98   15.04%    21,929.31
May        4,046,935.22  195,000.00 (3,000.00)   (491,629.43)   3,747,305.79  -12.15% 73,744.41    10,413.11   -10.07%   19,721.32
June       3,747,305.79             (29,500.00)  201,443.55     3,919,249.34  5.38%   (30,216.53)  10,242.52   4.84%     20,676.36
July       3,919,249.34  93,000.00  (69,000.00)  185,656.75     4,128,906.09  4.74%   (27,848.51)  10,752.34   4.30%     21,565.62
August     4,128,906.09  30,000.00               (785,827.04)   3,373,079.05  -19.03% 27,848.51    10,022.65   -18.12%   17,658.98
September  3,373,079.05                          161,826.42     3,534,905.47  4.80%                9,229.07    5.07%     18,554.51
October    3,534,905.47             (2,000.00)   (478,138.00)   3,054,767.47  -13.53%              8,803.80    -13.28%   16,091.00
November   3,054,767.47  39,000.00  (2,500.00)   (122,422.10)   2,968,845.37  -4.01%               8,047.55    -3.74%    15,488.53
December   2,968,845.37             (4,000.00)   116,780.29     3,081,625.66  3.93%                8,083.43    4.21%     16,139.95
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   602,382.29 (373,000.00) (236,843.07)
[(L) Pro Forma Annual Rate of Return: -5.98%]

1991
January    3,081,625.66  51,274.29  (6,000.00)   67,767.00      3,194,666.95  2.20%                8,385.13    2.47%     16,538.79
February   3,194,666.95             (39,000.00)  (33,865.71)    3,121,801.24  -1.06%               8,438.80    -0.80%    16,407.16
March      3,121,801.24             (10,609.81)  (279,572.85)   2,831,618.58  -8.96%               7,953.77    -8.70%    14,979.62
April      2,831,618.58  52,692.39  (70,000.00)  (13,952.90)    2,800,358.07  -0.49%               7,524.32    -0.23%    14,945.61
May        2,800,358.07             (12,564.13)  (113,807.68)   2,673,986.26  -4.06%               7,313.72    -3.80%    14,377.25
June       2,673,986.26  49,900.00  (16,171.06)  (64,434.78)    2,643,280.42  -2.41%               7,103.87    -2.14%    14,069.00
July       2,643,280.42             (42,600.00)  (3,042.22)     2,597,638.20  -0.12%               7,001.87    0.15%     14,090.07
August     2,597,638.20             (15,300.00)  (52,266.12)    2,530,072.08  -2.01%               6,850.62    -1.75%    13,843.73
September  2,530,072.08                          317,559.45     2,847,631.53  12.55%               7,184.61    12.84%    15,620.62
October    2,847,631.53  623.07     (46,000.00)  23,732.88      2,825,987.48  0.83%                7,579.95    1.10%     15,792.39
November   2,825,987.48 1,100,674.14 (21,883.39) 151,776.47     4,056,554.70  5.37%                9,195.08    5.70%     16,691.94
December   4,056,554.70             (22,106.09)  (161,037.88)   3,873,410.73  -3.97%               10,594.43   -3.71%    16,072.89
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 1,255,163.89 (302,234.48) (161,144.34)
[(L) Pro Forma Annual Rate of Return: -0.42%]

1992
January    3,873,410.73  104,809.67 (62,558.03)  (108,981.58)   3,806,680.79  -2.81%               10,260.60   -2.55%    15,663.25
February   3,806,680.79             (37,950.00)  (221,109.31)   3,547,621.48  -5.81%               9,825.35    -5.55%    14,793.88
March      3,547,621.48  212,862.28 (213,862.28) (111,802.04)   3,434,819.44  -3.15%               9,328.54    -2.89%    14,366.56
April      3,434,819.44  24,435.18  (90,941.95)  97,643.88      3,465,956.55  2.84%                9,219.44    3.11%     14,813.53
May        3,465,956.55  302.97     (38,600.00)  (201,979.58)   3,225,679.94  -5.83%               8,940.03    -5.57%    13,988.48
June       3,225,679.94  25,518.78  (21,250.00)  250,774.54     3,480,723.26  7.77%                8,959.75    8.05%     15,114.84
July       3,480,723.26  235.23     (29,000.00)  (244,546.82)   3,207,411.67  -7.03%               8,935.35    -6.77%    14,091.71
August     3,207,411.67             (9,000.00)   393,721.76     3,592,133.43  12.28%               9,084.19    12.56%    15,861.43
September  3,592,133.43                          (65,282.60)    3,526,850.83  -1.82%               9,510.96    -1.55%    15,615.17
October    3,526,850.83  1,286.44   (123,123.86) 500,534.39     3,905,547.80  14.19%               9,929.68    14.47%    17,875.25
November   3,905,547.80             (10,000.00)  126,302.13     4,021,849.93  3.23%                10,591.00   3.51%     18,501.80
December   4,021,849.93  7,348.38   (61,797.83)  337,694.46     4,305,094.94  8.40%                11,124.80   8.67%     20,106.48
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   376,798.93 (698,083.95) 752,969.23
[(L) Pro Forma Annual Rate of Return: 25.10%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Michael J. Frischmeyer                                                                              SUPPLEMENTAL INFORMATION
ICL Managed Account Program                                                                         PRO FORMA PERFORMANCE RECORD
Under Fremont Fund Fee Schedule
(A)        (B)           (C)        (D)          (E)            (F)           (G)     (H)          (I)         (J)       (K)
                                                                                      Pro Forma    Pro Forma   Pro Forma Pro Forma
           Beg. Net                              Net Trading    End. Net      Rate of Accrual for  Annual Int- Rate of   Continuous
Month      Assets        Additions  Withdrawals  Results        Assets        Return  15% Fee      erest 4%    Return    Value of
                                                                                                                         Investment
- -----------------------------------------------------------------------------------------------------------------------------------
1993
January    4,305,094.94  73,914.44  (248,150.00) 192,418.99     4,323,278.37  4.47%                11,527.51   4.74%     21,058.99
February   4,323,278.37  13,000.00  (6,000.00)   387,130.93     4,717,409.30  8.95%   (37,387.67)  12,078.36   8.37%     22,821.44
March      4,717,409.30             (8,000.00)   1,059,621.28   5,769,030.58  22.46%  (158,943.19) 14,009.88   19.39%    27,246.44
April      5,769,030.58  32,118.86  (224,900.00) 737,454.82     6,313,704.26  12.78%  (110,618.22) 16,142.53   11.15%    30,283.15
May        6,313,704.26  10,000.00  (119,082.03) 642,234.37     6,846,856.60  10.17%  (96,335.16)  17,582.51   8.92%     32,985.84
June       6,846,856.60  4,460.06   (52,000.00)  1,831,758.09   8,631,074.75  26.75%  (274,763.71) 20,678.52   23.04%    40,586.54
July       8,631,074.75  176,000.00 (280,900.00) 2,920,344.18   11,446,518.93 33.84%  (438,051.63) 26,823.67   29.07%    52,385.34
August     11,446,518.93 50,000.00  (307,000.00) (2,319,311.14) 8,870,207.79  -20.26% 347,896.67   27,143.15   -16.99%   43,487.32
September  8,870,207.79  120,000.00 (51,600.00)  42,873.25      8,981,481.04  0.48%   (6,430.99)   23,849.86   0.68%     43,782.91
October    8,981,481.04             (55,500.00)  (11,465.93)    8,914,515.11  -0.13%               23,909.05   0.14%     43,843.57
November   8,914,515.11  81,500.00  (24,000.00)  (134,237.61)   8,837,777.50  -1.51%               23,717.06   -1.24%    43,300.00
December   8,837,777.50  5,126.37   (311,825.57) 1,348,060.88   9,879,139.18  15.25%  (180,353.60) 25,005.80   13.50%    49,143.61
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                   566,119.73 (1,688,957.60) 6,696,882.11
[(L) Pro Forma Annual Rate of Return: 144.42%]

1994
January    9,879,139.18  180,550.63 (192,400.00) (1,265,598.22) 8,601,691.59  -12.81%              24,690.39   -12.56%   42,970.73
February   8,601,691.59  316,402.58 (50,000.00)  430,695.06     9,298,789.23  5.01%                23,915.04   5.29%     45,241.79
March      9,298,789.23  636,000.00 (117,197.44) (331,151.96)   9,486,439.83  -3.56%               25,097.07   -3.29%    43,752.73
April      9,486,439.83  12,000.00  (93,000.00)  (62,072.86)    9,343,366.97  -0.65%               25,156.62   -0.39%    43,582.47
May        9,343,366.97  147,000.00 (30,000.00)  1,309,155.67   10,769,522.64 14.01%               26,870.82   14.30%    49,814.41
June       10,769,522.64 33,211.63  (212,667.53) (534,096.04)   10,055,970.70 -4.96%               27,822.86   -4.70%    47,472.64
July       10,055,970.70 130,000.00 (93,000.00)  1,268,348.59   11,361,319.29 12.61%  (122,292.04) 28,613.50   11.68%    53,018.07
August     11,361,319.29 598,313.78 (126,000.00) 810,535.40     12,644,168.47 7.13%   (121,580.31) 32,071.33   6.35%     56,382.77
September  12,644,168.47 41,000.00  (277,000.00) (272,564.34)   12,135,604.13 -2.16%  40,884.65    33,105.78   -1.57%    55,497.29
October    12,135,604.13 19,953.44  (34,000.00)  325,895.48     12,447,453.05 2.69%   (48,884.32)  32,842.96   2.55%     56,914.29
November   12,447,453.05 430,000.00 (70,000.00)  24,175.31      12,831,628.36 0.19%   (3,626.30)   33,772.85   0.44%     57,162.67
December   12,831,628.36 475,000.00 (105,868.97) (636,416.75)   12,564,342.64 -4.96%  52,510.62    33,929.02   -4.29%    54,712.61
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 3,019,432.06 (1,401,133.94) 1,066,905.34
[(L) Pro Forma Annual Rate of Return: 11.33%]

1995
January    12,564,342.64 336,988.06 (277,672.56) (87,339.38)    12,536,318.76 -0.70%               33,534.48   -0.43%    54,478.32
February   12,536,318.76 15,000.00  (62,110.75)  (955,879.41)   11,533,328.60 -7.62%               32,157.05   -7.37%    50,464.15
March      11,533,328.60 420,000.00 (81,841.85)  (602,979.72)   11,268,507.03 -5.23%               30,463.25   -4.96%    47,959.10
April      11,268,507.03 19,492.48  (90,395.72)  (1,160,705.75) 10,036,898.04 -10.30%              28,464.02   -10.05%   43,140.25
May        10,036,898.04 201,262.88 (28,737.12)  (683,837.91)   9,525,585.89  -6.81%               26,135.48   -6.55%    40,313.33
June       9,525,585.89             (4,000.00)   (381,377.57)   9,140,208.32  -4.00%               24,937.50   -3.74%    38,804.84
July       9,140,208.32  90,000.00  (18,000.00)  557,451.71     9,769,660.03  6.10%                25,263.58   6.38%     41,278.76
August     9,769,660.03                          1,762,340.07   11,532,000.10 18.04%               28,459.02   18.33%    48,845.25
September  11,532,000.10 293,542.39 (54,000.00)  3,300,250.79   15,071,793.28 28.62%  (548,534.38) 35,542.67   24.17%    60,651.04
October    15,071,793.28 10,000.00  (11,500.00)  1,102,463.65   16,115,867.75 7.31%   (165,369.55) 41,666.72   6.49%     64,589.71
November   16,115,867.75 270,000.00 (156,000.00) (547,883.31)   15,681,984.44 -3.40%  82,182.50    42,481.93   -2.63%    62,893.52
December   15,681,984.44 200,000.00 (180,000.00) 3,549,258.80   19,251,243.24 22.63%  (532,388.82) 46,670.79   19.54%    75,180.03
- ---------- ------------- ---------- ------------ -------------- ------------- ------- ------------ ----------- --------- ----------
Totals                 1,856,285.81 (964,258.00) 5,851,761.97
[(L) Pro Forma Annual Rate of Return: 37.41%]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE COMPOSITE PERFORMANCE ANALYSIS INCLUDES ACCOUNTS IN EXISTENCE FROM 1981 THROUGHT THE PRESENT.

                          SUPPLEMENTAL INFORMATION

                           ASSUMPTIONS UNDERLYING
                     THE PRO FORMA PERFORMANCE RECORD
                 COMPILED UNDER FREMONT FUND FEE SCHEDULE

Data appearing in pro forma table columns A, B, C, D, E, F and G is original data. The Rate Of Return column, G, shows the monthly rate of return for the accounts comprising the original data. Column H contains the monthly pro forma accruals for the 15% of New Trading Profits to be paid to the CTA as an incentive fee. Column I contains the monthly interest earned by Fremont Fund assuming that 80% of the average monthly balance earns interest at an annual rate of 4%. Columns J and K are a derived Rate Of Return and Value Of Investment, incorporating columns H and I with the original data in columns A, B, C, D, E, and F.

The assumptions used in the pro forma performance table are as follows:

1. The accounts summarized in columns A through G pay round-turn trading commissions averaging $70.00 per contract, exchange fees on the Chicago Board Of Trade, and NFA fees, but incur no other costs. The CBOT exchange fees and NFA fees have a negligible impact on the rate of return generated by the accounts.

2. The CTA trades at the rate of 2700 contracts / $1,000,000 / year. (225 contracts / month)

3. Assumptions 1 and 2 cause the original accounts to pay 18.9% of equity in trading commissions annually. ((2700*70)/1,000,000)=18.9%

4. Fremont Fund pays trading costs set an annual rate of 12% of assets. Included in this charge are all trading commissions, exchange fees, clearing fees, floor brokerage fees, NFA fees, and give-up fees.

5. Fremont Fund pays the General Partner a management fee of 0.165% of assets at each month-end for an annual rate of 1.98%. Fremont also pays the Commodity Trading Advisor a management fee of 0.33% of assets at each month-end for an annual rate of 3.96%.

6. Fremont Fund pays the CTA an incentive fee of 15% of New Trading Profits, paid quarterly.

7. Under assumptions 4 and 5, Fremont Fund will pay 12% of assets, annually, as trading costs and 5.94% of assets, annually, as a management fee to the General Partner and Commodity Trading Advisor, equal an annual load very similar to the annual load paid in trading commissions by the original accounts. (12%+5.94%= 17.94%) vs. 18.9%

8. The pro-forma adjustment for the incentive fee of 15% of New Trading Profits paid to the CTA is made in column H.

9. Annual interest at the assumed rate of 4% on 80% of Fremont Fund assets is made in column I.

The information concerning the CTA was supplied by the Advisor and, although such information is believed by the General Partner to be complete and correct, no independent investigation has been made to verify the facts stated herein by the General Partner or by any other person on behalf of the Partnership.

THE PRO FORMA RESULTS ARE HYPOTHETICAL ONLY AND SHOULD NOT BE USED OR CONSIDERED AS ESTIMATES OF THE RESULTS TO BE ACHIEVED BY THE PARTNERSHIP IN THE FUTURE. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          SUPPLEMENTAL INFORMATION

                               FOOTNOTES TO
                        PRO FORMA PERFORMANCE RECORD
                 COMPILED UNDER FREMONT FUND FEE SCHEDULE

A. Month designates the period to which the table entries relate.

B. Beginning Net Assets is equal to the ending net asset value of the previous period and represents the total assets minus total liabilities, determined in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

C. Additions represents additional trading funds provided to the CTA during the period by clients.

D. Withdrawals represents trading funds withdrawn by clients during the period.

E. Net Trading Results takes into account all trading profits and losses, brokerage commissions and all other expenses, and represents the change in net asset value, net of additions and withdrawals.

F. Ending Net Assets represents beginning net asset value plus or minus additions, withdrawals, and net trading results.

G. Rate Of Return is computed by dividing net trading results by beginning net asset value for the period. The CTA believes this method of computation most accurately reflects the true performance results. Subsequent to 1990, for months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting Of Additions And Withdrawals method is used to compute rates of return. To date, the month of November, 1991, is the only period requiring such adjustment.

H. Pro Forma Accrual For 15% Fee represents the pro forma monthly accrual to Net Trading Results, as shown in column E, to accrue the 15% of New Trading Profit to be paid to the CTA by Fremont Fund. Whenever the cumulative Net Trading Results achieve a new high value, a debit equaling 15% of the new increment is accrued, and paid to the CTA at the end of each quarter. Negative fees, shown as positive entries in this column, will occur

I. Pro Forma Annual Interest 4% represents interest earnings to the Fremont Fund assuming interest is earned at an annual rate of 4% on a balance equaling 80% of the average of the beginning net assets and ending net assets for each month.

J. Pro Forma Rate Of Return is computed by dividing net trading results, adjusted for the pro forma accrual for the CTA 15% incentive fee and the interest accrual, by beginning net asset value for the period. The CTA believes this method of computation most accurately reflects the true performance results. Subsequent to 1990, for months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting Of Additions And Withdrawals method is used to compute rates of return. To date, the month of November, 1991, is the only period requiring such adjustment.

K. Pro Forma Continuous Value Of Investment assumes an investment of $1,000. 00 in January of 1981. For each month, the value of the investment is adjusted by the pro forma rate of return for that month, providing a continuous performance record from January 1, 1981, to the present.

L. Pro Forma Annual Rate Of Return shows the percentage change between the figure shown in column K for December of the current year and the figure shown in column K for December of the previous year.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. NO REPRESENTATION IS MADE THAT THE COMMODITY ACCOUNT WILL ACHIEVE RESULTS EQUAL TO THOSE SET FORTH.

                          SUPPLEMENTAL INFORMATION

                        PRO FORMA PERFORMANCE RECORD


[GRAPH--See explanation below--hypothetical 30% per year projection has been deleted from the graph]*


                            EXPLANATION OF GRAPH

The Pro Forma Performance Record graph shows the Pro Forma Continuous Value of Investment of column (K) from the previous table. It shows the month-end value of a pro forma $1,000 investment made Jan. 1, 1981. The Commodity Trading Advisor has client accounts which have been in existence continuously throughout the period reflected in the Pro Forma graph.

The following annual rates of return have been computed by dividing the change in the Pro Forma Value of Investment during each calendar year by the Pro Forma Value of Investment at the previous year-end.

        1981    -26.93%         1988    76.32%
        1982    4.10%           1989    54.81%
        1983    107.07%         1990    -7.30%
        1984    197.75%         1991    -0.42%
        1985    -1.52%          1992    25.10%
        1986    -36.07%         1993    144.42%
        1987    106.43%         1994    11.33%
                                1995    37.41%


THE PRO FORMA RESULTS ARE HYPOTHETICAL ONLY AND SHOULD NOT BE USED OR CONSIDERED AS ESTIMATES OF THE RESULTS TO BE ACHIEVED BY THE PARTNERSHIP IN THE FUTURE. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

* The fee structure of the Fund is relfected in the above graph.

<F5>**************************************************************************
                                APPENDIX III
                     THE FUTURES COMMISSION MERCHANT

The Chicago Corporation, 208 South LaSalle Street, Chicago, IL 60604 has been selected to be the futures commission merchant (the "FCM") to the Partnership. The FCM is registered as a futures commission merchant pursuant to the Commodity Exchange Act and is a member of the National Futures Association. Before any change in FCM is made, the General Partner will provide notice to the other Partners as required by law.

Regulations of the Commodity Futures Trading Commission ("CFTC") require disclosure of any material administrative, civil, or criminal actions against the FCM, or any principal of the FCM, within the five years preceding the date of this Disclosure Document.

In the capacity of an FCM and Securities and Exchange Commission registered Broker/Dealer, The Chicago Corporation, is involved in litigation and regulatory actions on an ongoing basis. However, during the five years preceding the date of this Prospectus, there have been no administrative, civil or criminal actions against The Chicago Corporation which are material to an investor determining whether to purchase Units in the Partnership.

The inclusion of The Chicago Corporation as the futures commission merchant does not mean that it has endorsed or passed upon the suitability of an investment in the Partnership for any prospective purchaser or will otherwise be involved in the management of sale of Units or operation of the Partnership.

All equity of the Partnership used for trading by the CTAs will be held on deposit under the supervision and control of The Chicago Corporation. The Chicago Corporation will charge the Partnership the exchange minimums for margin for each position held over-night; provided, however, for positions traded on the Chicago Board of Trade, the margin for the Partnership will be 125% of exchange minimum. The margin requirements are revised by the various exchanges, from time to time. With regard to trades conducted on exchanges outside of the United States all except Tokyo, Hong Kong, and Sydney, can be margined in United States Dollars. Tokyo, Hong Kong and Sydney must be margined in the local currency. Accordingly, for trades selected by the CTA on those exchanges, the Partnership will be exposed to changes in the exchange rate for those currencies while any of those positions are held.
All money, regardless of the currency used, will be on deposit with the FCM, accordingly, the credit risk associated with the FCM will remain the same for all of the trades.

Futures Investment Company, 2990 W. 120, Fremont, IN 46737, is the sole introducing broker (the "IB") for the Partnership. Its principals of the IB are Shira Del Pacult, the sole principal of the General Partner and her husband, Michael Pacult. The IB is registered as an introducing broker pursuant to the Commodity Exchange Act and is a member of the National Futures Association.

<F6>**************************************************************************
\wss\word.6\1.15                 EXHIBIT A
                           AMENDED AND RESTATED
                   AGREEMENT OF LIMITED PARTNERSHIP OF
                    FREMONT FUND, LIMITED PARTNERSHIP

THIS LIMITED PARTNERSHIP AGREEMENT, (the "Agreement") dated as of the 12th day of December, 1994, and amended and restated as of the 15th day of January, 1996, by and among Pacult Asset Management, Incorporated, a Delaware corporation, as managing general partner (hereinafter referred to as the "General Partner"), and those who are admitted as partners, (hereinafter referred to as either "Limited Partners" or "Other General Partners"), pursuant to the terms of this Agreement, (the General Partner, any Other General Partners, and the Limited Partners are hereinafter collectively referred to as the "Partners").

                                WITNESSETH:

IN CONSIDERATION of good and valuable consideration, the receipt of which is hereby acknowledged, the General Partner and the initial Limited Partner entered into and formed a limited partnership (hereinafter called either the "Partnership" or the "Fund") pursuant and subject to the Indiana Uniform Limited Partnership Act (the "Act"), as follows:

                                  ARTICLE I

                                 Definitions

Certain terms used in this Agreement shall have the special meaning designated below:

1.1 The term AFFILIATE means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

1.2 When referring to the capital of the Partnership:

(a) the term CAPITAL shall mean cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b) the term CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the sum of all Capital contributed to the Partnership pursuant to Article I;

(c) the term CAPITAL SUBSCRIPTION shall mean the amount set forth opposite the name of such Partner in the schedule of Partners, which amount shall be the purchase price, less sales commissions, if any, to be paid or paid by such Partner for the Unit or Units in the Partnership purchased by such Partner;

(d) the term INITIAL CAPITAL shall mean the sum of all Capital Subscriptions received by the General Partner prior to commencement of trading;

(e) the term NET ASSET VALUE means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(f) the term PROFIT (LOSS) ATTRIBUTABLE TO UNITS means the product of A) the number of Units divided into B) an amount equal to the Net Profit (Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit
(Loss) shall include interest earned on Partnership assets, realized and unrealized capital gains or losses on U.S. Treasury bills, and other securities;

(g) the term MANAGEMENT FEE shall mean up to six percent (6%) of the Net Assets of the Partnership computed on the close of business on the last day of each month and payable to the General Partner without regard to the income or loss of the Partnership for that period. The General Partner has the right to both reduce, and subsequently, increase the Management Fee to six percent (6%) and below; presently, the General Partner is paid a Management Fee or two percent (2%) of the Net Assets of the Partnership;

(h) the term INCENTIVE FEE means a percentage of the profits accrued and paid to the General Partner, or its Affiliates, of up to fifteen percent (15%) of New Net Profit earned from inception of trading, through the date of the computation, based upon total Capital of the Partnership. The General Partner has the right to both reduce and, subsequently, increase the Incentive Fee to fifteen percent (15%) and below; presently, the Incentive Fee paid to the General Partner is paid to the CTA;

(i) the term NEW NET PROFIT OR LOSS means the amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period; and,

(j) the term UNIT shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

1.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a) the term EXPENSES shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed commissions payable to the Introducing Broker of twelve percent (12%) of the total equity placed under management with the commodity trading advisors, which are, in the opinion of the General Partner, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the General Partner or to independent investment and commodity trading advisors by the Partnership as negotiated and determined by the General Partner on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of General Partner overhead and, provided, further, management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, shall not exceed one half of one percent of Net Assets per month (not to exceed six percent annually). If necessary, the General Partner shall reimburse the Partnership no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitations provided by NASAA Guideline IVC.1. During the period for which reimbursement is made up to an amount not exceeding the aggregate compensation received by the General Partner, including direct or indirect participations in commodity brokerage commissions charged to the Partnership. In addition, if reimbursement is required or ordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses;

(b) the term NET UNIT VALUE shall mean the Net Asset Value divided, from time to time, by the total number of Units outstanding;

(c) the term OFFERING PERIOD means the period of time established by the General Partner after the Partnership begins to offer to sell Units at the Net Asset Value per Unit; and,

(d) the term SYNDICATION COSTS shall mean the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Disclosure Documents, registrations and filing fees, contract negotiation, and travel incurred which are deemed necessary or desirable by the General Partner to form the Partnership, be ready to engage in business, and to sell the Units.

1.4 The terms DISCLOSURE DOCUMENT, MEMORANDUM, OFFERING CIRCULAR,
PROSPECTUS and REGISTRATION STATEMENT shall mean the document or documents, together with the exhibits and any subsequent continuations thereof, which describes this Partnership to persons selected by the General Partner including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the General Partner to participate in the affairs or provide services to the Partnership.

1.5 When referring to this Agreement and the Partners of the Partnership:

(a) the term ACT shall refer to the partnership act of Indiana.

(b) the term AGREEMENT refers to this Partnership agreement;

(c) the term GENERAL PARTNER shall refer to Pacult Asset Management, Incorporated, 2990 W. 120, Fremont, IN 46737 (219) 833-1306;

(d) the term LIMITED PARTNER shall refer to any party listed on the Schedule of Limited Partners attached to this Agreement as Attachment I, as amended, from time to time, pursuant to Article VI hereof;


(e) the term MAJORITY IN INTEREST shall refer to that number of Partners who collectively hold over 50% of all of the outstanding Units held by all Partners in the Partnership; provided, however, the Units held by the General Partner cannot be considered to determine a MAJORITY IN INTEREST or otherwise vote or consent regarding the question of removal of the General Partner or other matters specifically expressed in Article V, Section 5.3. In addition, see the rights and duties of the General Partner in Article IV and of the Limited Partners in Articles V;


(f) the term OTHER GENERAL PARTNER refers to any General Partner other than Pacult Asset Management, Incorporated; and

(g) the term PARTNERS refers to the General Partner, any Other General Partner, and the Limited Partners, collectively.

                                ARTICLE II

                   Partnership Organization and Purpose

2.1 PARTNERSHIP NAME AND LOCATION OF BOOKS AND RECORDS. The name of the Partnership shall be Fremont Fund, an Indiana Limited Partnership. The address where the books and records of the Partnership will be maintained for inspection by the Partners is 2990 W. 120, Fremont, IN 46737 or such other address as the General Partner shall, from time to time, determine.

2.2 CHARACTER OF THE BUSINESS. The Partnership's business purpose is to increase Capital through the speculative and hedge trading of futures and options on futures. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith including, but not limited to:

(a) trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto. The Partnership shall carry on the foregoing activities through the exercise of judgment by its General Partner and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the General Partner. The General Partner may serve as an investment or trading advisor to the Partnership for management fees, incentive fee, reimbursement of costs and other remuneration at the same rates charged either by independent third parties for similar services to other partnerships or by the General Partner to others for the same service.

(b) invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales.

(c) possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership.

(d) borrow or raise monies and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the General Partner shall deem advisable.

(e) lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the General Partner shall deem advisable and consent.

(f) rent or own and maintain one or more offices staffed as the General Partner shall determine and to do such other acts attendant thereto as may be necessary or desirable.

(g) waive the sales commission to acquire investment Capital as the General Partner, in its sole discretion, may determine.

(h) enter into, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

2.3 ADDRESS OF PARTNERS. The General Partner's address is listed in paragraph 1.5(a) hereof and the Limited Partners addresses are on record at the office of the General Partner to the Partnership.

2.4 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of this Agreement and shall continue until dissolved or terminated pursuant to Article IX.

2.5 REGISTRATION. The General Partner, on behalf of the Partnership, shall have the authority, but not the obligation, to cause a Registration statement to be filed, and such amendments thereto as the General Partner deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the commission of securities for registration under the securities laws of the various states and any other jurisdiction desirable or proper to the sale of Units to qualify for public offerings. Each of the Limited Partners hereby confirm and ratify all action taken and things done by the General Partner with respect to such filings and public offerings. The General Partner may make such other arrangements for the sale of Units, including the private placement of Units, as it deems appropriate.

                                ARTICLE III

        Capital Contributions and Allocation of Profits and Losses

3.1 CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

(a) Each Limited Partner has delivered to the Partnership an executed Subscription which has been accepted by the General Partner on behalf of the Partnership, an Amended Certificate of Limited Partnership, and a check in the amount of his Capital Subscription. The Partnership shall use the funds thus contributed solely to pay, sales commissions, Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees, if any, and, from profits, the incentive fees and distributions to Partners Capital Accounts.

(b) Until such time as the General Partner elects to qualify the Partnership Units for public sale, the General Partner will establish, from time to time, the minimum amount which each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the General Partner of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum or will withdraw and have his Units redeemed as a Limited Partner pursuant to Article IX, Section 9.4. The failure to contribute such Capital within ten days after receipt of said notice from the General Partner shall be a request for redemption by the Limited Partner. Upon election by the General Partner and qualification of the Partnership Units for public sale, there will be no further right of the General Partner to give notice of an increase in the minimum amount which all Limited Partners will be required to contribute to Capital of the Partnership other than as provided in Article VIII. Except for the increase in the minimum amount which all Limited Partners, in the sole discretion of the General Partner, shall be required to contribute to Capital or suffer redemption and amendments required by Article VIII, there will be no required contribution or assessments of the Limited Partners.

3.2 CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

(a) The General Partner has not made and shall not be required to make any capital contribution to the Partnership except for purchases which are required by law. Currently, the General Partner is required by the applicable securities and tax laws to purchase (i) one percent (1%) or (ii) $25,000 of the total Capital paid in by the Limited Partners, which ever is greater.

(b) The General Partner and the initial Limited Partner have contributed in excess of $1,000 to the Partnership. Immediately prior to the time the Partnership commences trading and as may be required, thereafter, as the result of the admission of additional Limited Partners, the General Partner shall make such additional contribution to its capital or to the Partnership so as to be certain that the General Partner has sufficient Capital at risk to prevent the Partnership from loss of that element of the Partnership test imposed by the Federal Internal Revenue Code and the Regulations promulgated thereunder to permit the Partnership to be taxed as a partnership and not as a corporation. The General Partner shall not reduce its Capital nor shall it make any assignment or transfer of its interest or withdrawal of its contribution while it is the General Partner which would reduce its percentage interest in the Partnership to less than its percentage interest at the time the Partnership commences trading. The General Partner may withdraw any excess above the required percentage without notice to the Limited Partners.

(c) Partnership interests shall be evidenced by Units. The General Partner, on behalf of the Partnership, may, in accordance with applicable law and the Offering Memorandum of the Partnership, issue Units to persons desiring to become Limited Partners. For each Unit purchased during the initial Offering Period, a Partner shall contribute one thousand dollars ($1,000), less the sales commission, to the Capital of the Partnership. Thereafter, a Partner shall contribute an amount equal to the Net Asset Value of a Unit, plus the sales commission, if any, on the valuation date following acceptance of the purchase. The General Partner and Affiliates of the General Partner may purchase Limited Partnership Units with the same rights as other Limited Partners.

(d) All subscriptions for Units made pursuant to the offering of the Units must be on the form provided with the Prospectus. A minimum number of Units must be sold as follows:

(i) If subscriptions for at least 600 Units at an initial Net Asset Value per Unit of $1,000 have been accepted (the 'Minimum') by the General Partner within the initial Offering Period of up to one year from the commencement of the offering of sale of Units, including the Units subscribed for by the General Partner, the General Partner may, pursuant to Paragraph 12, execute, acknowledge, swear to, file and record on behalf of the Partnership and each Limited Partner an amended Limited Partnership Agreement, cause such subscriptions to be transferred from escrow to the Partnership's trading account and cause the Partnership to pay its organization costs pursuant to the agreements negotiated by the General Partner and, thereafter, the aggregate of all contributions to the Partnership shall be available to the Partnership to carry on its business; or

(ii) If the General Partner has not received and accepted subscriptions for the Minimum Units prior to the close of the Minimum Units Offering Period, the offering of the Units shall terminate and all amounts paid by subscribers for Units shall be returned in the manner provided in the Prospectus. All Units subscribed for shall be issued to the collection of good funds, and any Units issued to a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be canceled.

3.3 ALLOCATION OF PROFITS AND LOSSES

(a) A distribution account shall be established for each Partner which shall include, as the initial balance thereof, each Partners' initial contribution to the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(i) The Incentive Fee. The incentive fee upon New Net Profit at the rate of up to (15%) shall be paid quarterly to the CTA but allocated to the Partners monthly.

(ii) The Profit (Loss) Attributable to Units shall be added to (subtracted from) the distribution accounts of the Partners. Items of income, gain or loss, accrued and paid Expenses shall be added to (subtracted from) the distribution account of each Partner in accordance with the ratio that such distribution account bears to the sum of all of the Partners' distribution accounts.

(iii) The amount of any cash distributions to a Partner during such month and any amount paid upon Redemption of Units as of the end of such month shall be subtracted from the distribution account of such Partner.

(iv) The distribution account of any Unit which was redeemed shall be reduced by the Redemption Charge per Unit multiplied by the number of Units which were redeemed by the Partner represented by such distribution account. The Redemption Charge, if any, shall be first used to defray expenses and any excess treated as interest earned by the Fund.

                                ARTICLE IV

              Rights and Obligations of the General Partner

4.1 GENERAL. The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in Article II. In connection therewith, it shall have all powers of a general partner under the Act, including, without limitation, the power to:

(a) enter into, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i) brokerage services on behalf of the Partnership (which brokerage services may be performed by the General Partner or an Affiliate of the General Partner), specifically, Futures Investment Company, or any successor to its business, an Affiliated introducing broker of the General Partner may clear the trades and pay trailing commissions to its associated persons, including Affiliates of the General Partner and the General Partner, in consideration of the payment of twelve percent (12%) of the total equity placed with the commodity trading advisor or advisors it selects, will cause and pay for the trades to be cleared through one or more futures commission merchants selected by the General Partner;

(ii) trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the General Partner or an Affiliate of the General Partner); and

(iii) rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Fund.

(b) open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c) deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d) supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e) pay or authorize the payment of distributions to the Partners and pay Expenses of the Partnership.

(f) invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h) borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the General Partner shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i) confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

4.2 LOANS BY GENERAL PARTNER. The General Partner or its Affiliates will be not be required to advance or loan funds to the Partnership. In the event the General Partner makes any advance or loan to the Partnership, the General Partner will not receive interest in excess of its interest costs, nor will the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges or fees regardless of the amount.

4.3 TRANSACTION WITH PARTNERSHIP. Notwithstanding anything to the contrary which may be contained herein, the General Partner shall not:

(a) sell, or otherwise dispose of, any of the Partnership's assets to the General Partner or its Affiliates.

(b) subject to the provisions regarding and without diminishment of the right of the General Partner or any Affiliate to compensation for services provided to the Partnership as set forth in this Agreement, cause or permit the Partnership to enter into any agreement with the General Partner or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the General Partner's fiduciary obligations to the Partnership or pursuant to which the General Partner or any Affiliate;

(i) would provide or sell any services, equipment, or supplies at other than rates charged to others; or

(ii) would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

4.4 OBLIGATIONS OF GENERAL PARTNER. In addition to the obligations provided by law or this Agreement, the General Partner shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation , qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c) Retain independent public accountants to audit the accounts of the Partnership.

(d) Employ attorneys to represent the Partnership.

(e) Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(f) Employ only independent CTAs which are registered pursuant to the Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g) Review, not less often than annually, the brokerage commission rates charged to comparable funds to determine that the commission rates paid by the Partnership are comparable with such other rates.

(h) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(i) Agree that so long as it remains the sole General Partner of the Partnership, it will maintain the Partnership as a limited partnership as required by all applicable laws including, but not limited to the requirement of the United States Department of the Treasury, Internal Revenue Service, for the sole corporate general partner of a limited partnership to maintain its "Net Worth" (as defined below) at an amount equal to no less than (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable,) for which it shall act as general partner and which are capitalized at less than $2,500, 000, and (ii) 10% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable,) for which it shall act as general partner and which are capitalized at greater than or equal to $2,500,000. For the purposes of this subparagraph, "Net Worth" shall be calculated in accordance with generally accepted accounting principles, consistently applied, provided that all current assets shall be based on the lower of cost or the then current market value. Net Worth may include promissory notes (valued at their fair market value) issued to the General Partner by one or more of its principals. The Units owned by the General Partner in the Partnership and in other partnerships in which it acts as a general partner shall not be included in calculating its Net Worth. A letter of credit may be included. The requirements of this subparagraph (i) may be modified if the General Partner obtains an opinion of counsel for the Partnership to effect that a proposed modification will not (1) adversely affect the classification of the Partnership as a partnership for Federal income tax purposes; (2) will not adversely affect the status of the Limited Partners as limited partners under the Act; (3) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy promulgated or applied thereunder including, but not limited to, the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. as are in effect on the date of such proposed modification. (4) or otherwise adversely affect the Limited Partners.

(j) Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the General Partner's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The General Partner shall maintain and preserve such records for a period of not less than six (6)years.

4.5 GENERAL PROHIBITIONS.  The Partnership shall not:

(a) borrow from or loan to any person, except that the foregoing is not intended to prohibit the incurring of any indebtedness to a Partner or an Affiliate with respect to the offering of Units for sale, Registration, or initiation and maintenance of the Partnership's trading positions.

(b) commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act or the Commodity Exchange Act and the regulations promulgated under each.

(c) permit rebates or give-ups to be received by the General Partner or any Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in reciprocal business arrangements which would circumvent the foregoing prohibition; provided, however, that an Affiliate or the General Partner may provide goods or services, including brokerage, at a competitive cost to the Partnership.

(d) engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e) margins of all open positions in all stocks and commodities combined would exceed 250% of the partnership's Net Asset Value at the time such position would otherwise be initiated.

(f) permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g) directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h) No Partnership funds will be held outside the United States. The Partnership funds committed to trading will be on deposit with and under the control of a futures commission merchant regulated pursuant to the Commodity Exchange Act, as may be amended, from time to time. The funds not committed to trading will be in investments which are properly registered under the United States securities or other financial institution regulations.

4.6 FEES AND EXPENSES.

(a) The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or an Affiliate of the General Partner. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the General Partner for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to 15% of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of the Units; (iv) salaries of officers and employees of the General Partner and any Affiliate of the General Partner while directly engaged in distributing and processing the Units and establishing records therefor; (v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith; and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of General Partner overhead.

(b) All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c) The General Partner or any Affiliate of the General Partner may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, the limitations of contained in
Article X - Exoneration and Indemnification contained in this Agreement will apply to restrict the purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d) The General Partner may establish its compensation, from time to time, for its services; provided, however, such charges shall be no more than:

(i) A sales commission of up to six percent (6%) to be established, from time to time, by the General Partner, for sales of Units;

(ii) A management fee of up to one half of one percent (1/2 of 1%) per month (6% per year) of the Net Asset Value of the Partnership, computed and paid to the General Partner on the close of business on the last day of each month;

provided, however, the management fee paid to the General Partner when added to the management fee paid to a CTA upon due equity assigned to that CTA may not exceed a total of six percent (6%);

(iii) An incentive fee of up to fifteen percent (15%) of the first one hundred percent (100%) of New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year. The incentive fee at the rate of up to fifteen percent (15%) of New Net Profit will be paid quarterly. Each trading subaccount established by the General Partner shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first month of any year and, thereafter, suffers losses, the General Partner will not refund any of the profit incentive fee paid for the prior month or months. However, the Partnership will not pay or accrue to the General Partner any further incentive fee during that year until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value, computed for that year; i. e., incentive fees will only be earned and paid or accrued upon New Net
Profit for that year; and

(iv) A share of the brokerage commissions paid for trades made by the Partnership. Such commissions shall not be more than the average published fixed rate per month or per round-turn charged, from time to time, to public commodity pools by national brokerage firms for similar trading size, frequency, and style.

(e) The General Partner is hereby authorized to employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the General partner to perform Partnership business at the expense of the Partnership.

(f) The General Partner is hereby authorized, individually or through an Affiliate, to employ non-affiliated independent investment and trading advisors to all or a portion of the Fund to be paid a management fee of up to six percent (6%) of the Net Asset Value assigned to such advisor per year and an incentive fee of up to fifteen percent (15%) on New Net Profit earned by such advisor. All incentive fees may be prorated and paid quarterly.

4.7 ACTIVITIES OF PARTNERS.

(a) The General Partner and its Affiliates shall devote to the Partnership only such time as shall be reasonably required to fulfill their responsibilities hereunder.

(b) Any Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The Partners are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation therein to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the General Partner and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the General Partner or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's execution hereof, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation from any other Partner.

(c) The General Partner is a corporation which was formed on October 13, 1994, and neither it nor its principals have any prior experience in the management of a partnership which trades commodity futures or options, or any other securities. The past and future results of trading by the principals of the General Partner, both within and without the partnership, will be confidential and not disclosed to the other Partners. Such positions taken by the principals may be the same as or different from any positions taken by the General Partner or any advisor to the Fund. Nothing in this Section, or elsewhere in the Partnership Agreement, shall permit the General Partner to violate its fiduciary or legal obligations to the Partnership.

4.8 CONFLICT OF INTEREST

(a) The General Partner may not remain independent from and may be affiliated with the brokers selected. It is, therefore, important to the Partners for the General Partner to select CTAs to initiate and close positions upon criteria which are designed to minimize the risk of loss when contrasted with the opportunity for gain rather than to generate commissions.

(b) All actions of the General Partner will be designed to minimize conflicts of interest whenever possible. However, the General Partner could have a duty of loyalty to commission agents and brokers who are responsible for the solicitation and sale of Units and to brokers and trading advisors who have introduced purchasers of Units to the General Partner. Accordingly, some commission paid to certain brokerage commission agents who sold the Units in the Partnership may be at rates higher than the lowest rates available to the General Partner and the Partnership as a result of such obligations.

(c) Officers and Affiliates of the General Partner will be reimbursed for legal and other fees and costs for services, and receive brokerage commissions and incentive fees as a result of the formation and trading activity of the Partnership.

(d) The General Partner and its principals and affiliates intend to engage in trading and investing for their own accounts. The positions they take, if any, will be proprietary and kept confidential from the other Partners.

4.9 LIMITATION OF POWERS. Without concurrence of a Majority in Interest, the General Partner may not:

(a) Amend this Agreement except for those amendments which do not adversely affect the rights of the Limited Partners.

(b) Voluntarily withdraw as a General Partner.

(c) Appoint a new General Partner or additional general partners; provided, however, additional general partners may be appointed without obtaining the consent of a Majority in Interest if the addition of such person is necessary to preserve the tax status of the Partnership as a partnership and not as a corporation; and such additional general partner has no authority to manage or control the Partnership and the admission of such additional general partner does not materially adversely affect the Limited Partners.

(d) Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(e) Cause the merger or other reorganization of the Partnership.

(f) Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

                                ARTICLE V

                Rights and Obligations of Limited Partners

5.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

5.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

5.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the General Partner, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a) Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the General Partner or which affects the duties of the General Partner requires the consent of the General Partner.

(b) The General Partner may be removed and a new General Partner elected in accordance with the terms of this Agreement.

(c) Cancel any contract for services with the General Partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the General Partner and the Partnership is one year; and, provided further, should any amendment to this Partnership Agreement attempt to modify the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner, such amendment will become effective only upon the consent of the General Partner.

(d) The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e) Dissolve the Partnership.

(f) Any material changes in the Partnership's basic investment policies identified in Article III including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meetings which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

5.4 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a) any decline in the Net Asset Value Per Unit to less than 50% of the Net Asset Value on the last Valuation Date;

(b) any material change in contracts with the FCM or CTA including, but not limited to, any change in CTAs or any modification in connection with the method of calculating the incentive fee;

(c) any other material change affecting the compensation of the General Partner, FCM, CTA or any Affiliated party;

5.5 NOTIFICATION CONTENTS.

(a) a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have the opportunity to Redeem pursuant to Article IX;

(b) in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to Article IX and voting rights pursuant to this
Article V and a description of any material effect such changes may have on the interests of the Partners.

5.6 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by the holders of Units aggregating ten percent (10%) or more of the Units, for a vote upon and to take action with respect to any rights of the Partners under this Agreement, together with a check for the costs to distribute the request to all of the Partners, the General Partner shall call a meeting of all Partners of the Partnership in the time and manner as provided in Section 8.7 hereof.

5.7 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the General Partner may keep and withhold the names of the other Partners, specific trading and other designed information confidential from the Partners.

                                ARTICLE VI

                Assignment of Limited Partnership Units;
                     Admission of Limited Partners

6.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the General Partner; provided, however, that in no event may an assignment be made or permitted until after two years from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

6.2 DOCUMENTATION OF ASSIGNMENT. The General Partner shall furnish to the assigning Limited partner a proper form to duly effect such assignment. The General Partner shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the General Partner has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefor) and such evidence of authority as the General Partner may reasonably request and the General Partner shall have accepted such assignment.

                                ARTICLE VII

                       Accounting Records and Reports

7.1 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the General Partner, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a) Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the General Partner to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the General Partner, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than January 31 following the end of each Calendar Year.

7.2 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the General Partner shall make available to any Partner the Net Asset Value per Unit.

7.3 MAINTENANCE OF RECORDS. The General Partner shall maintain all records as required by law including, but not limited to, (1) all books of account required by paragraph 7.1 of this Article VII; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

7.4 TAX RETURNS The General Partner shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

7.5 TAX ELECTIONS The General Partner shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney on behalf of each Limited Partner having less than a 1% interest in the Partnership to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners unless any said Limited Partner shall have notified the Internal Revenue Service and the General Partner, within 30 days of service of the notice of claim up said Limited Partner, that the General Partner may not act on such Limited Partner's behalf.

                                ARTICLE VIII

                    Amendments of Partnership Agreement

8.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the General Partner may adopt amendments without such approval which are, in the sole judgment of the General Partner, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units, or to maintain the Partnership and the General Partner and its principals in compliance with the laws which govern the business, including the requirements of any self regulatory organization, or to substitute or add persons as Limited Partners.

8.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the General Partner may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner shall contribute cash equal to the Net Asset Value Per Unit of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the General Partner. Pursuant to Article VI, the General Partner may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

8.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the General Partner may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

8.4 NOTICE OF RESTRICTED TRANSFER. Each certificate of Limited Partnership shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION AND LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE GENERAL PARTNER AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

8.5 MEETINGS OF PARTNERS. Upon receipt of a written request, together with the costs to distribute such request to all Partners, executed by Partners holding ten percent (10%) or more of the Units, for the calling of a meeting of the Partners or should the General Partner desire a meeting for any purpose, the General Partner shall, within fifteen (15) days thereafter, provide written notice, either in person or by certified mail, after the date of receipt of said notice. Such written notice shall state the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners vote for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

8.6 RIGHT OF GENERAL PARTNER TO RESIGN. The General Partner may resign or assign any portion of its' interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its' intention to resign and states in such notice the name of the intended assignee who is to become substitute General Partner and the information reasonably appropriate to enable the Partner to decide whether or not to approve the substitution or, in the alternative, provide that the partners must elect a successor general partner. In the event of the voluntary withdrawal by the General Partner, the General Partner shall pay the legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the General Partner shall be paid the items identified in Section 8.7 below.

8.7 AMENDMENT INVOLVING SUCCESSOR GENERAL PARTNER. Should a resignation or an amendment to the Agreement provide for a change in the general partner upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the General Partner, shall require the following conditions: the General Partner shall retire and withdraw as General Partner and the Partnership business shall be continued by the successor general partner or general partners, and such amendment shall expressly provide that on or before the effective date of removal.

(a) The General Partner shall be permitted to Redeem 100% of its Units ten
(10) days prior to the effective date of its removal in cash equal to the Net Asset Value of such General Partner's interest in the Partnership.

(b) The Partnership shall pay to the removed General Partner an amount equal to the Appraised Value of such General Partner's assets to be transferred to the successor General Partner to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing General Partner's interest in the Partnership shall equal such General Partner's interest in the sum of (1) the Expenses advanced by the General Partner to the Partnership, (2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the net book value of all other assets, unless the withdrawing General Partner of the successor General Partner believes that the net book value of an asset does not fairly represent its fair market value in which event such General Partner shall cause, at the expense of the Partnership, an independent appraisal to be made by a person selected by the General Partner with approval of a Majority in Interest of the Partners to determine its value.

(c) The successor General Partner or Partners shall indemnify the former General Partner for all future activities of the Fund.

                                ARTICLE IX

                 Dissolution, Liquidation and Redemption

9.1 DISSOLUTION. The Partnership shall be dissolved, and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a) the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership;

(b) the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business;

(c) the resignation of the General Partner after one hundred twenty days notice to the Partners, of the bankruptcy, insolvency or dissolution, or failure of the General Partner to maintain sufficient Net Worth to qualify the Partnership as a partnership for Federal Income Tax purposes or as required by the NASAA Guidelines in effect at the time the Units were sold, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event;

(d) at 11:59 p.m. on the day which is twenty-one (21) years from the date of this Agreement; or

(e) any event which legally dissolves the Partnership.

9.2 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 9.3. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits thereunder. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership. The General Partner may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

9.3 LIQUIDATION. Upon the termination and dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the General Partner, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the General Partner, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

9.4 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the General Partner or any other Limited Partner for that purpose.

9.5 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). Redemption shall be effective as of the last day of the period established, from time to time, by the General Partner for Redemptions. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of six months from the date of purchase of the Units.

9.6 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption: shall mean a letter mailed or delivered by a Partner and received by the General Partner at least 10 days in advance of the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value per Unit redeemed as of the date for which the request for Redemption was received, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the sixth month after the commencement of trading. All Redemption requests shall be subject to the following:

(a) Under special circumstances including, but not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons, the Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default.

(b) The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

(c) Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital accounts, equal to four percent (4%) for all Redemptions effective during the first six
(6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six (6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 12-18 months 2%, 18-24 months 1%, and, thereafter, no redemption fee. The initial Limited Partner may withdraw from the Partnership at the time the Minimum number of Units are sold without payment of a Redemption fee.

9.7 SPECIAL REDEMPTION. In the event the Net Asset Value per Unit falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 9.5 and 9.6, above. No trading shall commence until after such fifteen day period.

                                ARTICLE X

                Nature of Partner's Liabilities for Claims

10.1 PROSECUTION OF CLAIMS. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any self regulatory organizations at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.


10.2 SATISFACTION OF CLAIMS. The General Partner shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefor, next, out of Partnership assets and income, and finally out of the assets and income of the General Partner.

10.3 GENERAL PARTNER DECISION. The decisions made by the General Partner in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final and binding without right of appeal or other legal action by the other Partners or the Partnership.

10.4 EXONERATION AND INDEMNIFICATION. The General Partner shall not be liable to the Partnership or the Partners for any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the partnership or negligence on its part in the management of Partnership affairs. In addition:

(a) The General Partner will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the General Partner of the Partnership (other than an action by the Partnership or a Partner against the General Partner which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the General Partner and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence, willful or wanton misconduct or a breach of fiduciary obligations in the performance of its duty to the Partnership. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership; provided, however, any advance of funds to the General Partner to pay such costs and expenses must be preceded by all of the following: (i) a determination by the General Partner that, in good faith, the course of conduct which caused the loss of liability was in the best interests of the Partnership; and, (ii) the General Partner was acting on behalf of or performing services for the Partnership; and, (iii) such asserted claim or liability or loss to the claimant was not the result of negligence or misconduct by the General Partner; and, (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners.


(b) In any threatened, pending or completed action or suit by or in the right of the Partnership, to which the General Partner or an Affiliate was or is a party or is threatened to be made a party, involving an alleged cause of action by a Partner for damages arising from the activities of the General Partner in the performance of management of the internal affairs of the partnership as proscribed by this Agreement or by Federal or the State of Indiana, the Partnership shall indemnify such General Partner against expenses, including attorneys' fees and costs, actually and reasonably incurred by such General Partner or Affiliate in connection with the defense or settlement of such action or suit if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter as to which the General Partner shall have been adjudged to be liable for negligence, misconduct, or breach of fiduciary obligations in the performance of its duty to the Partnership unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability, in view of all circumstances of the case, the General Partner or Affiliate is reasonably entitled to indemnification for such expenses as such court shall deem proper; provided, however, notwithstanding any other provisions of this Agreement, the Partnership shall advance or pay the General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

(c) To the extent that a General Partner or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such General Partner against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(d) The indemnification of a General Partner shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the General Partner shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership.

(e) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not advance or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the General Partner or for any allegation of a violation of the Federal or state securities laws by or against the General Partner, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the General Partner or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the General Partner or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware of the position of the Securities and Exchange Commission and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold against the indemnification for violation of securities laws without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of Section 10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in this paragraph.

(f) The indemnification of the General Partner provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the General Partner.

(g) The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a partner solely because he is a Partner in the Partnership.

(h) In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(i) No creditor of a Partner shall have a right to vote Units. Nor may any Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

                                ARTICLE XI

                            Power of Attorney

11.1 POWER OF ATTORNEY EXECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the General Partner, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the General Partner as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a) Any certificates and other instruments, including but not limited to, a Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b) Any other instrument which may be required to be filed by the Partnership under Federal or any state laws or by any governmental agency or which the General Partner deems advisable to file; and

(c) Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

11.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the General Partner is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the General Partner for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file an instrument necessary to effect such substitution.

11.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the General Partner, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the General Partner deems necessary or desirable.

                                ARTICLE XII

                        Miscellaneous Provisions

12.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the General Partner is otherwise notified in writing.

12.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender to a Partner shall be valid without the express written consent of the General Partner.

12.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Indiana. All Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the State and County of the principal office of the Partnership as it is established, from time to time, by the General Partner. Currently, the principal office of the Partnership is located in Steuben County, Indiana.

12.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

12.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. Any amendment or supplement made hereto must be in writing.

12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the General Partner shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

12.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

12.8 WAIVERS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

12.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

12.12 INTEREST OF CERTAIN SECURED CREDITORS. No creditor who makes nonrecourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

General Partner:

PACULT ASSET MANAGEMENT, INCORPORATED

By:     s/ Shira Del Pacult

        Shira Del Pacult
        President

Initial Limited Partner:

By:     s/ Shira Del Pacult

        Shira Del Pacult

<F7>**************************************************************************
                          FORM S-1, AMENDMENT NO. 4

                                           Registration No. 33-96292

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Pacult Asset Management, Inc., (the "General Partner") will advance certain of the Offering Expenses in connection with the offering of the limited partnership interests (the "Units") subject to reimbursement by the Registrant, after the sale of the Minimum, the termination of the Escrow, and the commencement of trading in 24 equal monthly installments or 2% of the subscriptions accepted by the General Partner at the time of the termination of the Escrow, whichever is greater; provided, however, that the aggregate amount of such reimbursement payments received during any subsequent calendar year shall not exceed 2% of the Partnership's average month-end Net Assets during such year (pro rated in the case of partial years) or 15% of New Net
Profits.   The following is an estimate of the initial expenses to be advanced by the General Partner in connection with the offering:

                                                              Approximate
                                                                   Amount

  Securities and Exchange Commission Registration Fee             $ 1,724*
  National Association of Securities Dealers, Inc. Filing Fee       1,000*
  Printing Expenses                                                13,000
  Fees of Certified Public Accountants                              6,000
  Blue Sky Expenses (Excluding Legal Fees)                          5,000
  Fees of Legal Counsel                                            40,200
  Escrow Fees                                                       1,000
  Miscellaneous Offering Costs                                      2,076
          Total                                                   $70,000

* Indicates not an estimated amount. See definition of Offering Expenses to Appendix I of the Prospectus.

Item 14. Indemnification of Directors and Officers.


(a) Article X, particularly Section 10.4 of the Limited Partnership
Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the Exoneration and Indemnification of the General Partner, its affiliates and its directors, officers and controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of the General Partner (Pacult Asset Management, Inc.) or its affiliates, directors, officers and controlling persons. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership; provided, however, any advance of funds to the General Partner to pay such costs and expenses must be preceded by all of the following: (i) a determination by the General Partner that, in good faith, the course of conduct which caused the loss of liability was in the best interests of the Partnership; and, (ii) the General Partner was acting on behalf of or performing services for the Partnership; and, (iii) such asserted claim or liability or loss to the claimant was not the result of negligence or misconduct by the General Partner; and, (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners. No indemnification now exists in favor of the General Partner, the Selling Agent, or any other party for any past actions. All indemnification speaks to future operation after the closing upon the sale of the Minimum. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of legal action initiated against the General Partner by any other Partner to claim a violation of the Federal or state securities laws are prohibited.

(b) The Selling Agreement between World Invest Corporation and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to World Invest Corporation and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Article X, Section 10.4 (b) and (e).

(c) The clearing agreement with The Chicago Corporation, at paragraph 20, provides for indemnification from the Partnership to The Chicago Corporation, including reasonable outside and in-house attorney's fees, incurred by The Chicago Corporation arising out of any failure of the Partnership to perform its duties under the clearing agreement.

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling Agreement or the Clearing Agreement.


Item 15. Recent Sales of Unregistered Securities.

The General Partner and the initial Limited Partner, the sole principal of the General Partner, each acquired a limited partnership interest (a "Unit") in the Partnership for $1,000 per Unit on December 12, 1994, to legally permit the filing of a Certificate of Limited Partnership for the Registrant.

The sale of these Units were exempt   from registration under the Securities
Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with these sales and no other offeree or purchaser
was solicited.  There have been no other unregistered sales of Units.   The
Limited Partner has the right, but not the obligation, to surrender her Unit, once the Minimum is sold but before the Partnership commences operation, at
the face amount of $1,000 which she contributed to the Partnership.   In the
event she elects to remains a Limited Partner, she will have the same rights and obligations as all other Limited Partners.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

	 (a)	Exhibits.

Exhibit
Number    Description of Document                                               Date Filed

(1) - 01  Selling Agreement dated March 12, 1996, among the Partnership, the
          General Partner, and World Invest Corporation, the Broker/Dealer.     March 12, 1996
(2)       None
(3) - 01  Articles of Incorporation of the General Partner                      August 28, 1995
(3) - 02  By-Laws of the General Partner                                        August 28, 1995
(3) - 03  Board Resolution of General Partner to authorize formation of
          Indiana Limited Partnership                                           August 28, 1995
(3) - 04  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(3) - 05  Indiana Secretary of State acknowledgment of filing of Certificate
          of Limited Partnership                                                April 11, 1996
(3) - 06  Certificate of Limited Partnership, Designation of Registered Agent
          and Certificate of Initial Capital filed with the Indiana Secretary
          of State on January 12, 1996                                          April 11, 1996

                                     2

(4) - 01  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(5) - 01  Opinion of The Scott Law Firm relating to the legality of the
          Partnership Units.                                                    August 28, 1995
(6)       Not Applicable
(7)       Not Applicable
(8) - 01  Opinion of The Scott Law Firm with respect to Federal income tax
          consequences.                                                         March 12, 1996
(9)       None
(10) - 01 Form of Advisory Agreement between the Partnership and the CTA
          (included as Exhibit F to the Prospectus)                             August 28, 1995
(10) - 02 Form of New Account Agreement between the Partnership and the FCM     March 12, 1996
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).                            March 12, 1996
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the
          Partnership.  (included as Exhibit E to the Prospectus).              August 28, 1995
(10) - 05 Introducing Broker Clearing Agreement dated the 19th day of October,
          1995, by and between The Chicago Corporation as futures commission merchant (the "FCM") and Futures Investment Co. as introducing
          broker (the "IB")                                                     April 11, 1996
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants      July 17, 1996
(23) - 02 Consent of James Hepner, Certified Public Accountant                  August 28, 1995
(23) - 03 Consent of The Scott Law Firm.                                        July 17, 1996
(23) - 04 Consent of Michael J. Frischmeyer, CTA                                July 17, 1996
(23) - 05 Consent of World Invest Corporation                                   July 17, 1996
(23) - 06 Consent of Escrow Agent                                               August 28, 1995
(23) - 07 Consent of The Chicago Corporation                                    June 7, 1996
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital                        April 11, 1996
(99) - 02 Representative's Agreement between World Invest Corporation and
          Shira Del Pacult dated December 10, 1992                              June 7, 1996

	(b)	Financial Statement Schedules.

	No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The General Partner has provided an indemnification to World
Invest Corporation, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to World Invest Corporation.

Insofar as indemnification for liabilities under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act
of 1933 and is, therefore, unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

******************************************************************************
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont in the State of Indiana on the 16th day of July, 1996.

PACULT ASSET MANAGEMENT, INC.          FREMONT FUND
                                       BY PACULT ASSET MANAGEMENT, INC.
                                       GENERAL PARTNER


By: MS. SHIRA PACULT                   By: MS. SHIRA PACULT
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment No. 4 has been signed below by the following person on behalf of Pacult Asset Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.


    MS. SHIRA PACULT
    MS. SHIRA PACULT                   Date:  July 17, 1996
    PRESIDENT



(Being the principal executive officer, the principal financial and accounting officer and the sole director of Pacult Asset Management, Inc., General Partner of the Fund)